                                                                 CONFORMED COPY
-------------------------------------------------------------------------------


                              HEXCEL CORPORATION
                                     AND
                         CERTAIN OF ITS SUBSIDIARIES


                          _________________________


                  $900,000,000 SYNDICATED CREDIT FACILITIES
                   $10,000,000 EUROPEAN OVERDRAFT FACILITY

                          _________________________


                         SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 15, 1998

                          _________________________





                         CREDIT SUISSE FIRST BOSTON,
                  as Administrative Agent and Lead Arranger


                               CITIBANK, N.A.,
                             as Documentation Agent


    CREDIT | FIRST
    SUISSE | BOSTON                                                      [LOGO]
-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.2    Other Definitional Provisions. . . . . . . . . . . . . . . . . . . .   30

SECTION 2.  AMOUNT AND TERMS OF TRANCHE A LOAN COMMITMENTS . . . . . . . . . . .   30
     2.1    Tranche A Term Loans . . . . . . . . . . . . . . . . . . . . . . . .   30
     2.2    Procedure for Tranche A Loan Borrowing . . . . . . . . . . . . . . .   31
     2.3    Amortization of Tranche A Loans. . . . . . . . . . . . . . . . . . .   31
     2.4    Use of Proceeds of Tranche A Loans . . . . . . . . . . . . . . . . .   31

SECTION 3.  AMOUNT AND TERMS OF TRANCHE B LOAN COMMITMENTS . . . . . . . . . . .   31
     3.1    Tranche B Term Loans . . . . . . . . . . . . . . . . . . . . . . . .   31
     3.2    Procedure for Tranche B Loan Borrowing . . . . . . . . . . . . . . .   32
     3.3    Amortization of Tranche B Loans. . . . . . . . . . . . . . . . . . .   32
     3.4    Use of Proceeds of Tranche B Loans . . . . . . . . . . . . . . . . .   32

SECTION 4.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS . . . . . . . . . .   32
     4.1    Revolving Credit Commitments . . . . . . . . . . . . . . . . . . . .   32
     4.2    Procedure for Revolving Credit Borrowing . . . . . . . . . . . . . .   33
     4.3    Use of Proceeds of Revolving Credit Loans. . . . . . . . . . . . . .   33

SECTION 5.  AMOUNT AND TERMS OF DOMESTIC LETTER OF CREDIT SUB-FACILITY . . . . .   34
     5.1    L/C Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     5.2    Procedure for Issuance of Domestic Letters of Credit . . . . . . . .   35
     5.3    Fees, Commissions and Other Charges. . . . . . . . . . . . . . . . .   35
     5.4    L/C Participations . . . . . . . . . . . . . . . . . . . . . . . . .   36
     5.5    Reimbursement Obligation of the Company. . . . . . . . . . . . . . .   37
     5.6    Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . .   37
     5.7    Domestic Letter of Credit Payments . . . . . . . . . . . . . . . . .   38
     5.8    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     5.9    Issuing Lender Reporting Requirements. . . . . . . . . . . . . . . .   38
     5.10   Transitional Provisions. . . . . . . . . . . . . . . . . . . . . . .   39

SECTION 6.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY. . . . . . . . . . . . .   39
     6.1    Swing Line Commitments . . . . . . . . . . . . . . . . . . . . . . .   39
     6.2    Procedure for Swing Line Loan Borrowing. . . . . . . . . . . . . . .   39
     6.3    Refunding of Swing Line Loans. . . . . . . . . . . . . . . . . . . .   40
     6.4    Unconditional Obligation to Refund Swing Line Loans. . . . . . . . .   41
     6.5    Use of Proceeds of Swing Line Loans. . . . . . . . . . . . . . . . .   41

SECTION 7.  AMOUNTS AND TERMS OF EUROPEAN FACILITY . . . . . . . . . . . . . . .   41
     7.1    European Revolving Credit Facility . . . . . . . . . . . . . . . . .   41
     7.2    Procedure for Borrowing Syndicated European Loans. . . . . . . . . .   42
     7.3    Procedure for Borrowing Local European Loans . . . . . . . . . . . .   43
     7.4    Contingent Currency Conversion . . . . . . . . . . . . . . . . . . .   43
     7.5    Matters Relating to Local European Loans . . . . . . . . . . . . . .   44
     7.6    Use of Proceeds of European Revolving Loans. . . . . . . . . . . . .   46


                                                                                 Page
                                                                                 ----
     7.7    Termination of Foreign Borrower Status . . . . . . . . . . . . . . .   46
     7.8    Resignation of Local Lender. . . . . . . . . . . . . . . . . . . . .   46
     7.9    Designation of Additional Foreign Borrowers. . . . . . . . . . . . .   47
     7.10   Reporting by Local Lenders . . . . . . . . . . . . . . . . . . . . .   48
     7.11   Adjustment of European Loan Commitment . . . . . . . . . . . . . . .   48

SECTION 8.  AMOUNT AND TERMS OF EUROPEAN LETTER OF CREDIT SUB-FACILITY . . . . .   49
     8.1    European L/C Commitment. . . . . . . . . . . . . . . . . . . . . . .   49
     8.2    Procedure for Issuance of European Letters of Credit . . . . . . . .   50
     8.3    Fees, Commissions and Other Charges. . . . . . . . . . . . . . . . .   50
     8.4    L/C Participations . . . . . . . . . . . . . . . . . . . . . . . . .   51
     8.5    Reimbursement Obligation of the Borrowers. . . . . . . . . . . . . .   52
     8.6    Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . .   52
     8.7    European Letter of Credit Payments . . . . . . . . . . . . . . . . .   53
     8.8    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
     8.9    Issuing Lender Reporting Requirements. . . . . . . . . . . . . . . .   53
     8.10   Transitional Provisions. . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 9.  AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT FACILITY . . . . . . . . . .   54
     9.1    European Overdraft Facility. . . . . . . . . . . . . . . . . . . . .   54
     9.2    Making of European Overdraft Loans . . . . . . . . . . . . . . . . .   54
     9.3    Repayment of European Overdraft Loans. . . . . . . . . . . . . . . .   55
     9.4    Use of Proceeds of European Overdraft Loans. . . . . . . . . . . . .   55
     9.5    Adjustment of European Overdraft Commitment. . . . . . . . . . . . .   55

SECTION 10. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS .   55
     10.1   Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . . . .   55
     10.2   Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
     10.3   Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . .   57
     10.4   Optional Termination or Reduction of Commitment. . . . . . . . . . .   58
     10.5   Mandatory Reduction of Commitments and Prepayments . . . . . . . . .   58
     10.6   Conversion and Continuation Options. . . . . . . . . . . . . . . . .   61
     10.7   Minimum Amounts and Maximum Number of Tranches . . . . . . . . . . .   62
     10.8   Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . .   62
     10.9   Computation of Interest and Fees . . . . . . . . . . . . . . . . . .   63
     10.10  Inability to Determine Interest Rate . . . . . . . . . . . . . . . .   64
     10.11  Pro Rata Treatment and Payments. . . . . . . . . . . . . . . . . . .   64
     10.12  Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
     10.13  Requirements of Law. . . . . . . . . . . . . . . . . . . . . . . . .   66
     10.14  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
     10.15  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
     10.16  Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
     10.17  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . .   70
     10.18  Overall Interest Rate for French Law . . . . . . . . . . . . . . . .   71
     10.19  Additional Action in Certain Events. . . . . . . . . . . . . . . . .   71
     10.20  European Monetary Union. . . . . . . . . . . . . . . . . . . . . . .   72

SECTION 11. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . .   72


                                     -ii-

                                                                                 Page
                                                                                 ----
     11.1   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . .   73
     11.2   No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     11.3   Pro Forma Balance Sheet. . . . . . . . . . . . . . . . . . . . . . .   74
     11.4   Corporate Existence; Compliance with Law . . . . . . . . . . . . . .   74
     11.5   Corporate Power; Authorization; Enforceable Obligations. . . . . . .   75
     11.6   No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
     11.7   No Material Litigation . . . . . . . . . . . . . . . . . . . . . . .   75
     11.8   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
     11.9   Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . .   76
     11.10  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .   76
     11.11  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
     11.12  Federal Regulations. . . . . . . . . . . . . . . . . . . . . . . . .   76
     11.13  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . .   76
     11.14  Investment Company Act; Other Regulations. . . . . . . . . . . . . .   77
     11.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
     11.16  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .   77
     11.17  Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . .   79
     11.18  Accuracy and Completeness of Information . . . . . . . . . . . . . .   79
     11.19  Projections. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
     11.20  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
     11.21  Government Contracts . . . . . . . . . . . . . . . . . . . . . . . .   80
     11.22  Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

SECTION 12. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . .   81
     12.1   Conditions to Initial Loans. . . . . . . . . . . . . . . . . . . . .   81
     12.2   Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . . . .   84

SECTION 13. AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .   84
     13.1   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .   85
     13.2   Certificates; Other Information. . . . . . . . . . . . . . . . . . .   85
     13.3   Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . .   86
     13.4   Conduct of Business and Maintenance of Existence . . . . . . . . . .   86
     13.5   Maintenance of Property; Insurance . . . . . . . . . . . . . . . . .   87
     13.6   Inspection of Property; Books and Records; Discussions . . . . . . .   87
     13.7   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
     13.8   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .   88
     13.9   Additional Collateral. . . . . . . . . . . . . . . . . . . . . . . .   88

SECTION 14. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .   89
     14.1   Financial Condition Covenants. . . . . . . . . . . . . . . . . . . .   89
     14.2   Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . .   90
     14.3   Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . . .   92
     14.4   Limitation on Guarantee Obligations. . . . . . . . . . . . . . . . .   94
     14.5   Limitation on Fundamental Changes. . . . . . . . . . . . . . . . . .   95
     14.6   Limitation on Sale of Assets . . . . . . . . . . . . . . . . . . . .   95
     14.7   Limitation on Restricted Payments. . . . . . . . . . . . . . . . . .   97
     14.8   Limitation on Investments. . . . . . . . . . . . . . . . . . . . . .   97
     14.9   Limitation on Transactions with Affiliates . . . . . . . . . . . . .   98
     14.10  Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . .   99
     14.11  Limitation on Changes in Fiscal Year or Accounting Treatment . . . .   99
     14.12  Limitation on Negative Pledge Clauses. . . . . . . . . . . . . . . .   99


                                    -iii-

     14.13  Limitation on Lines of Business. . . . . . . . . . . . . . . . . . .   99
     14.14  Limitation on Modification of Agreements and Payments on Account of
            Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
     14.15  No New Restrictions on Subsidiary Dividends. . . . . . . . . . . . .  100

SECTION 15. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . .  101

SECTION 16. THE ADMINISTRATIVE AGENT AND THE DOCUMENTATION AGENT . . . . . . . .  104
     16.1   Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
     16.2   Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . .  105
     16.3   Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . .  105
     16.4   Reliance by Administrative Agent and Documentation Agent . . . . . .  105
     16.5   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . .  106
     16.6   Non-Reliance on Administrative Agent, Documentation Agent and Other
            Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
     16.7   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  107
     16.8   Agents in their Individual Capacities. . . . . . . . . . . . . . . .  107
     16.9   Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . . .  107

SECTION 17. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
     17.1   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .  108
     17.2   Release of Collateral. . . . . . . . . . . . . . . . . . . . . . . .  109
     17.3   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
     17.4   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . .  111
     17.5   Survival of Representations and Warranties . . . . . . . . . . . . .  111
     17.6   Payment of Expenses and Taxes. . . . . . . . . . . . . . . . . . . .  111
     17.7   Successors and Assigns; Participations and Assignments . . . . . . .  112
     17.8   Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . .  115
     17.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
     17.10  Certain Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . .  116
     17.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
     17.12  Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
     17.13  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
     17.14  Submission To Jurisdiction; Waivers. . . . . . . . . . . . . . . . .  117
     17.15  Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . .  118
     17.16  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . .  119
     17.17  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .  119
     17.18  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . . .  119
     17.19  Delayed Funding of European Revolving Loans. . . . . . . . . . . . .  120

                                  SCHEDULES
                                  ---------

Schedule I               Lenders; Commitments
Schedule II              Addresses for Notices
Schedule 5.10            Existing Domestic Letters of Credit
Schedule 8.10            Existing European Letters of Credit
Schedule 10.5            Permitted Property Sales and Estimated Net Proceeds
Schedule 11.5            Approvals
Schedule 11.7            Existing Litigation


                                    -iv-

Schedule 11.15           Subsidiaries
Schedule 11.16           Environmental Matters
Schedule 12.1            International Counsel
Schedule 14.2            Indebtedness
Schedule 14.3            Liens
Schedule 14.4            Guarantee Obligations
Schedule 14.9            Permitted Transactions with Affiliates
Schedule 14.14           Permitted Payments of Indebtedness

                                   EXHIBITS
                                   --------

Exhibit A-1              Form of Tranche A Note
Exhibit A-2              Form of Tranche B Note
Exhibit A-3              Form of Revolving Credit Note
Exhibit A-4              Form of Swing Line Note
Exhibit B                Form of Collateral Agreement
Exhibit C                Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
                         LLP
Exhibit D-1              Form of Notice of Borrowing (Drawings)
Exhibit D-2              Form of Notice of Borrowing (Conversions)
Exhibit D-3              Form of Notice of Borrowing (Continuations)
Exhibit E                Form of Assignment and Acceptance
Exhibit F                Form of Compliance Certificate
Exhibit G                Form of Additional Borrower Joinder Agreement
Exhibit H                Form of Local Lender Joinder Agreement
Exhibit I                Form of Exemption Certificate

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 15, 1998, among:

(a) HEXCEL CORPORATION, a Delaware corporation (with its successors and permitted assigns, the "COMPANY");

(b) the FOREIGN BORROWERS from time to time parties hereto (together with the Company, the "BORROWERS");

(c)  the LENDERS from time to time parties hereto;

(d) CITIBANK, N.A., a national banking association, as documentation agent (the "DOCUMENTATION AGENT"); and

(e) CREDIT SUISSE FIRST BOSTON, a Swiss banking association ("CSFB"), as lead arranger (in such capacity, the "ARRANGER") and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

                                 W I T N E S S E T H:

          WHEREAS, the Company was a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "FIRST AGREEMENT"), with the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as collateral agent, and CSFB, as administrative agent;

          WHEREAS, the First Agreement was superseded by the Amended and Restated Credit Agreement, dated as of March 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "EXISTING AGREEMENT"), among the Company, the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as collateral agent, Citicorp Securities, Inc., as syndication agent, CSFB, as documentation agent and CSFB, as administrative agent;

          WHEREAS, the Company has requested that the Existing Agreement be amended as more fully described herein;

          WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended;

          WHEREAS, each of the Lenders and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement agree that the Existing Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:


                               SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate PER ANNUM equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR LOANS": Loans (including, without limitation, Swing Line Loans) the rate of interest applicable to which is based upon the ABR.

          "ACQUIRED BUSINESSES": the assets acquired pursuant to the Acquisition.

          "ACQUISITION": the acquisition by AcquisitionCo and its Subsidiaries of substantially all of the assets (other than certain fixed assets, equipment and real property) of Clark-Schwebel Holdings, Inc. and its Subsidiaries pursuant to the CS Asset Purchase Agreement.

          "ACQUISITIONCO": Clark-Schwebel Holding Corp., a Delaware corporation and a Wholly-owned Subsidiary of the Company, and any successors thereto.

          "ADDITIONAL BORROWER":  as defined in subsection 7.9(a).

          "ADDITIONAL BORROWER JOINDER AGREEMENT": an Additional Borrower Joinder Agreement, substantially in the form of Exhibit G, delivered pursuant to subsection 7.9(b).

          "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; PROVIDED that Hexcel Foundation shall be deemed not to be an "Affiliate" of the Company or any of its Subsidiaries during such time as Hexcel Foundation maintains its status as a not-for-profit corporation for purposes of California law.

          "AGGREGATE COMMITMENT": the collective reference to the Aggregate Tranche A Loan Commitment (or, after the Closing Date, the aggregate principal amount of Tranche A Loans then outstanding and any availability for the borrowing of Subsequent Tranche A Loans), the Aggregate Tranche B Loan Commitment (or, after the Closing Date, the aggregate principal amount of Tranche B Loans then outstanding), the Aggregate Revolving Credit Commitment and the Aggregate European Loan Commitment.

          "AGGREGATE EUROPEAN LOAN COMMITMENT": $100,000,000, as such amount may be adjusted from time to time pursuant to this Agreement.

          "AGGREGATE OUTSTANDING EUROPEAN EXTENSIONS OF CREDIT": as to any European Lender at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Syndicated European Loans made by such European Lender and (b) such European Lender's

     European Commitment Percentage of the European L/C Obligations and Local European Loans then outstanding.

          "AGGREGATE OUTSTANDING RC EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans made by such Revolving Credit Lender and (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Domestic L/C Obligations and Swing Line Loans then outstanding.

          "AGGREGATE REVOLVING CREDIT COMMITMENT": $250,000,000, as such amount may be adjusted from time to time pursuant to this Agreement.

          "AGGREGATE TRANCHE A LOAN COMMITMENT": $275,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "AGGREGATE TRANCHE B LOAN COMMITMENT": $275,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE FACILITY FEE RATE": for each day, the rate per annum set forth below opposite the Leverage Ratio then in effect:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                    Leverage Ratio                             Facility Fee
---------------------------------------------------------   -------------------
         Greater than or equal to 4.5 to 1.0                     50.0 b.p.
  Greater than or equal to 4.0 to 1.0, but less than             37.5 b.p.
                      4.5 to 1.0
  Greater than or equal to 3.5 to 1.0, but less than             35.0 b.p.
                      4.0 to 1.0
  Greater than or equal to 3.0 to 1.0, but less than             30.0 b.p.
                      3.5 to 1.0
  Greater than or equal to 2.5 to 1.0, but less than             25.0 b.p.
                      3.0 to 1.0
                 Less than 2.5 to 1.0                            22.5 b.p.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     ; PROVIDED that, until the date which is the last day of the second complete fiscal quarter to end after the Closing Date, the Leverage Ratio shall (for purposes of this definition only) be deemed to be greater than
     4.0 to 1.0, but less than 4.5 to 1.0.
          "APPLICABLE MARGIN": for each day, the rate per annum set forth under the relevant column heading below opposite the Leverage Ratio then in effect:

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Applicable Margin
                                                       ----------------------------------------------------------------------------

                                                                               4

                                                       ----------------------------------------------------------------------------
                                                                  Tranche A Loans
                                                              Revolving Credit Loans
                                                                 Swing Line Loans
                                                             European Revolving Loans                      Tranche B Loans
                                                       ---------------------------------           -------------------------------
                 Leverage Ratio                        Eurocurrency Loans      ABR Loans           Eurocurrency Loans    ABR Loans
----------------------------------------------         ------------------      ---------           ------------------    ---------
      Greater than or equal to 4.5 to 1.0                   175 b.p.            75 b.p.                 225 b.p.          125 b.p.
 Greater than or equal to 4.0 to 1.0, but less              150 b.p.            50  b.p.                200 b.p.          100 b.p.
                than 4.5 to 1.0
 Greater than or equal to 3.5 to 1.0, but less              125 b.p.            25 b.p.                 200 b.p.          100 b.p.
                than 4.0 to 1.0
 Greater than or equal to 3.0 to 1.0, but less              100 b.p.             0 b.p.                 175 b.p.          75 b.p.
                than 3.5 to 1.0
 Greater than or equal to 2.5 to 1.0, but less              87.5 b.p.            0 b.p.                 175 b.p.          75 b.p.
                than 3.0 to 1.0
              Less than 2.5 to 1.0                           75 b.p.             0 b.p.                 175 b.p.          75 b.p.
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing:

          (a) until the date which is the last day of the second complete fiscal quarter to end after the Closing Date, the Leverage Ratio shall (for purposes of this definition only) be deemed to be greater than 4.0 to 1.0, but less than 4.5 to 1.0;

          (b) the "Applicable Margin" from time to time for Swing Line Loans shall be the same as the "Applicable Margin" then in effect for ABR Loans;

          (c) the "Applicable Margin" from time to time for Eurocurrency Loans denominated in Optional Currencies shall be increased by any additional "associated reserve costs" (or analogous costs) not otherwise included in the Eurocurrency Rate;

          (d) the margins set forth above for Revolving Credit Loans, European Revolving Loans, Swing Line Loans, European Overdraft Loans and for purposes of calculating fees on Letters of Credit shall be reduced by the Applicable Facility Fee Rate then in effect; PROVIDED that the margin for ABR Loans shall not be less than zero;

          (e) for periods prior to the completion of four complete fiscal quarters following the Closing Date, the Leverage Ratio will be determined based upon PRO FORMA, combined EBITDA and indebtedness of the Company and its Subsidiaries (including, without limitation, those acquired pursuant to the Acquisition).

          "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

          "APPROVED FUND": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate which is under common institutional control with such investment advisor.

          "ASSIGNEE":  as defined in subsection 17.7(c).

          "ASSIGNMENT AGREEMENT": the Assignment and Agreement, dated as of September 15, 1998, made by the signatories thereto in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "AVAILABLE EUROPEAN LOAN COMMITMENT": as to any European Lender, at any time, an amount equal to the excess, if any, of (a) such European Lender's European Loan Commitment over (b) the sum of (i) such European Lender's Aggregate Outstanding European Extensions of Credit, (ii) such European Lender's European Commitment Percentage of the amount equal to 29% of the Reserved Proceeds then outstanding and (iii) the aggregate principal amount of Indebtedness outstanding in reliance upon the provisions of subsection 14.2(g).

          "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit Commitment over (b) the sum of
     (i) such Revolving Credit Lender's Aggregate Outstanding RC Extensions of Credit and (ii) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount equal to 71% of the Reserved Proceeds then outstanding.

          "BANKRUPTCY EVENT":  any event described in Section 15(f)(i) or (ii).

          "BORROWERS":  as defined in the preamble hereto.

          "BORROWING DATE": any Business Day specified in a Notice of Borrowing pursuant to subsection 2.2, 3.2, 4.2, 5.2, 6.2, 7.2, 7.3, 8.2 or 9.2 as a
     date on which the relevant Borrower requests one or more of the Lenders to make Loans hereunder.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York and:

     (a) in the case of Eurocurrency Loans, in London, England and in the case of Loans denominated in (i) Austrian shillings, in Vienna, Austria,
          (ii) Belgian francs, in Brussels, Belgium, (iii) Dutch guilders, in Amsterdam, The Netherlands, (iv) French francs, in Lyon, France, (v) German marks, in Frankfurt-am-Main, Germany, (vi) Italian lire, in Milan, Italy, (vii) Spanish pesetas, in Madrid, Spain, and (viii) any other currency (including, without limitation, the Euro), the principal financial center of the jurisdiction in which such Loan is being made;

     (b) in the case of any Local European Loan, in the jurisdiction of the relevant Local Lender; and

     (c) in the case of Letter of Credit transactions for a particular Issuing Lender, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

          "CAPITAL EXPENDITURE": an expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations); PROVIDED, that (i) Capital Expenditures shall include (A) that portion of Financing Leases (other than the Lease Agreement and any Financing Leases of Interglas which are in existence on the date that Interglas becomes a Subsidiary of the Company) which is incurred and capitalized on the balance sheet of the Company and its Subsidiaries and (B) expenditures for equipment that is purchased simultaneously with the trade-in or disposal of existing equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased equipment exceeds the actual value attributed to such equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

     "CERCLIS" is defined in subsection 11.16(f).

     "CHANGE OF CONTROL" means the occurrence of any of the following events:

     (i) (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act, but other than Specialty Chemicals and its Affiliates) beneficially owns, directly or indirectly, more than 25% of the total voting power of the voting stock of the Company and (B) the total voting power of the voting stock of the Company beneficially owned by such "person" exceeds that which is beneficially owned by the Specialty Chemicals and its Affiliates; or

    (ii) at any time, individuals who constitute the Board of Directors of the Company on the date hereof (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to the Governance Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "CHEMICAL HOLDINGS" means Ciba Specialty Chemical Holding Inc., a Swiss corporation, and its successors.

     "CLOSING DATE": the date on which the conditions precedent set forth in subsection 12.1 shall be satisfied.

     "CODE":  the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document (it being understood that, on the Closing Date, the only such assets constituting "Collateral" shall be Capital Stock).

     "COLLATERAL AGREEMENT": the Collateral Agreement to be executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

     "COMMERCIAL DOMESTIC LETTER OF CREDIT":  as defined in subsection 5.1(b).

     "COMMERCIAL EUROPEAN LETTER OF CREDIT":  as defined in subsection 8.1(b).

     "COMMERCIAL LETTER OF CREDIT": a Commercial Domestic Letter of Credit or a Commercial European Letter of Credit, as the context shall require.

     "COMMITMENT": as to any Lender, its Tranche A Loan Commitment, its Tranche B Loan Commitment, its Revolving Credit Commitment or its European Loan Commitment, as the context shall require.

     "COMMITMENT PERCENTAGE": as to any Lender, its Tranche A Loan Commitment Percentage, its Tranche B Commitment Percentage, its Revolving Credit Commitment Percentage or its European Commitment Percentage, as the context shall require.

     "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which both the Aggregate Revolving Credit Commitment and the Aggregate European Loan Commitment shall terminate as provided herein.

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "COMPANY":  as defined in the preamble.

     "CONTAMINANT" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined under Environmental, Health or Safety Requirements of Law.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CREDIT DOCUMENTS": this Agreement, the Notes, the Applications and the Security Documents.

     "CREDIT PARTIES": the Company and each of its Subsidiaries (including, without limitation, each Foreign Borrower) which is a party to a Credit Document.

     "CS ASSET PURCHASE AGREEMENT": the Asset Purchase Agreement, dated as of July 25, 1998, among Stamford CS Acquisition Corp., Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc. and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsections 12.1(c) and 14.14.

     "CSFB":  as defined in the preamble.

     "CURRENCY CONVERSION NOTICE":  as defined in subsection 7.4(a).

     "DEFAULT": any of the events specified in Section 15, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DIC": the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc., pursuant to that certain Parent Company Agreement dated as of April 17, 1990 (as amended) under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc. (Wholly-owned Subsidiaries of the Company and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 (as amended) pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a Wholly-owned Subsidiary of HDP.

     "DOCUMENTATION AGENT":  as defined in the preamble hereto.

     "DOLLAR EQUIVALENT" means, with respect to any Optional Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 12:00 noon (New York time) on the last Business Day of the most recently completed calendar quarter (or, if the Administrative Agent so elects or any European Lender so requests, on the date of determination), to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Optional Currency.

     "DOLLARS" and "$": dollars in lawful currency of the United States of America.

     "DOMESTIC L/C COMMITMENT":  $10,000,000.

     "DOMESTIC L/C OBLIGATIONS":  at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Domestic Letters of Credit and (b) the aggregate amount of drawings under the Domestic Letters of Credit which have not then been reimbursed pursuant to subsection 5.5.

     "DOMESTIC LETTER OF CREDIT":  as defined in subsection 5.1(a).

     "DOMESTIC SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

     "EBITDA": for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income, (B) depreciation and amortization expense, (C) total Interest Expense, (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges and business acquisition and consolidation expenses) and other nonoperating expenses that have been deducted in the determination of such Net Income, MINUS (ii) the sum of (A) extraordinary gains not already excluded from the determination of such Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuation, GAAP valuation or sale of securities) and (B) interest and other nonoperating income.

     "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and, if such Eligible Assignee is to be a Revolving Credit Lender, European Lender or, during such time as the Subsequent Tranche A Loan remains available, a Tranche A Lender, having total assets in excess of $5,000,000,000; (ii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent, that is regularly engaged in making, purchasing or investing in loans and, if such Eligible Assignee is to be a Revolving Credit Lender, European Lender or, during such time as the Subsequent Tranche A Loan remains available, a Tranche A Lender, having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States or any State thereof that has a net worth, determined in accordance with GAAP, in excess of $500,000,000;
(iv) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, as long as such bank is acting through a branch or agency located in the country in which it is organized, in the Cayman Islands or in another country that is also a member of the OECD; or
(v) the central bank of any country that is a member of the OECD; and, in each case, is capable of making Loans in accordance with the terms hereof both in the United States and (if such Eligible Assignee is to be a European Lender) in each country in which an Optional Currency is the national currency.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, European Union, United States federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements of Law, each as from time to time hereafter in effect.

     "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety
Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that, for environmental reasons, conditions, restricts, prohibits or requires any notification, Remedial Action or disclosure triggered by the closure of any Property, the transfer, sale or lease of any Property or deed or title for any Property or any change in the direct or indirect ownership or control of any Property, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Transfer Acts".

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EURO": the single currency of participating member states of the European Union.

     "EUROCURRENCY BASE RATE": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Dollars or the relevant Optional Currency (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); PROVIDED that (x) with respect to any European Overdraft Loans or any other Eurocurrency Loan having an Interest Period of seven (7) days or (y) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurocurrency Base Rate" shall be the interest rate per annum determined by the Administrative Agent (or, in the case of the European Overdraft Loans, by the European Overdraft Lender) to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Optional Currency are offered to major banks in the London interbank market in London, England by CSFB at approximately 11:00 a.m.

(London time) on the date which is two Business Days prior to the beginning of such Interest Period.

     "EUROCURRENCY LOANS": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

     "EUROCURRENCY RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%, if the Eurocurrency Reserve Requirements are greater than zero):

                         Eurocurrency Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

     "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

     "EUROPEAN COMMITMENT PERCENTAGE": as to any European Lender at any time, the percentage which such European Lender's European Loan Commitment then constitutes of the Aggregate European Loan Commitment (or, at any time after the Aggregate European Loan Commitment shall have expired or terminated, the European Commitment Percentage of such European Lender immediately prior to such expiry or termination).

     "EUROPEAN L/C COMMITMENT": $20,000,000 (or the Local Equivalent thereof).

     "EUROPEAN L/C OBLIGATIONS":  at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding European Letters of Credit and (b) the aggregate amount of drawings under the European Letters of Credit which have not then been reimbursed pursuant to subsection 8.5.

     "EUROPEAN LENDER": each bank or other financial institution holding a European Loan Commitment hereunder (or, after the last day of the Commitment Period, having any Aggregate Outstanding European Extensions of Credit hereunder); collectively, the "EUROPEAN LENDERS".

     "EUROPEAN LETTER OF CREDIT":  as defined in subsection 8.1(a).

     "EUROPEAN LOAN COMMITMENT": as to any European Lender, its obligation to make Syndicated European Loans to and/or issue or participate in Local European Loans and/or European Letters of Credit issued on behalf of the Borrowers hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such European Lender's name on Schedule I under the heading "European Loan Commitment".

     "EUROPEAN OVERDRAFT LENDER": Citibank, N.A. (and its successors and permitted assigns), in its capacity as the lender of the European Overdraft Loans.

     "EUROPEAN OVERDRAFT COMMITMENT": $10,000,000 (or the Local Equivalent thereof), as such amount may be adjusted from time to time in accordance with the provisions of subsection 9.5.

     "EUROPEAN OVERDRAFT LOANS":  as defined in subsection 9.1.

     "EUROPEAN REVOLVING LOANS":  as defined in subsection 7.1(a).

     "EVENT OF DEFAULT": any of the events specified in Section 15, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "EXCHANGE ACT": the Securities Exchange Act of 1934 (as amended from time to time) and any successor statute.

     "EXISTING AGREEMENT":  as defined in the recitals.

     "EXISTING TRANSACTION DOCUMENTS" means, collectively:

     (a) the Strategic Alliance Agreement, the Subordinated Ciba Notes, the Subordinated Ciba Notes Indenture, the Governance Agreement and all other agreements contemplated by, or entered into by the Company and its Subsidiaries pursuant to or in connection with, the Strategic Alliance Agreement;

     (b) the Asset Purchase Agreement relating to the acquisition by the Company of the assets constituting the composite products division of Hercules Incorporated and any other documents or agreements delivered thereunder or in connection therewith;

     (c) the Asset Purchase Agreement relating to the acquisition by the Company of the satellite division and certain other assets of Fiberite Holdings Inc. and any other documents or agreements delivered thereunder or in connection therewith; and

     (d) the CS Asset Purchase Agreement, the Lease Agreement and any other documents or agreements delivered thereunder or in connection therewith.

     "FACILITY": each of (a) the Tranche A Loan Commitments and the Tranche A Loans made thereunder (the "TRANCHE A LOAN FACILITY"), (b) the Tranche B Loan Commitments and the Tranche B Loans made thereunder (the "TRANCHE B LOAN FACILITY"), (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY") and (d) the European Loan Commitments and the extensions of credit made thereunder (the "EUROPEAN LOAN FACILITY").

     "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "FIXED CHARGES" means, for any period for any Person, the sum, without duplication, of the amounts for such period of (i) Interest Expense of such Person, (ii) the scheduled payments of principal on Indebtedness for borrowed money required to be paid during such period by such Person, including, without limitation, the principal component of Financing Lease obligations and (iii) cash dividends paid in respect of Capital Stock by such Person.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA of the Company and its Subsidiaries for the most recently completed period of four consecutive fiscal quarters, MINUS Capital Expenditures paid by the Company and its Subsidiaries during such period, PLUS Net Proceeds of asset sales received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Company and its Subsidiaries for such period.

     "FOREIGN BORROWERS": subject to the provisions of subsection 7.7, the collective reference to each of:

(i) Hexcel (U.K.) Limited, a corporation organized and existing under the laws of England and Wales ("HEXCEL-U.K.");

(ii) Hexcel Composites Limited, a corporation organized and existing under the laws of the United Kingdom ("COMPOSITES-UK");

(iii)  Hexcel S.A., a French societe anonyme ("HEXCEL-FRANCE");

(iv)   Hexcel Fabrics S.A., a French societe anonyme ("FABRICS-FRANCE");

(v)    Hexcel Composites S.A., a French societe anonyme ("COMPOSITES-FRANCE");

(vi) Hexcel Composites S.A., a company organized and existing under the laws of Belgium ("HEXCEL-BELGIUM");

(vii) Salver S.r.l., a limited liability company organized and existing under the laws of Italy ("SALVER");

(viii) Hexcel Composites GmbH, a company organized and existing under the laws of Austria ("COMPOSITES-AUSTRIA");

(ix) Hexcel Composites S.A., a corporation organized and existing under the laws of Spain ("HEXCEL-SPAIN");

(x) Hexcel Composites GmbH, a corporation organized and existing under the laws of Germany ("HEXCEL-GERMANY"); and

(xi) each other Foreign Borrower from time to time designated in accordance with the provisions of subsection 7.9.

     "FOREIGN BORROWER SUBLIMIT" means, with respect to (a) Composites-Austria, $2,000,000, (b) Salver, $4,000,000 and (c) each other Foreign Borrower, $35,000,000 (or, in each case, the Local Equivalent thereof), as any such amount may be modified from time to time for the relevant Foreign Borrower by the Company with the prior consent of the Administrative Agent and any affected Local Lender.

     "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to for the benefit of the employees of the Company or any Commonly Controlled Entity or any of the Company's Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "FOREIGN PENSION PLAN" means any Foreign Employee Benefit Plan that, under applicable local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

     "FOREIGN PLEDGE AGREEMENT": each pledge agreement (or analogous agreement) by and between the Company or a Domestic Subsidiary, as applicable, and the Documentation Agent pledging 65% of the ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) held directly by the Company or such Domestic Subsidiary (as the case may be) in each Material Subsidiary thereof that is a Foreign Subsidiary (other than Hexcel Chemical Products (U.K.) Limited, Hexcel Foreign Sales Corp. and Hexcel do Brasil Servicos S/C Ltda.), as each such pledge agreement may be amended, supplemented or otherwise modified from time to time.

     "FOREIGN SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

     "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; PROVIDED that, for purposes of determining compliance with the provisions of subsection 14.1, "GAAP" shall mean generally accepted account principles in the United States of America as in effect on December 31, 1997.

     "GOVERNANCE AGREEMENT" means the Governance Agreement dated as of February 29, 1996 by and between Chemical Holdings (as successor to Ciba-Geigy Limited) and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other similar obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
(b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "INDEBTEDNESS":  of any Person at any date (and without duplication),
     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
     (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; PROVIDED, HOWEVER, that
     (i) for purposes of calculating compliance with the financial covenants contained in subsection 14.1 only, the term "Indebtedness" shall include only such obligations which would be reflected in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and (ii) for purposes of Section 15(e) only, the term "Indebtedness" shall also include obligations under Interest Rate Agreements and obligations on account of currency hedging arrangements.

          "INITIAL INTERGLAS TRANSACTION": the acquisition by AcquisitionCo or any of its Subsidiaries of approximately 43.6% of the issued and outstanding Capital Stock of Interglas pursuant to the CS Asset Purchase Agreement.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT":  pertaining to a condition of Insolvency.

          "INTEREST COVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA of the Company and its Subsidiaries for such period to (b) total Interest Expense of the Company and its Subsidiaries for such period.

          "INTEREST EXPENSE": for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP: (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Financing Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, (w) amortization of discount, (x) capitalized debt issuance costs, (y) interest paid in property other than cash and (z) any other interest expense not payable in cash, MINUS (ii) any net payments received during such period under Interest Rate Agreements.

          "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the third Business Day of each January, April, July and October for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, (b) as to any Eurocurrency Loan (including, in any event, any European Overdraft Loan) having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan (including, in any event, any European Overdraft Loan) having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business
     Day) and the last day of such Interest Period; PROVIDED that interest payable on account of European Overdraft Loans shall be paid quarterly, on the last Business Day of each March, June, September and December.

          "INTEREST PERIOD":  with respect to any Eurocurrency Loan:

             (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter (or, unless any affected Lender shall object thereto, nine months or seven days thereafter), as selected by the relevant Borrower in its Notice of Borrowing given with respect thereto; and

             (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter (or, unless any affected Lender shall object thereto, nine months or seven days thereafter), as selected by the relevant Borrower by irrevocable notice to the Administrative Agent delivered by 11:00 a.m. (New York City time or, with respect to continuations of Loans denominated in Optional Currencies, London, England time) not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the relevant Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan;

     PROVIDED, FURTHER, that European Overdraft Loans shall have an Interest Period of one day.

          "INTEREST RATE AGREEMENT": any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Lender (or any Affiliate or Subsidiary thereof) which is designed to provide protection against fluctuations in interest rates, and any renewals thereof or substitutions therefor.

          "INTERGLAS":  CS Interglas AG, a German Aktiengesellschaft.

          "INTERGLAS TRANSACTION": the collective reference to the Initial Interglas Transaction and the Subsequent Interglas Transaction.

          "INVESTMENT": any (a) advance, loan, extension of credit or capital contribution to, (b) purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or similar investment in, or (c) for purposes of subsection 14.8(j) only, incurrence of any Guarantee Obligation with respect to obligations of, any Person.

          "ISSUING LENDER": with respect to any (a) Domestic Letter of Credit, CSFB or any other Revolving Credit Lender appointed by the Company (PROVIDED that such other Revolving Credit Lender is reasonably acceptable to the Administrative Agent and agrees to serve in the capacity of Issuing Lender), in its capacity as issuer thereof and (b) European Letter of Credit, CSFB or any other European Lender appointed by the Company (PROVIDED that such other European Lender is reasonably acceptable to the Administrative Agent and agrees to serve in the capacity of Issuing Lender), in its capacity as issuer thereof.

          "L/C FEE PAYMENT DATE": the last Business Day of each March, June, September, and December.

          "L/C OBLIGATIONS": at any time, the Domestic L/C Obligations or the European L/C Obligations, as the context may require.

          "L/C PARTICIPANTS": with respect to (a) any Domestic Letter of Credit, the collective reference to all the Revolving Credit Lenders, other than the Issuing Lender with respect thereto and (b) any European Letter of Credit, the collective reference to all the European Lenders, other than the Issuing Lender with respect thereto.

          "LEASE AGREEMENT": the Lease Agreement, dated as of a date on or about the Closing Date, between CSI Leasing Trust and Hexcel CS Corporation (to be renamed Clark-Schwebel Corporation on or about the Closing Date) as the same may be amended, supplemented or otherwise modified from time to time.

          "LENDERS": the collective reference to the Tranche A Lenders, the Tranche B Lenders, the Revolving Credit Lenders, the Swing Line Lender, the European Lenders, each Local Lender, the European Overdraft Lender and each Issuing Lender.

          "LETTER OF CREDIT": a Domestic Letter of Credit or a European Letter of Credit, as the context shall require.

          "LEVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the last day of such period to EBITDA of the Company and its Subsidiaries for such period.

          "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any Tranche A Loan, Tranche B Loan, Revolving Credit Loan, Swing Line Loan, European Revolving Loan or European Overdraft Loan, as the context shall require.

          "LOCAL EQUIVALENT" means, with respect to any amount of Dollars at the time of determination thereof, the equivalent of such currency in the relevant Optional Currency determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 11:00 a.m. (local time) on the date of determination, to prime banks in the jurisdiction of the principal market for the trading of the relevant Optional Currency for the spot purchase in such foreign exchange market of such amount of such Optional Currency with such amount of Dollars.

          "LOCAL EUROPEAN LOAN":  as defined in subsection 7.1(a)(ii).

          "LOCAL LENDER" means, with respect to Local European Loans borrowed by
     (a) Hexcel-Belgium, Credit Suisse First Boston, (b) Salver, Credit Suisse First Boston, (c) Composites-Austria, Credit Suisse First Boston, (d) Hexcel-Spain, Credit Suisse First Boston Aktiengesellschaft and (e) any Additional Borrower, the Lender (or Affiliate or Subsidiary thereof) which has delivered a Local Lender Joinder Agreement with respect to such Additional Lender, in each case in such Local Lender's capacity as the lender of such Local European Loans.

          "LOCAL LENDER JOINDER AGREEMENT": a Local Lender Joinder Agreement, substantially in the form of Exhibit H, delivered pursuant to subsection 7.8(b) or 7.9(b).

          "LOCAL LOAN BORROWER": each Foreign Borrower as to which a Local Lender has agreed to make Local European Loans (which, initially, shall be Hexcel-Belgium, Salver, Composites-Austria and Hexcel-Spain).

          "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Aggregate Outstanding RC Extensions of Credit or Aggregate Outstanding European Extensions of Credit, as the case may be, outstanding under such Facility (or, (i) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Aggregate Revolving Credit Commitments and (ii) in the case of the European Loan Facility, prior to any termination of the European Loan Commitments, the holders of more than 50% of the Aggregate European Loan Commitments).

          "MAJORITY LENDERS": at any time, the Revolving Credit Lenders, Tranche A Lenders, Tranche B Lenders and European Lenders (voting as a single class) having Commitments and (after the Closing Date) Tranche A Loans (and any availability for the borrowing of Subsequent Tranche A Loans) and Tranche B Loans which aggregate more than 50% of the Aggregate Commitment then in effect; PROVIDED that, in the event that the Aggregate Revolving Credit Commitment or the Aggregate European Loan Commitment shall have terminated, then the "Majority Lenders" shall be determined by reference to the Aggregate Outstanding RC Extensions of Credit of the Revolving Credit Lenders (rather than their Commitments) or the Aggregate Outstanding European Extensions of Credit of the European Lenders (rather than their Commitments), as the case may be.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers or of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Credit Documents or (iii) the ability of the Lenders, the Documentation Agent or the Administrative Agent to enforce any material provision of the Credit Documents.

          "MATERIAL SUBSIDIARY": each Foreign Borrower and each other Subsidiary of the Company that has assets or annual revenues in excess of $2,500,000.

          "MOODY'S":  Moody's Investors Service or any successor thereto.

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET INCOME" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

          "NET PROCEEDS": with respect to any Net Proceeds Event or series of related Net Proceeds Events in which the aggregate proceeds is in excess of $1,000,000 (or the Local Equivalent thereof), (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such Net Proceeds Event (other than any such proceeds of property which is subject to the Lease Agreement, to the extent that the Lease Agreement requires that such proceeds be applied in a manner other than that described in subsection 10.5 of this Agreement), MINUS (b) the sum, without duplication, of (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Company and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds, (ii) the amount of fees and commissions (including reasonable investment banking fees payable to Persons other than Affiliates of the Company) legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Company and its Subsidiaries, (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Company and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate) and (v) except with respect to a Net Proceeds Event of the type described in clause (c) of the definition of such term, the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof.

          "NET PROCEEDS EVENT": (a) the sale, transfer or other disposition by the Company or any of its Subsidiaries of any real or personal, tangible or intangible, property (including, without limitation, the sale or issuance of any Capital Stock, but other than inventory and obsolete or worn-out property which is sold, transferred or otherwise disposed of in the ordinary course of business and other than securities issued or sold in connection with director or employee stock option, stock purchase and incentive plans) of the Company or such Subsidiary to any Person (other than to the Company or any of its Subsidiaries), (b) the recovery by the Company and its Subsidiaries of amounts owing to them under property insurance policies and (c) the incurrence of any Indebtedness (other than Indebtedness incurred in reliance upon the provisions of clauses (a) through (j) or (l) of subsection 14.2) by the Company or any of its Subsidiaries.

          "NON-EXCLUDED TAXES":  as defined in subsection 10.14(a).

          "NOTE": a Tranche A Note, a Tranche B Note, a Revolving Credit Note or a Swing Line Note, as the context shall require; collectively, the "NOTES."

          "NOTICE OF BORROWING": with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit D-1,
     (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit D-2 and (c) any continuation of Eurocurrency Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit D-3 hereto.

          "NPL":  as defined in subsection 11.16(f).

          "OBLIGATIONS" means, to the extent arising hereunder, under the Notes, under any other Credit Document or under interest rate or currency hedging agreements, all Loans, advances, debts, liabilities and obligations owing by (as applicable) the Borrowers or any Domestic Subsidiary that has executed the Collateral Agreement to the Administrative Agent, any Lender, any Affiliate or Subsidiary of the Documentation Agent or any Lender or any Person entitled to indemnification pursuant to subsection 17.6, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with any cash management services provided by the Administrative Agent or any Affiliate or Subsidiary of the Administrative Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrowers hereunder or under any other Credit Document.

          "OPTIONAL CURRENCY": the lawful currency of (i) in the case of Foreign Borrowers other than Local Loan Borrowers: France (French francs), Germany (Deutschemarks), the United Kingdom (British pounds sterling ("Euro sterling")); and (ii) in the case of Local Loan Borrowers, in addition to the currencies listed under (i) above, the lawful currency of Austria (Austrian shillings), Belgium (Belgian francs), The Netherlands (Dutch guilders), Italy (Italian lire), Spain (Spanish pesetas) or any other jurisdiction which the Company has requested in writing to have designated as an "Optional Currency" and as to which each affected Revolving Credit Lender or Local Lender (or the European Overdraft Lender, in the case of European Overdraft Loans to be made in such currency) has agreed in writing to such designation. For purposes hereof, the term "Optional Currency" shall include (to the extent not otherwise included herein) the Euro.

          "PARTICIPANT":  as defined in subsection 17.7(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERMITTED BELGIAN CAPITAL": Investments made by the Company and its Subsidiaries in Hexcel-Belgium and acquisitions by the Company and its Subsidiaries of assets of Hexcel-Belgium in order to provide capital to Hexcel-Belgium; PROVIDED that (a) the aggregate principal amount of such Investments (other than Investments taking the form of intercompany loans) and acquisitions shall not exceed $20,000,000 (or the Local Equivalent thereof) and (b) the aggregate principal amount of such Investments which take the form of intercompany loans shall not at any one time exceed the amount equal to $20,000,000 (or the Local Equivalent thereof).

          "PERMITTED LEASE INDEBTEDNESS": obligations under Financing Leases and purchase money Indebtedness in an aggregate amount not to exceed $90,000,000 incurred, acquired or assumed (or, in the case of Interglas, in existence on the date Interglas becomes a Subsidiary of the Company) by AcquisitionCo or its Subsidiaries in connection with the Acquisition or the Interglas Transaction (PROVIDED that, except with respect to the Financing Lease existing pursuant to the Lease Agreement, such Financing Leases and purchase money Indebtedness existed at the time of the Acquisition (or, in the case of Interglas, at the time of the Interglas Transaction) and were not created in anticipation thereof) and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (x) the aggregate principal amount of replacement Indebtedness or Financing Leases is not greater than the principal amount of the Indebtedness or Financing Leases being so replaced and (y) the terms of such replacement Indebtedness or Financing Leases, as applicable, are, in the aggregate, no less favorable to the Company than the terms of the Indebtedness or Financing Leases, as applicable, being so replaced.

          "PERMITTED SUBORDINATED INDEBTEDNESS":  the collective reference to
     (a) the Subordinated Debentures, (b) the Subordinated Convertible Notes and
     (c) the Subordinated Ciba Notes.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PRIME RATE": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

          "PROPERTY" means any real or personal property, including plant, building, facility, structure, underground storage tank or unit, equipment, inventory, general intangible, receivable, or other asset owned, leased or operated by the Company or any of its

     Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "REFUNDED SWING LINE LOANS":  as defined in subsection 6.3(a).

          "REGISTER":  as defined in subsection 17.7(d).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REIMBURSEMENT OBLIGATION": the obligation of the Company to reimburse the Issuing Lender pursuant to subsection 5.5 for amounts drawn under Domestic Letters of Credit issued by it or subsection 8.5 for amounts drawn under European Letters of Credit issued by it, as the case may be.

          "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     Section  2615.

          "REQUIRED LENDERS": at any time, the Revolving Credit Lenders, Tranche A Lenders, Tranche B Lenders and European Lenders (voting as a single class) having Commitments and (after the Closing Date) Tranche A Loans (and any availability for the borrowing of Subsequent Tranche A Loans) and Tranche B Loans which aggregate more than 66-2/3% of the Aggregate Commitment then in effect; PROVIDED that, in the event that the Aggregate Revolving Credit Commitment or the Aggregate European Loan Commitment shall have terminated, then the "Required Lenders" shall be determined by reference to the Aggregate Outstanding RC Extensions of Credit of the Revolving Credit Lenders (rather than their Commitments) or the Aggregate Outstanding European Extensions of Credit of the European Lenders (rather than their Commitments), as the case may be.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESERVED PROCEEDS": at any date, the aggregate amount of Net Proceeds received by the Company and its Subsidiaries on account of any Net Proceeds Event described in clause (a) or (b) of the definition of such term which was consummated or recovered (as the case may be) within the immediately preceding 365 days, other than any such Net Proceeds which (x) have been reinvested in assets similar to those from which such Net Proceeds were derived during such 365-day period or (y) have been applied in accordance with the terms of subsection 10.5(g) (it being understood that amounts not so applied pursuant to the provisions of clause (i) or
     (ii) of the proviso to subsection 10.5(g) shall be deemed not to constitute "Reserved Proceeds").

          "RESPONSIBLE OFFICER":  with respect to:

          (a) any Borrower, the chief executive officer, chief operating officer or chief financial officer of the Company or, with respect to financial matters, chief financial officer, treasurer or controller of such Borrower; and

          (b) any Borrower (other than the Company) which does not have any of the relevant officers described in clause (a) above, the senior manager, financial manager or equivalent position (as applicable) of such Borrower.

          "REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to and/or issue or participate in Swing Line Loans and/or Domestic Letters of Credit issued on behalf of the Borrowers hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I under the heading "Revolving Credit Commitment".

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment (or, at any time after the Aggregate Revolving Credit Commitment shall have expired or terminated, the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such expiry or termination).

          "REVOLVING CREDIT LENDER": each bank or other financial institution holding a Revolving Credit Commitment hereunder (or, after the last day of the Commitment Period, having any Aggregate Outstanding RC Extensions of Credit hereunder); collectively, the "REVOLVING CREDIT LENDERS".

          "REVOLVING CREDIT LOANS":  as defined in subsection 4.1.

          "REVOLVING CREDIT NOTE":  as defined in subsection 10.1(e).

          "SECURITY DOCUMENTS": the collective reference to the Collateral Agreement, the Foreign Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent or the Documentation Agent granting a Lien on any asset or assets of any Person to secure the Loans and other obligations and liabilities of any Borrower hereunder and under any of the other Credit Documents or to secure any guarantee thereof.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SOLVENT", when used with respect to any Person, means that at the time of determination, (A) (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), and (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured, and (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature, and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and (B) with respect to Hexcel-U.K. and Composites-UK only, such Person is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986, and will not become unable to pay its debts within the meaning of that Section in consequence of its entry into the Credit Agreement, any other Credit Document or any other agreement or instrument executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

          "SPECIALTY CHEMICALS": the collective reference to Chemical Holdings and Ciba Specialty Chemicals Corporation, a Delaware corporation, and their successors.

          "S&P":  Standard & Poor's Rating Services or any successor thereto.

          "STANDBY DOMESTIC LETTER OF CREDIT":  as defined in subsection 5.1(b).

          "STANDBY EUROPEAN LETTER OF CREDIT":  as defined in subsection 8.1(b).

          "STANDBY LETTER OF CREDIT": a Standby Domestic Letter of Credit or a Standby European Letter of Credit, as the context shall require.

          "STRATEGIC ALLIANCE AGREEMENT" means the Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995 and as of February 28, 1996, among the Company and Specialty Chemicals (as successor to Ciba-Geigy Limited and Ciba-Geigy Corporation), as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with subsection 14.14.

          "SUBORDINATED CIBA NOTES": the Increasing Rate Senior Subordinated Notes, due 2003, issued or to be issued by the Company in an aggregate principal amount not to exceed $43,000,000 (as such amount may be adjusted in accordance with the Strategic Alliance Agreement) and governed by the terms of the Subordinated Ciba Notes Indenture.

          "SUBORDINATED CIBA NOTES INDENTURE": the Indenture, dated as of February 29, 1996, between the Company and First Trust of California, N.A., as trustee, as such agreement has been amended pursuant to (a) the First Supplemental Indenture, dated as of June 27, 1996, thereto,
     (b) the Second Supplemental Indenture, dated as of March 3, 1998, thereto, and (c) the Third Supplemental Indenture, dated as of the Closing Date, thereto, and as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBORDINATED CONVERTIBLE NOTES": the 7% Convertible Subordinated Notes, due 2003, issued by the Company in the aggregate original principal amount of up to $115,000,000 and governed by the terms of the Subordinated Convertible Notes Indenture.

          "SUBORDINATED CONVERTIBLE NOTES INDENTURE": the Indenture, dated as of July 24, 1996, between the Company and First Trust of California, National Association, as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBORDINATED DEBENTURES": the 7% Convertible Subordinated Debentures, due 2011, issued by the Company in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

          "SUBORDINATED DEBENTURE INDENTURE": the Indenture, dated as of August 1, 1986, between the Company and The Bank of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBSEQUENT INTERGLAS TRANSACTION":  the collective reference to
     (a) the exercise by the Company or any of its Subsidiaries of the options presently held by the Company to acquire all or any part of approximately 40.2% of the Capital Stock of Interglas which is not presently owned by the Acquired Businesses for consideration (assuming the acquisition of the entire 40.2%) of up to 75,300,000 deutsche marks which is approximately $42,300,000 at today's exchange rate, (b) the refinancing of approximately 100,400,000 deutsche marks which is approximately $56,300,000 at today's exchange rate of outstanding Indebtedness and profit participation capital of Interglas and (c) the purchase, redemption or other acquisition of up to $25,000,000 of publicly held Capital Stock of Interglas.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; PROVIDED, that Hexcel Foundation shall not be deemed a Subsidiary of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "SUBSIDIARY GUARANTOR": each Subsidiary of the Company which is party to the Collateral Agreement.

          "SWING LINE COMMITMENT": at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 6.1 in the amount referred to therein.

          "SWING LINE LENDER":  CSFB.

          "SWING LINE LOANS":  as defined in subsection 6.1.

          "SWING LINE NOTE":  as defined in subsection 10.1(e).

          "SYNDICATED EUROPEAN LOAN":  as defined in subsection 7.1(a)(i).

          "TERMINATION DATE": (a) with respect to the Aggregate Tranche A Loan Commitment, the Aggregate Revolving Credit Commitment, the Aggregate European Loan Commitment, the European Overdraft Commitment and (in each such case) any Loans and Letters of Credit thereunder, September 14, 2004, and (b) with respect to the Aggregate Tranche B Loan Commitment and any Loans thereunder, September 14, 2005.

          "TERM LOAN REPAYMENT DATE": the first date after the Closing Date upon which the Tranche A Loans and the Tranche B Loans have been paid in full.

          "TRANCHE": the collective reference to Eurocurrency Loans having then current Interest Periods which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "EUROCURRENCY TRANCHES".

          "TRANCHE A COMMITMENT PERCENTAGE": as to any Tranche A Lender (a) at any time prior to or on the Closing Date, the percentage which the Tranche A Loan

     Commitment of such Tranche A Lender then constitutes of the Aggregate Tranche A Loan Commitment or (b) at any time after the Closing Date, the percentage which the sum of (i) the outstanding Tranche A Loan of such Tranche A Lender and (ii) the portion (if any) of the Tranche A Loan Commitment of such Tranche A Lender available for the borrowing of Subsequent Tranche A Loans, then constitutes of the aggregate principal amount of Tranche A Loans then outstanding.

          "TRANCHE A LENDER": at any date, each bank or other financial institution which holds (prior to the Closing Date) a Tranche A Loan Commitment or (from and after the Closing Date) a Tranche A Loan Commitment (if any) or a Tranche A Loan hereunder; collectively, the "TRANCHE A LENDERS".

          "TRANCHE A LOAN":  as defined in subsection 2.1.

          "TRANCHE A LOAN COMMITMENT": as to any Tranche A Lender, its obligation to make Tranche A Loans to the Company hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Tranche A Lender's name on Schedule I under the heading "Tranche A Loan Commitment".

          "TRANCHE A NOTE":  as defined in subsection 10.1(e).

          "TRANCHE B COMMITMENT PERCENTAGE": as to any Tranche B Lender (a) at any time prior to or on the Closing Date, the percentage which the Tranche B Loan Commitment of such Tranche B Lender then constitutes of the Aggregate Tranche B Loan Commitment or (b) at any time after the Closing Date, the percentage which the Tranche B Loan of such Tranche B Lender then constitutes of the aggregate principal amount of Tranche B Loans then outstanding.

          "TRANCHE B LENDER": at any date, each bank or other financial institution which holds (prior to the Closing Date) a Tranche B Loan Commitment or (from and after the Closing Date) a Tranche B Loan hereunder; collectively, the "TRANCHE B LENDERS".

          "TRANCHE B LOAN":  as defined in subsection 3.1.

          "TRANCHE B LOAN COMMITMENT": as to any Tranche B Lender, its obligation to make Tranche B Loans to the Company hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Tranche B Lender's name on Schedule I under the heading "Tranche B Loan Commitment".

          "TRANCHE B NOTE":  as defined in subsection 10.1(e).

          "TRANSFEREE":  as defined in subsection 17.7(f).

          "TYPE": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "WHOLLY-OWNED SUBSIDIARY": with respect to any Person, a corporation, company having limited liability or societe anonyme, 100% (or in the case of any entity which is organized under the laws of a jurisdiction outside of the United States of America, 98%) of the Capital Stock of which is owned, directly or indirectly, by such Person (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements).

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


     SECTION 2.  AMOUNT AND TERMS OF TRANCHE A LOAN COMMITMENTS

          2.1 TRANCHE A TERM LOANS. Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make up to two term loans to the Company, with (x) the first such term loan (the "INITIAL TRANCHE A LOAN") to be made on the Closing Date and (y) the second such term loan (the "SUBSEQUENT TRANCHE A LOAN"; together with the Initial Tranche A Loan, the "TRANCHE A LOANS") to be made on any Business Day prior to January 31, 1999; PROVIDED that (i) the aggregate principal amount of Tranche A Loans made by any Tranche A Lender shall not exceed the Tranche A Loan Commitment of such Tranche A Lender, (ii) the aggregate principal amount of Subsequent Tranche A Loans to be made by all Tranche A Lenders shall not exceed $30,000,000 and
(iii) the Subsequent Tranche A Loans may be utilized by the Company to pay consideration for the Acquisition and the Subsequent Interglas Transaction as well as any costs, fees and expenses related thereto. The Tranche A Loans may from time to time be (a) Eurocurrency Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 10.6; PROVIDED that the Tranche A Loans to be made on the Closing Date initially shall be made as ABR Loans and, until the date which is 30 days following the Closing Date, shall be maintained as either (i) Eurocurrency Loans having an Interest Period of not longer than one month or (ii) ABR Loans.

          2.2 PROCEDURE FOR TRANCHE A LOAN BORROWING. The Company shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Closing Date) requesting that the Tranche A Lenders make the Tranche A Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche A Lender thereof. Each Tranche A Lender will make the amount of its Tranche A Commitment Percentage of such borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 17.3 prior to 1:00 P.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche A Loans will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Lenders and in like funds as received by the Administrative Agent.

          2.3 AMORTIZATION OF TRANCHE A LOANS. (a) The Borrower shall repay the Tranche A Loans on the last Business Day of each fiscal quarter occurring during a period set forth below by the amount set forth below opposite such period:

      ---------------------------------------------------------------------
      ---------------------------------------------------------------------
                                                                Total for
                     Period                      Amount           Period
      -----------------------------------      -----------      -----------
               December 31, 1999               $10,000,000      $
      January 1, 2000 - December 31, 2000                0       10,000,000
      January 1, 2001 - December 31, 2001        7,500,000       30,000,000
      January 1, 2002 - December 31, 2002        8,750,000       35,000,000
      January 1, 2003 - December 31, 2003       15,000,000       60,000,000
        January 1, 2004 - June 30, 2004         16,250,000       65,000,000
                                                25,000,000       50,000,000
      ---------------------------------------------------------------------
      ---------------------------------------------------------------------

          (b) The Borrower shall repay any then-outstanding Tranche A Loans on the Termination Date.

          2.4 USE OF PROCEEDS OF TRANCHE A LOANS. Subject to the provisions of subsection 2.1, the proceeds of the Tranche A Loans shall be utilized by the Company only to (a) finance a portion of the consideration paid by the Company and its Subsidiaries on account of the Acquisition, (b) pay any fees and expenses relating thereto and (c) refinance certain existing Indebtedness of the Company and its Subsidiaries.

     SECTION 3.  AMOUNT AND TERMS OF TRANCHE B LOAN COMMITMENTS

          3.1 TRANCHE B TERM LOANS. Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make a term loan (a "TRANCHE B LOAN") to the Company on the Closing Date in an amount not to exceed the amount of the Tranche B Loan Commitment of such Tranche B Lender then in effect. The Tranche B Loans may from time to time be (a) Eurocurrency Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 3.2 and 10.6; PROVIDED that the Tranche B Loans to be made on the Closing Date initially shall be made as ABR Loans and, until the date which is 30 days following the Closing Date, shall be maintained as either (i) Eurocurrency Loans having an Interest Period of not longer than one month or
(ii) ABR Loans.

          3.2 PROCEDURE FOR TRANCHE B LOAN BORROWING. The Company shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Closing Date) requesting that the Tranche B Lenders make the Tranche B Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Tranche B Lender thereof. Each Tranche B Lender will make the amount of its Tranche B Commitment Percentage of such borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 17.3 prior to 1:00 P.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such Tranche B Loans will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Lenders and in like funds as received by the Administrative Agent.

          3.3 AMORTIZATION OF TRANCHE B LOANS. (a) The Borrower shall repay the Tranche B Loans on the last Business Day of each fiscal quarter occurring during a period set forth below by the amount set forth below opposite such period:

      ---------------------------------------------------------------------
      ---------------------------------------------------------------------
                                                               Total for
                     Period                      Amount          Period
      -----------------------------------      -----------     ------------
       December 31, 1999 - June 30, 2004       $   250,000     $  4,750,000
         July 1, 2004 - June 30, 2005           50,000,000      200,000,000
      ---------------------------------------------------------------------
      ---------------------------------------------------------------------

          (b) The Borrower shall repay any then-outstanding Tranche B Loans on the Termination Date.

          3.4 USE OF PROCEEDS OF TRANCHE B LOANS. The proceeds of the Tranche B Loans shall be utilized by the Company only to (a) finance a portion of the consideration paid by the Company and its Subsidiaries on account of the Acquisition, (b) pay any fees and expenses relating thereto and (c) refinance certain existing Indebtedness of the Company and its Subsidiaries.

     SECTION 4.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          4.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Company from time to time during the Commitment Period; PROVIDED that, after giving effect to the making of such Revolving Credit Loan and the use of proceeds thereof, (i) the Aggregate Outstanding RC Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect and
(ii) the Available Revolving Credit Commitment of such Revolving Credit Lender shall not be less than zero. During the Commitment Period the Company may use the Aggregate Revolving Credit Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 4.2 and 10.6, PROVIDED that (x) no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date and (y) any Revolving Credit Loans to be made on the Closing Date initially shall be made as ABR Loans and, until the date which is 30 days following the Closing Date, shall be maintained as either (i) Eurocurrency Loans having an Interest Period of not more than one month or (ii) ABR Loans.

          4.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow Revolving Credit Loans under the Aggregate Revolving Credit Commitment during the Commitment Period on any Business Day, PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Aggregate Revolving Credit Commitment (other than any borrowing of Swing Line Loans or of Revolving Credit Loans the proceeds of which are used to refund Swing Line Loans) shall be in an amount equal to (x) in the case of ABR Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $2,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection
17.3 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          4.3 USE OF PROCEEDS OF REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be utilized by the Company for general corporate purposes of the Company and its Subsidiaries, including, without limitation, to finance a portion of the consideration paid by the Company and its Subsidiaries on account of the Acquisition and the Subsequent Interglas Transaction.

     SECTION 5.  AMOUNT AND TERMS OF DOMESTIC LETTER OF CREDIT SUB-FACILITY

          5.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 5.4(a), agrees to issue letters of credit ("DOMESTIC LETTERS OF CREDIT") for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED that such Issuing Lender shall have no obligation to issue any Domestic Letter of Credit if, after giving effect to such issuance,(i) the Domestic L/C Obligations would exceed the Domestic L/C Commitment,(ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero or (iii) the Aggregate Outstanding RC Extensions of Credit of all Revolving Credit Lenders would exceed the Aggregate Revolving Credit Commitment then in effect.

          (b) Each Domestic Letter of Credit shall (i) be denominated in Dollars, (ii) be (x) a standby letter of credit (a "STANDBY DOMESTIC LETTER OF CREDIT") issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Company or any of its Subsidiaries in the ordinary course of business (including, without limitation, to secure or support lines of credit obtained by Foreign Subsidiaries in accordance with the terms hereof) or (y) a commercial letter of credit (a "COMMERCIAL DOMESTIC LETTER OF CREDIT") issued in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) five Business Days prior to the Termination Date; PROVIDED that any Domestic Letter of Credit with an expiration date occurring up to twelve months after such Domestic Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event to a date which is later than five Business Days prior to the Termination Date) unless the Issuing Lender with respect to such Domestic Letter of Credit shall have given 60 days' prior written notice to the Company and the beneficiary of such Domestic Letter of Credit that it will not be renewed. Notwithstanding the foregoing, at the request of the Company and with the consent of the Administrative Agent, any Domestic Letter of Credit issued for the account of the Company may have an expiration date which is later than the date set forth in clause (iii)(x) and (y) above, PROVIDED that (x) the Company agrees that, from and after the Termination Date, it shall provide to the Administrative Agent, as collateral security for the Domestic L/C Obligations on account of such Domestic Letter of Credit, an amount of cash which is equal to at least 105% of the face amount thereof and (y) no Domestic Letter of Credit shall terminate more than one year after the Termination Date.

          (c) Each Domestic Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) No Issuing Lender shall at any time be obligated to issue any Domestic Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          5.2 PROCEDURE FOR ISSUANCE OF DOMESTIC LETTERS OF CREDIT. The Company may request that an Issuing Lender issue a Domestic Letter of Credit at any time during the Commitment Period by delivering to such Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Domestic Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Domestic Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Domestic Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Company. Each Issuing Lender shall furnish to the Company and the Administrative Agent a copy of each Domestic Letter of Credit issued by such Issuing Lender, promptly following the issuance thereof.

          5.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Company shall pay to the Administrative Agent, for the ratable account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Standby Domestic Letter of Credit, computed for the period from and including the date of issuance of such Domestic Letter of Credit to the expiration date of such Standby Domestic Letter of Credit, at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of Standby Domestic Letters of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participants). Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, in arrears, on each L/C Fee Payment Date (commencing on

December 31, 1998) to occur following the issuance of such Standby Domestic Letter of Credit for the period since the last payment was made.

          (b) The Company shall pay to the Administrative Agent, for the ratable account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Commercial Domestic Letter of Credit at a flat rate equal to 50% of the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of such Commercial Domestic Letter of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participants). Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, in arrears, on each L/C Fee Payment Date (commencing on December 31, 1998) to occur following the issuance of such Commercial Domestic Letter of Credit for the period since the last payment was made.

          (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Domestic Letter of Credit issued by it.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          5.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Domestic Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in such Issuing Lender's obligations and rights under each Domestic Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Domestic Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; PROVIDED that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to such Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to paragraph 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Domestic Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal funds rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 5.4(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing to such Issuing Lender under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Domestic Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with subsection 5.4(a), such Issuing Lender receives any payment related to such Domestic Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will promptly distribute to such L/C Participant its Revolving Credit Commitment Percentage thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender and distributed to the L/C Participants shall be required to be returned by such Issuing Lender, each such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          (d) Notwithstanding anything to the contrary contained in this subsection 5.4, no Revolving Credit Lender shall be required to acquire a participating interest in a Domestic Letter of Credit if an Event of Default shall have occurred and be continuing at the time such Domestic Letter of Credit was issued and such Revolving Credit Lender shall have notified the Administrative Agent in writing, at least one Business Day prior to the issuance date with respect to such Domestic Letter of Credit, that such Event of Default has occurred and that such Revolving Credit Lender will not acquire participations in Domestic Letters of Credit issued while such Event of Default is continuing.

          5.5 REIMBURSEMENT OBLIGATION OF THE COMPANY. (a) The Company agrees to reimburse the relevant Issuing Lender on the same Business Day on which a draft is presented under any Domestic Letter of Credit issued by such Issuing Lender for the account of the Company and paid by such Issuing Lender, PROVIDED that such Issuing Lender provides notice to the Company prior to 12:00 Noon, New York City time, on such Business Day and otherwise the Company will reimburse the Issuing Lender on the next succeeding Business Day; PROVIDED, FURTHER, that the failure to provide such notice shall not affect the absolute and unconditional obligation of the Company to reimburse the relevant Issuing Lender for any draft paid under any Domestic Letter of Credit issued by it. Each Issuing Lender shall provide notice to the Company on such Business Day as a draft is presented and paid by such Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable until payment in full at the rate which would be payable on any outstanding Loans that are ABR Loans which were then overdue.

          (c) Each drawing under any Domestic Letter of Credit shall constitute a request by the Company to the Administrative Agent for a borrowing of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          5.6 OBLIGATIONS ABSOLUTE. (a) The obligations of the Company under subsection 5.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the relevant Issuing Lender, any L/C Participant or any beneficiary of a Domestic Letter of Credit.

          (b) The Company also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Company's Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Company and any beneficiary of any Domestic Letter of Credit or any other party to which such Domestic Letter of Credit may be transferred or (iii) any claims whatsoever of the Company against any beneficiary of such Domestic Letter of Credit or any such transferee.

          (c) Neither the Issuing Lender with respect to any Domestic Letter of Credit nor any L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Domestic Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence, bad faith or willful misconduct.

          (d) The Company agrees that any action taken or omitted by the Issuing Lender under or in connection with any Domestic Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence, bad faith or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of such Issuing Lender or any L/C Participant to the Company.

          5.7 DOMESTIC LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Domestic Letter of Credit, the responsibility of the Issuing Lender thereof to the Company in connection with such draft shall, in addition to any payment obligation expressly provided for in such Domestic Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Domestic Letter of Credit in connection with such presentment are in conformity with such Domestic Letter of Credit.

          5.8 APPLICATION. To the extent that any provision of any Application related to any Domestic Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.

          5.9 ISSUING LENDER REPORTING REQUIREMENTS. Each Issuing Lender shall, no later than the fifth Business Day following the last day of each calendar month and on the last Business Day of each calendar quarter (or, to the extent that the Administrative Agent so agrees, not more than two Business Days thereafter), provide to the Administrative Agent and the Company separate schedules for Commercial Domestic Letters of Credit and Standby Domestic Letters of Credit issued by such Issuing Lender, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Domestic L/C Obligations outstanding to such Issuing Lender at the end of each month or calendar quarter, as the case may be, and any information requested by the Administrative Agent or the Company relating to the date of issue, account party, amount, expiration date and reference number of each Domestic Letter of Credit issued by it. Promptly following receipt by the Administrative Agent of the quarterly schedule, the Administrative Agent shall provide to each Revolving Credit Lender a report containing such information.

          5.10 TRANSITIONAL PROVISIONS. Schedule 5.10 lists certain letters of credit issued prior to the date hereof by the Revolving Credit Lenders for the account of the Company. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Domestic Letters of Credit Issued pursuant to this Section 5 for the account of the Company and subject to the provisions hereof, and for this purpose the fees specified in Section 5.3 shall be payable (in substitution for any fees set forth in the reimbursement agreement relating to such letters of credit) as if such letters of credit had been issued on the Closing Date and (ii) the face amount of such letters of credit shall be included in the calculation of the aggregate amount of outstanding Domestic L/C Obligations. No letter of credit converted in accordance with this subsection 5.10 shall be amended, extended or renewed without the prior written consent of the Administrative Agent. To the extent that any fees with respect to the letters of credit listed on Schedule 5.10 were paid in advance to the issuing bank under such letter of credit, the Administrative Agent shall use reasonable efforts (but shall otherwise not be obligated) to obtain a PRO RATA refund for the Company of such fees to the extent such fees were paid in respect of any time period during which such letter of credit shall be a letter of credit on account of the provisions of this subsection. Notwithstanding anything set forth in Section 5.2(c)(A), to the extent that any letter of credit listed on Schedule 5.10 has an expiration date in excess of one year, such letter of credit shall continue in full force and effect pursuant to the terms hereof after the Closing Date through its stated expiration date

(but shall be cash collateralized upon terms reasonably satisfactory to the relevant Issuing Lender during the period from the Termination Date through such stated expiration date).

     SECTION 6.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

          6.1 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (the "SWING LINE LOANS") to the Company on any Business Day from time to time during the Commitment Period in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; PROVIDED that, after giving effect to the making of such Swing Line Loan, the Aggregate Outstanding RC Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect. Amounts borrowed under this subsection 6.1 may be repaid and, to but excluding the Termination Date, reborrowed.

          (b) All Swing Line Loans shall be made and maintained as ABR Loans and, notwithstanding the provisions of subsection 10.6, shall not be entitled to be converted into Eurocurrency Loans; PROVIDED that nothing contained in this subsection 6.1 shall prohibit the conversion into Eurocurrency Loans of any Revolving Credit Loans the proceeds of which are utilized to refund Swing Line Loans.

          6.2 PROCEDURE FOR SWING LINE LOAN BORROWING. The Company may borrow under the Swing Line Commitment during the Commitment Period on any Business Day; PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:30 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $500,000 or a multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Company the Administrative Agent shall promptly notify the Swing Line Lender thereof.
 The Swing Line Lender will make the amount of its Swing Line Loan available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 17.3 prior to 2:30 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of each Swing Line Loan will then be made immediately available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the amount made available to the Administrative Agent by the Swing Line Lender and in like funds as received by the Administrative Agent.

          6.3 REFUNDING OF SWING LINE LOANS. (a) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall) on behalf of the Company (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding principal amount of Swing Line Loans (the "REFUNDED SWING LINE LOANS") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 4.2). In the event that the Swing Line Lender makes its request for refunding of the Swing Line Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swing Line Lender, at the office of the Administrative Agent specified in subsection 17.3 prior to 11:00 A.M., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 A.M., New York City time, on any date, then the proceeds of such Revolving Credit Loans shall instead be so made available to the Administrative Agent prior to 2:00 P.M., New York City time, on the date of such request); PROVIDED, HOWEVER, that in the event that any Bankruptcy Event shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Credit Loans and the provisions of subsection 6.3(b) shall apply.

          (b) If, prior to the making of a Revolving Credit Loan pursuant to subsection 6.3(a), a Bankruptcy Event shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Swing Line Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of such Swing Line Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

          (c) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swing Line Loan to be refunded pursuant to subsection 6.3(b), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender (together with such Revolving Credit Lender's ratable share of any interest required to be paid by the Swing Line Lender upon such return).

          (d) Notwithstanding anything to the contrary contained in this subsection 6.3, no Revolving Credit Lender shall be required to make a Revolving Credit Loan pursuant to subsection 6.3(a) or acquire a participation pursuant to subsection 6.3(b) in a Swing Line Loan if an Event of Default shall have occurred and be continuing at the time such Swing Line Loan was made and such Revolving Credit Lender shall have notified the relevant Swing Line Lender and the Administrative Agent in writing, at least one Business Day prior to the time such Swing Line Loan was made, that such Event of Default has occurred and that such Revolving Credit Lender will not acquire participations in Swing Line Loans made while such Event of Default is continuing.

          6.4 UNCONDITIONAL OBLIGATION TO REFUND SWING LINE LOANS. Each Revolving Credit Lender's obligation to make Revolving Credit Loans and to purchase participating interests in accordance with subsections 6.3(b) and (c) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to subsections 6.3(b) and (c) above, as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at ABR thereafter.

          6.5 USE OF PROCEEDS OF SWING LINE LOANS. The proceeds of Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.

     SECTION 7.  AMOUNTS AND TERMS OF EUROPEAN FACILITY

          7.1 EUROPEAN REVOLVING CREDIT FACILITY. (a) Subject to the terms and conditions set forth herein:

          (i) each European Lender hereby severally and not jointly agrees to make revolving credit loans (each individually, a "SYNDICATED EUROPEAN LOAN" and, collectively, the "SYNDICATED EUROPEAN LOANS") to (A) the Borrowers in Dollars and (b) the Foreign Borrowers (including, without limitation, the Local Loan Borrowers) in any one or more of the Optional Currencies, (in each case) from time to time during the period from the Closing Date to the Termination Date in accordance with the provisions of subsection 7.2; and

          (ii) each Local Lender hereby severally and not jointly agrees to make revolving credit loans (each individually, a "LOCAL EUROPEAN LOAN" and, collectively, the "LOCAL EUROPEAN LOANS"; together with the Syndicated European Loans, the "EUROPEAN REVOLVING LOANS") to its respective Local Loan Borrower in Dollars and any one or more of the Optional Currencies from time to time during the period from the Closing Date to the Termination Date in accordance with the provisions of subsection 7.3;

PROVIDED that, after giving effect to the making of such European Revolving Loans and the simultaneous use of proceeds thereof, (x) each European Lender's Aggregate Outstanding European Extensions of Credit shall not exceed its European Loan Commitment then in effect,

(y) the Aggregate Outstanding European Extensions of Credit of all European Lenders shall not exceed the Aggregate European Loan Commitment then in effect and (z) the aggregate outstanding amount of European Revolving Loans and European Letters of Credit made to such Foreign Borrower shall not exceed at any time its Foreign Borrower Sublimit then in effect. Any European Loans borrowed by the Foreign Borrowers in Dollars shall be made and maintained as Eurocurrency Loans.

          (b) Amounts borrowed pursuant to this subsection 7.1 may be repaid and, to but excluding the Termination Date, reborrowed.

          7.2 PROCEDURE FOR BORROWING SYNDICATED EUROPEAN LOANS. The Borrowers may borrow Eurocurrency Loans under the Aggregate European Loan Commitment pursuant to subsection 7.1 during the Commitment Period on any Business Day, PROVIDED that the relevant Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., London, England time, three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be made in Dollars or in an Optional Currency (and, if applicable, specifying the relevant Optional Currency) (PROVIDED that the Company shall be permitted to borrow under the Aggregate European Loan Commitment only in Dollars) and (iv) the length of the initial Interest Period therefor. Each borrowing of Syndicated European Loans that is denominated in Dollars shall be in an aggregate minimum amount of $2,000,000 or a whole multiple of $1,000,000 in excess of that amount and each such borrowing that is denominated in an Optional Currency shall be in an integral multiple of 100,000 units in such Optional Currency and equal to or greater than the Local Equivalent of $2,000,000. Upon receipt of any such notice from the relevant Borrower, the Administrative Agent shall promptly notify each European Lender thereof. Each European Lender will make the amount of its European Commitment Percentage of each borrowing available to the Administrative Agent for the account of such Borrower prior to 11:00 A.M. (New York City time, in the case of borrowings by the Company, or London, England time, otherwise) on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent in the relevant currency. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower with the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the European Lenders and in like funds as received by the Administrative Agent.

          7.3 PROCEDURE FOR BORROWING LOCAL EUROPEAN LOANS. The Local Loan Borrowers may borrow under the Aggregate European Loan Commitment pursuant to subsection 7.1 during the Commitment Period on any Business Day, PROVIDED that the relevant Local Loan Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (local time in the jurisdiction in which the relevant Local European Loan is to be made) three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be made in Dollars or in an Optional Currency (and, if applicable, specifying the relevant Optional Currency) and (iv) the length of the initial Interest Period therefor. Each borrowing of Local European Loans that is denominated in Dollars shall be in an aggregate minimum amount of $100,000 or a whole multiple thereof and each such borrowing that is denominated in an Optional Currency shall be in an aggregate minimum amount equal to at least 50,000 units in such Optional Currency or a whole multiple of 10,000 units in excess thereof (and equal to or greater than the Local Equivalent of $100,000). Upon receipt of any such notice from the relevant Local Loan Borrower, the Administrative Agent shall promptly notify the relevant Local Lender thereof. The Local Lender will make the amount of such borrowing available to the relevant Local Loan Borrower by initiating a transfer prior to 11:00 A.M. (local time) to the account specified by the Local Loan Borrower on the Borrowing Date requested by such Local Loan Borrower in funds immediately available to such Local Loan Borrower in the relevant currency.

          7.4 CONTINGENT CURRENCY CONVERSION. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may (or, upon the request of the European Lenders holding the majority of the Aggregate European Loan Commitment, shall) request from time to time that any one or more of the European Revolving Loans made in Optional Currencies be converted into Dollars, by delivering to the European Lenders, the Company and any affected Local Lenders a notice to such effect (a "CURRENCY CONVERSION NOTICE"); PROVIDED that, in the event that any of the events specified in Section 15(f) has occurred and is continuing, no actual Currency Conversion Notice shall be required, but rather such Currency Conversion Notice shall be deemed to have been delivered (automatically and without any action by any Person) immediately prior to the occurrence of such event.

          (b) In the event that a Currency Conversion Notice is delivered or deemed to be delivered, all European Revolving Loans specified therein promptly shall be converted by each European Lender or Local Lender (as applicable) into Dollars at the actual exchange rate at which such European Lender or Local Lender (as the case may be) would be able to obtain the applicable amount of the relevant Optional Currency. Promptly following such conversion, each affected European Lender and Local Lender shall notify the Administrative Agent of the exchange rate utilized by it in making its conversion (which rate shall be deemed to be correct, in the absence of manifest error) and the amount in Dollars of its relevant European Revolving Loans (after giving effect to such conversion). The Administrative Agent promptly shall notify each European Lender, the Company and each affected Local Lender of the aggregate outstanding principal amount (in Dollars) of such converted European Revolving Loan and shall provide the Company with the conversion data provided to the Administrative Agent by each such European Lender and Local Lender. From and after such conversion, (i) all such specified European Revolving Loans shall be deemed to be outstanding in Dollars as ABR Loans and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such converted European Revolving Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such conversion) shall be payable in Dollars as if such European Revolving Loan originally had been made in Dollars.

          7.5 MATTERS RELATING TO LOCAL EUROPEAN LOANS. (a) Each European Lender hereby unconditionally and irrevocably agrees to purchase (in the currency in which the relevant Local European Loan is outstanding) from time to time an undivided participating interest in its

European Commitment Percentage of such portion of the Local European Loans then outstanding as the Administrative Agent may at any time request; PROVIDED that:

          (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the relevant Borrower and the affected European Lenders and Local Lenders at least three Business Days' prior notice thereof;

          (ii) the Administrative Agent hereby agrees that it will request that the European Lenders purchase such participating interest in the Local European Loans made by any Local Lender promptly following receipt by the Administrative Agent of a written certification from such Local Lender that an Event of Default described in Section 15(a) has occurred and is continuing with respect to the Local European Loans made by such Local Lender and requesting that such request be made by the Administrative Agent; and

          (iii) in the event that any of the events specified in Section 15(f) shall have occurred with respect to any Borrower who has Local European Loans then outstanding, each European Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local European Loans made to such Borrower.

Any such request by the Administrative Agent shall be made in writing to each European Lender and shall specify the relevant currency and the amount thereof required from such European Lender in order to effect the purchase by such European Lender of a participating interest in the amount equal to its European Commitment Percentage TIMES the aggregate then outstanding principal amount of the relevant Local European Loans (together with accrued interest thereon and other amounts owing in connection therewith). Promptly upon receipt of such request, each European Lender shall deliver to the Administrative Agent (in immediately available funds and in the requested currency) the amount so specified by the Administrative Agent. The Administrative Agent shall promptly deliver to the relevant Local Lender all amounts actually received by the Administrative Agent in like funds as received. Promptly following receipt thereof, such Local Lender will deliver to each European Lender (through the Administrative Agent) a certificate evidencing the participating interest in the Local European Loans purchased by such European Lender. From and after such purchase, all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local European Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall (other than with respect to the portion of the Applicable Margin which, pursuant to subsection 10.8(d), is expressly stated to be paid for the account of the Local Lender) be distributed by such Local Lender to the Administrative Agent, for the accounts of the European Lenders, on account of such participating interests. The failure of any European Lender to deposit the amount described above with the Administrative Agent on the date when due shall not relieve any other European Lender of its obligations hereunder to purchase its participating interest or prejudice any rights that the relevant Local Lender may have against such European Lender as a result of any such default by such European Lender. No European Lender shall be responsible for any failure by any other European Lender to perform its obligation to purchase such participating interest hereunder nor shall the European Loan Commitment of any European Lender be increased or decreased as a result of any such failure.

          (b) Whenever, at any time after a Local Lender has received from any European Lender such European Lender's participating interest in a Local European Loan pursuant to subsection 7.5(a), such Local Lender receives any payment on account thereof, such Local Lender will distribute to the Administrative Agent, for the account of such European Lender, such European Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such European Lender's participating interest was outstanding) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by such Local Lender is required to be returned, such European Lender will return to such Local Lender any portion thereof previously distributed by such Local Lender for the account of such European Lender in like funds as such payment is required to be returned by such Local Lender.

          (c) Each European Lender's obligation to purchase participating interests pursuant to clause (a) above shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct, bad faith or gross negligence of the Local Lender, and shall be honored in accordance with this Section 7 (irrespective of the satisfaction of the applicable conditions described in Section 12) under all circumstances, including, without limitation, (A) any lack of validity or enforceability hereof or of any of the other Credit Documents, (B) the existence of any claim, setoff, defense or other right that any Borrower may have at any time against the Local Lender, any other Lender, the Administrative Agent or any other Person, whether in connection herewith, or with any Local European Loan, the transactions contemplated herein or any unrelated transactions, (C) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; (D) the occurrence of any Event of Default or Default or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) Notwithstanding anything to the contrary contained herein, (i) each Local European Loan borrowed by Salver shall be due and payable (but any such payment need not be accompanied by a reduction of European Loan Commitments) on the date that is 17 months from the date of its borrowing hereunder (or, if feasible, the last day of the Commitment Period) and (ii) the Local Lender with respect to Salver shall be entitled to terminate its commitment to serve as such Local Lender on the date which is 17 months after the Closing Date and on each date which is 17 months thereafter by giving written notice to the Company, Salver and the Administrative Agent not less than 30 days prior to the effective date of such termination. In the event that the Administrative Agent receives notice from such Local Lender of its election to terminate its commitment to serve as such, then either (x) the Administrative Agent may, prior to the effective date of such termination, designate an alternate Local Lender to serve in such capacity (which alternate Local Lender must be willing, in its sole discretion, to serve in such capacity in accordance with the terms of this Agreement and must provide to the Administrative Agent such alternate Local Lender's written agreement to perform the obligations of the Local Lender with respect to Salver hereunder and to be bound hereby) or (y) the right of Salver to receive Local European Loans shall be terminated (subject to reinstatement in the event that an alternate Local Lender is at any time thereafter appointed) and all Local European Loans then outstanding to Salver shall be due and payable on such date of termination. From and after the date upon which an alternate Local Lender is appointed in accordance with the terms hereof, such alternate Local Lender shall be deemed to be the Local Lender to Salver for all purposes under this Agreement and the other Credit Documents.

          7.6 USE OF PROCEEDS OF EUROPEAN REVOLVING LOANS. Proceeds of the European Revolving Loans shall be used for any purpose for which Revolving Credit Loans would be available to the Company; PROVIDED, that (i) European Revolving Loans made to Composites-UK and Hexcel-Spain shall not be used to repay any loans (or refinancings thereof) used to acquire Composites-UK and Hexcel-Spain, respectively, and (ii) European Revolving Loans made to Composites-France and Fabrics-France shall not be used by Composites-France or Fabrics-France to repay any Indebtedness (or refinancings thereof) used to acquire Brochier SA or Confection et Diffusion de Stores et Rideaux.

          7.7 TERMINATION OF FOREIGN BORROWER STATUS. The Company may terminate its designation of a Foreign Borrower as a Borrower, by written notice to the Administrative Agent, which notice shall be executed by the Company and the relevant Foreign Borrower. Once notice of such termination is received by the Administrative Agent (and all amounts owing by such Foreign Borrower have been paid in full), such Foreign Borrower shall immediately cease to be a "Foreign Borrower" for purposes of this Agreement (other than any indemnities and similar obligations of such Foreign Borrower which expressly survive the termination of this Agreement).

          7.8 RESIGNATION OF LOCAL LENDER. (a) In the event that the European Loan Commitment of a Local Lender shall at any time terminate (otherwise than on termination of the Aggregate European Loan Commitment) or a Local Lender shall assign all of its European Loan Commitment in accordance with the provisions of subsection 17.7(c) or a Local Lender shall otherwise so elect, such Local Lender shall resign as "Local Lender" by giving written notice of its resignation to the Company, the relevant Foreign Borrower and the Administrative Agent, with such resignation becoming effective on the date which is the earlier of (i) the date upon which a European Lender reasonably acceptable to the Administrative Agent and the Company is designated as a substitute Local Lender in accordance with the provisions of subsection 7.8(b) and (ii) such other date upon which such Local Lender, the Company and the relevant Foreign Borrower otherwise agree; PROVIDED that such effective date shall in no event be later than the date which is 60 days following the date upon which such written notice is delivered to the Company. Any Local European Loans made by such Local Lender which are outstanding on such termination date shall be due and payable on such termination date.

          (b) In the event that any Local Lender shall cease to serve as such pursuant to subsection 7.8(a), the Company may designate another European Lender reasonably acceptable to the Administrative Agent to serve as "Local Lender" with respect to the relevant Foreign Borrower; PROVIDED that no European Lender shall be so designated without its agreement (in its sole discretion) to serve as the "Local Lender" with respect to such Foreign Borrower hereunder. Upon any such designation and the receipt by the Administrative Agent of a Local Lender

Joinder Agreement, duly executed and delivered by such designated Local Lender, such European Lender shall be deemed to be the "Local Lender" with respect to such Foreign Borrower for all purposes under this Agreement and the other Credit Documents.

          (c) During any period when no substitute Local Lender has been duly appointed in accordance with the terms of subsection 7.8(b), the right of the relevant Foreign Borrower to borrow Local European Loans shall be suspended.

          7.9 DESIGNATION OF ADDITIONAL FOREIGN BORROWERS. (a) The Company may from time to time request that any one or more Foreign Subsidiaries which are Wholly-owned Subsidiaries of the Company be designated as a "Foreign Borrower" hereunder (each such additional Foreign Borrower, an "ADDITIONAL BORROWER") by providing written notice to the Administrative Agent specifying
(i) the identity of such Foreign Subsidiary, (ii) the jurisdiction of its incorporation and (iii) whether such Foreign Subsidiary is to be a Local Loan Borrower and, if so, the European Lender (or Affiliate or Subsidiary thereof) which is to serve as the Local Lender with respect thereto (which Local Lender shall have agreed, in its sole discretion, to serve in such capacity).
 The Administrative Agent shall promptly notify each European Lender of such request. Within five Business Days following the receipt of such notice, each European Lender shall notify the Administrative Agent in writing whether such designation is acceptable to such European Lender (in its sole discretion) and the Administrative Agent promptly shall notify the Company thereof.

          (b) In the event that such designation is acceptable to the European Lenders holding the majority of the Aggregate European Loan Commitment, the Company shall cause the requested Additional Borrower to deliver to the Administrative Agent (i) an Additional Borrower Joinder Agreement, (ii) a Local Lender Joinder Agreement, (iii) any documents, instruments and agreements required pursuant to subsection 13.9 and (iv) such other documents, instruments, agreements and legal opinions as the Administrative Agent reasonably may request (including, in any event, an opinion of local counsel in the relevant jurisdiction as to the applicable matters covered by the opinions delivered on the Closing Date with respect to the Foreign Borrowers).

          (c) From and after the date upon which the Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Administrative Agent) described in subsection 7.9(b), the requested Additional Borrower shall be a Foreign Borrower for all purposes hereunder and (if applicable) the European Lender designated to serve as Local Lender in the relevant jurisdiction with respect to such Additional Borrower shall be a Local Lender for all purposes hereunder.

          (d) Notwithstanding the foregoing provisions of this subsection 7.9, Interglas may (at the option of the Company) be designated as an Additional Borrower hereunder at any time from and after the date upon which 80% or more of the Capital Stock of Interglas is owned by the Company and the Company has taken the actions otherwise described in this subsection 7.9 for the designation of an Additional Borrower; PROVIDED that the designation of Interglas as an Additional Borrower shall not require the consent of the European Lenders contemplated by clause (a) hereof or that Interglas be a Wholly-owned Subsidiary of the Company.

          7.10 REPORTING BY LOCAL LENDERS. Within five Business Days following the last day of each March, June, September and December, each Local Lender shall deliver to the Administrative Agent a statement showing the average daily principal amount of Local European Loans in each currency during the calendar quarter most recently ended and the principal amount of Local European Loans in each currency which was outstanding on the last day of such quarter. Promptly following receipt thereof, the Administrative Agent shall provide to each European Lender a report containing such information.

          7.11 ADJUSTMENT OF EUROPEAN LOAN COMMITMENTS. (a) Upon the written request of the Company from time to time and with the consent of the Administrative Agent, the Aggregate European Loan Commitment may be increased and the Aggregate Revolving Credit Commitment shall be simultaneously decreased to the extent that one or more of the Revolving Credit Lenders (in its sole discretion) is willing to convert its Revolving Credit Commitment into a European Loan Commitment; PROVIDED that, after giving effect to such increase in the Aggregate European Loan Commitment and such related decrease in the Aggregate Revolving Credit Commitment, the sum of the Aggregate European Loan Commitment and the Aggregate Revolving Credit Commitment shall be unchanged (it being understood that such reallocation shall alter the Revolving Credit Commitment Percentages of the Revolving Credit Lenders and the European Commitment Percentages of the European Lenders).

          (b) In the event that the Company desires to effect a reallocation in accordance with the provisions of clause (a) above, the Company shall provide to the Administrative Agent written notice to such effect, specifying
(i) the aggregate amount to be reallocated from the Aggregate Revolving Credit Commitment to the Aggregate European Loan Commitment, (ii) the identity of each Revolving Credit Lender which has agreed to convert all or a portion of its Revolving Credit Commitment into a European Loan Commitment and the amount which each such Revolving Credit Lender has agreed to so convert and (iii) the requested effective date for such conversion (which date shall be not less than 15 Business Days following the date of such notice). The Administrative Agent shall provide a copy of such notice to each European Lender and each Revolving Credit Lender and, within five Business Days following the delivery by the Administrative Agent of such notice, each such Revolving Credit Lender which has been identified by the Company as being agreeable to such conversion shall provide a written confirmation to the Administrative Agent of its agreement to do so.

          (c) From and after the requested effective date, (i) the Aggregate Revolving Credit Commitment shall be decreased and the Aggregate European Loan Commitment shall be increased by the amount of the Revolving Credit Commitments which the Revolving Credit Lenders specified in such notice from the Borrower have confirmed to the Administrative Agent that they are willing to convert to European Loan Commitments and (ii) Schedule I hereto shall be deemed to be amended to reflect such conversion. Promptly following such requested effective date, the Administrative Agent shall provide to each Tranche A Lender, Tranche B Lender, Revolving Credit Lender and European Lender an updated Schedule I reflecting such conversion.

     SECTION 8.  AMOUNT AND TERMS OF EUROPEAN LETTER OF CREDIT SUB-FACILITY

          8.1 EUROPEAN L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other European Lenders set forth in subsection 8.4(a), agrees to issue letters of credit ("EUROPEAN LETTERS OF CREDIT") for the account of the Borrowers on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED that such Issuing Lender shall have no obligation to issue any European Letter of Credit if, after giving effect to such issuance,(i) the European L/C Obligations would exceed the European L/C Commitment,(ii) the Available European Loan Commitment of any European Lender would be less than zero,
(iii) the Aggregate Outstanding European Extensions of Credit of all European Lenders would exceed the Aggregate European Loan Commitment then in effect or
(iv) the aggregate outstanding amount of European Revolving Loans and European Letters of Credit made to such Foreign Borrower would exceed at any time its Foreign Borrower Sublimit then in effect.

          (b) Each European Letter of Credit shall (i) be denominated in Dollars or (other than in the case of European Letters of Credit issued for the account of the Company, which shall be denominated only in Dollars) in an Optional Currency, (ii) be (x) a standby letter of credit (a "STANDBY EUROPEAN LETTER OF CREDIT") issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Company or any of its Subsidiaries in the ordinary course of business (including, without limitation, to secure or support lines of credit obtained by Foreign Subsidiaries in accordance with the terms hereof) or (y) a commercial letter of credit (a "COMMERCIAL EUROPEAN LETTER OF CREDIT") issued in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) five Business Days prior to the Termination Date; PROVIDED that any European Letter of Credit with an expiration date occurring up to twelve months after such European Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event to a date which is later than five Business Days prior to the Termination Date) unless the Issuing Lender with respect to such European Letter of Credit shall have given 60 days' prior written notice to the relevant Borrower and the beneficiary of such European Letter of Credit that it will not be renewed. Notwithstanding the foregoing, at the request of any Borrower and with the consent of the Administrative Agent, any European Letter of Credit issued for the account of such Borrower may have an expiration date which is later than the date set forth in clause (iii)(x) and
(y) above, PROVIDED that (x) such Borrower agrees that, from and after the Termination Date, it shall provide to the Administrative Agent, as collateral security for the European L/C Obligations on account of such European Letter of Credit, an amount of cash which is equal to at least 105% of the face amount thereof and (y) no European Letter of Credit shall terminate more than one year after the Termination Date.

          (c) Each European Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the jurisdiction in which such European Letter of Credit is issued.

          (d) No Issuing Lender shall at any time be obligated to issue any European Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          8.2 PROCEDURE FOR ISSUANCE OF EUROPEAN LETTERS OF CREDIT. Any Borrower may request that an Issuing Lender issue a European Letter of Credit at any time during the Commitment Period by delivering to such Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the European Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any European Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such European Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and such Borrower. Each Issuing Lender shall furnish to the Company and the Administrative Agent a copy of each European Letter of Credit issued by such Issuing Lender, promptly following the issuance thereof.

          8.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrowers shall pay to the Administrative Agent, for the ratable account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Standby European Letter of Credit, computed for the period from and including the date of issuance of such Standby European Letter of Credit to the expiration date of such Standby European Letter of Credit, at a rate per annum equal to the Applicable Margin then in effect for European Revolving Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of Standby European Letters of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participants). Such fee shall be payable to the Administrative Agent, for the ratable account of the European Lenders, in arrears, on each L/C Fee Payment Date (commencing on December 31, 1998) to occur following the issuance of such Standby European Letter of Credit for the period since the last payment was made.

          (b) The Borrowers shall pay to the Administrative Agent, for the ratable account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Commercial European Letter of Credit at a flat rate equal to 50% of the Applicable Margin then in effect for European Revolving Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of such Commercial European Letter of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participants). Such fee shall be payable to the Administrative Agent, for the ratable account of the European

Lenders, in arrears, on each L/C Fee Payment Date (commencing on December 31,
1998) to occur following the issuance of such Commercial European Letter of Credit for the period since the last payment was made.

          (c) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any European Letter of Credit issued by it.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          8.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue European Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's European Commitment Percentage from time to time in effect in such Issuing Lender's obligations and rights under each European Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any European Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then European Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; PROVIDED that, if such demand is made prior to 12:00 Noon, London time, on a Business Day, such L/C Participant shall make such payment to such Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to paragraph 8.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any European Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times
(ii) the annual interest rate reasonably determined by the Issuing Lender to reflect the cost of funds to such Issuing Lender in maintaining such unreimbursed amount during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 8.4(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Par-ticipant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Syndicated European Loans in the relevant currency hereunder. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing to such Issuing Lender under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any European Letter of Credit issued by it and has received from any L/C Participant its European Commitment Percentage of such payment in accordance with subsection 8.4(a), such Issuing Lender receives any payment related to such European Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will promptly distribute to such L/C Participant its European Commitment Percentage thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender and distributed to the L/C Participants shall be required to be returned by such Issuing Lender, each such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          (d) Notwithstanding anything to the contrary contained in this subsection 8.4, no European Lender shall be required to acquire a participating interest in a European Letter of Credit if an Event of Default shall have occurred and be continuing at the time such European Letter of Credit was issued and such European Lender shall have notified the Administrative Agent in writing, at least one Business Day prior to the issuance date with respect to such European Letter of Credit, that such Event of Default has occurred and that such European Lender will not acquire participations in European Letters of Credit issued while such Event of Default is continuing.

          8.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. (a) Each Borrower agrees to reimburse the relevant Issuing Lender on the same Business Day on which a draft is presented under any European Letter of Credit issued by such Issuing Lender for the account of such Borrower and paid by such Issuing Lender, PROVIDED that such Issuing Lender provides notice to such Borrower prior to 12:00 Noon, local time at the address for notices specified herein with respect to such Borrower, on such Business Day and otherwise such Borrower will reimburse the Issuing Lender on the next succeeding Business Day; PROVIDED, FURTHER, that the failure to provide such notice shall not affect the absolute and unconditional obligation of such Borrower to reimburse the relevant Issuing Lender for any draft paid under any European Letter of Credit issued by it.
Each Issuing Lender shall provide notice to such Borrower on such Business Day as a draft is presented and paid by such Issuing Lender indicating the amount of
(i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the currency in which such European Letter of Credit was denominated and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the relevant Borrower under this subsection from the date such amounts become payable until payment in full at the rate reasonably determined by the Issuing Lender as reflecting its cost of funds for the maintenance of such extension of credit on an overnight basis PLUS 2% above the Applicable Margin then in effect for ABR Loans.

          (c) Each drawing under any European Letter of Credit shall constitute a request by the relevant Borrower to the Local European Lender for the relevant currency for a borrowing of Local European Loans in the amount of such drawing (or, if there is no such Local European Lender, to the Administrative Agent for such a borrowing of Syndicated European Loans). The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          8.6 OBLIGATIONS ABSOLUTE. (a) The obligations of each Borrower under subsection 8.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against the relevant Issuing Lender, any L/C Participant or any beneficiary of a European Letter of Credit.

          (b) Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under subsection 8.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Borrower and any beneficiary of any European Letter of Credit or any other party to which such European Letter of Credit may be transferred or (iii) any claims whatsoever of such Borrower against any beneficiary of such European Letter of Credit or any such transferee.

          (c) Neither the Issuing Lender with respect to any European Letter of Credit nor any L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such European Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence, bad faith or willful misconduct.

          (d) Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any European Letter of Credit issued by it for the account of such Borrower or the related drafts or documents, if done in the absence of gross negligence, bad faith or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to such Borrower.

          8.7 EUROPEAN LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any European Letter of Credit, the responsibility of the Issuing Lender thereof to the relevant Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such European Letter of Credit, be limited to determining that the documents (including each draft) delivered under such European Letter of Credit in connection with such presentment are in conformity with such European Letter of Credit.

          8.8 APPLICATION. To the extent that any provision of any Application related to any European Letter of Credit is inconsistent with the provisions of this Section 8, the provisions of this Section 8 shall apply.

          8.9 ISSUING LENDER REPORTING REQUIREMENTS. Each Issuing Lender shall, no later than the fifth Business Day following the last day of each calendar month and on the last Business Day of each calendar quarter (or, to the extent that the Administrative Agent so agrees, not more than two Business Days thereafter), provide to the Administrative Agent and the Company separate schedules for Commercial European Letters of Credit and Standby European Letters of Credit issued by such Issuing Lender, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate European L/C Obligations outstanding to such Issuing Lender at the end of each month or calendar quarter, as the case may be, and any information requested by the Administrative Agent or the Company relating to the date of issue, account party, amount, expiration date and reference number of each European Letter of Credit issued by it. Promptly following receipt by the Administrative Agent of the quarterly schedule, the Administrative Agent shall provide to each European Lender a report containing such information.

          8.10 TRANSITIONAL PROVISIONS. Schedule 8.10 lists certain letters of credit issued prior to the date hereof for the account of the Borrowers. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to European Letters of Credit issued pursuant to this Section 8 for the account of the Borrower who presently is the account party thereunder and subject to the provisions hereof, and for this purpose the fees specified in Sections 8.3 shall be payable (in substitution for any fees set forth in the reimbursement agreement relating to such letters of credit) as if such letters of credit had been issued on the Closing Date and (ii) the face amount of such letters of credit shall be included in the calculation of the aggregate amount of outstanding European L/C Obligations. No letter of credit converted in accordance with this subsection 8.10 shall be amended, extended or renewed without the prior written consent of the Administrative Agent. To the extent that any fees with respect to the letters of credit listed on Schedule 8.10 were paid in advance to the issuing bank under such letter of credit, the Administrative Agent shall use reasonable efforts (but shall otherwise not be obligated) to obtain a PRO RATA refund for the relevant Borrower of such fees to the extent such fees were paid in respect of any time period during which such letter of credit shall be a letter of credit on account of the provisions of this subsection. Notwithstanding anything set forth in Section 8.2(c)(A), to the extent that any letter of credit listed on Schedule 8.10 has an expiration date in excess of one year, such letter of credit shall continue in full force and effect pursuant to the terms hereof after the Closing Date through its stated expiration date (but shall be cash collateralized upon terms reasonably satisfactory to the relevant Issuing Lender during the period from the Termination Date through such stated expiration date).


     SECTION 9.  AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT FACILITY

          9.1 EUROPEAN OVERDRAFT FACILITY. Subject to the terms and conditions set forth herein, the European Overdraft Lender shall make loans (the "EUROPEAN OVERDRAFT LOANS") to the Foreign Borrowers from time to time during the period from the day immediately following the Closing Date to the Termination Date, up to an aggregate principal amount at any time outstanding which shall not exceed the European Overdraft Commitment then in effect; PROVIDED that (x) except to the extent that the European Overdraft Lender shall otherwise agree, Composites-Austria shall not, in the aggregate, have the right to borrow more than $250,000 (or the Local Equivalent thereof) at any one time under the European Overdraft Commitment and (y) except to the extent that the European Overdraft Lender otherwise shall so agree, Salver shall not have the right to borrow any amounts under the European Overdraft Commitment. All European Overdraft Loans shall be payable on the Termination Date with accrued interest thereon and shall be secured by the Collateral and shall, except as expressly provided in this Section 9, otherwise be subject to all the terms and conditions applicable to Syndicated European Loans, except that each European Overdraft Loan shall be denominated in a single Optional Currency and shall not be subject to a minimum borrowing requirement.

          9.2 MAKING OF EUROPEAN OVERDRAFT LOANS. All European Overdraft Loans shall be made available to the Foreign Borrowers at the office of the European Overdraft Lender in London in immediately available funds on the Borrowing Date applicable thereto. The European Overdraft Lender shall not make any European Overdraft Loan in the period commencing on the first Business Day after it has notice that one or more of the conditions precedent contained in subsection 12.2 shall not on such date be satisfied, and ending when such conditions are satisfied, and the European Overdraft Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 12.2 hereof have been satisfied in connection with the making of any European Overdraft Loan.

          9.3 REPAYMENT OF EUROPEAN OVERDRAFT LOANS. Each Foreign Borrower shall repay the outstanding European Overdraft Loans owing by it to the European Overdraft Lender at any time, but in no event later than the earlier of
(A) demand by the European Overdraft Lender and (B) the Termination Date.

          9.4 USE OF PROCEEDS OF EUROPEAN OVERDRAFT LOANS. The proceeds of the European Overdraft Loans may be used to provide for ongoing working capital needs in the ordinary course of the business of the Foreign Borrowers and their respective Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.

          9.5 ADJUSTMENT OF EUROPEAN OVERDRAFT COMMITMENT. (a) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Lender (in their respective sole discretion) the European Overdraft Commitment of the European Overdraft Lender may be increased to an amount not in excess of $25,000,000. Any such increase in the European Overdraft Commitment shall be accompanied by a reduction in the European Commitment of Citibank, N.A. to the extent required by subsection 10.5(f); PROVIDED that, after giving effect to such decrease in the European Commitment of Citibank, N.A., the sum of the European Commitment of Citibank, N.A. and the European Overdraft Commitment shall be unchanged (it being understood that such reduction in the European Commitment of Citibank, N.A. shall alter the European Commitment Percentage of each European Lender).

          (b) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Lender (such consents not to be unreasonably withheld), the European Overdraft Commitment of the European Overdraft Lender may be reduced and the European Commitment of Citibank, N.A. may be increased by an amount not to exceed the amount of such reduction; PROVIDED that, after giving effect to such increase in the European Commitment of Citibank, N.A., the sum of the European Commitment of Citibank, N.A. and the European Overdraft Commitment shall be unchanged (it being understood that such increase in the European Commitment of Citibank, N.A. shall alter the European Commitment Percentage of each European Lender).


     SECTION 10. PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES AND PAYMENTS

          10.1 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to (i) with respect to Swing Line Loans, the Swing Line Lender, (ii) with respect to Local European Loans in which the purchase of participating interests have not been funded pursuant to subsection 7.5(a), the relevant Local Lender, (iii) with respect to European Overdraft Loans, the European Overdraft Lender and (iv) otherwise, the Administrative Agent, the then unpaid principal amount of each Loan borrowed by it on the applicable Termination Date (or such earlier date on which such Loans become due and payable hereunder). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time owing by it from the date hereof until payment in full thereof at the rates PER ANNUM, and on the dates, set forth in subsection 10.8.

          (b) Each Lender (including, without limitation, the European Overdraft Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 17.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of Loan made hereunder, the Type thereof, each Interest Period applicable thereto and the Borrower with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each applicable Lender's share thereof; PROVIDED that the Administrative Agent shall have no obligation to record in the Register any matters with respect to European Overdraft Loans.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 10.1(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) Each relevant Borrower agrees that, upon request of any such Lender through the Administrative Agent, such Borrower will execute and deliver to such Lender:

          (i) in the case of a Tranche A Lender, a promissory note of such Borrower evidencing the Tranche A Loans of such Tranche A Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "TRANCHE A NOTE");

          (ii) in the case of a Tranche B Lender, a promissory note of such Borrower evidencing the Tranche B Loans of such Tranche B Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "TRANCHE B NOTE");

          (iii) in the case of a Revolving Credit Lender, a promissory note of such Borrower evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE"); and

          (iv) in the case of the Swing Line Lender, a promissory note of such Borrower evidencing the Swing Line Loans, substantially in the form of Exhibit A-4 with appropriate insertions as to date and principal amount (a "SWING LINE NOTE").

No promissory notes shall be provided with respect to any European Revolving Loans or the European Overdraft Facility.

          10.2 FACILITY FEE. (a) The Borrowers shall pay to the Administrative Agent, for the account of:

          (i) each Revolving Credit Lender, a facility fee computed on the average daily amount of the Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made;

          (ii) each European Lender, a facility fee computed on the average daily amount of the European Loan Commitment of such European Lender during the period for which payment is made; and

          (iii) for each Tranche A Lender, a facility fee computed on the average daily amount of the Tranche A Loan Commitment remaining available for the making of Subsequent Tranche A Loans during the period for which payment is made.

Such facility fee shall (x) accrue for each day during the period from and including the first day of the Commitment Period to and including the Termination Date, (y) be payable at the rate PER ANNUM equal to the Applicable Facility Fee Rate and (z) be payable (A) quarterly, in arrears, on the last Business Day of each March, June, September and December, commencing on December 31, 1998, for the period ending on (and including) the last day of such December, March, June or September, respectively, and (B) on the Termination Date.

          (b) The Borrowers shall pay to the European Overdraft Lender a facility fee for each day during the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the rate PER ANNUM equal to the Applicable Facility Fee Rate on the average daily amount of the European Overdraft Commitment during the period for which payment is made. Such facility fee shall be payable (A) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on December 31, 1998, for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and (B) on the Termination Date.

          10.3 OPTIONAL PREPAYMENTS. (a) Each Borrower may at any time and from time to time prepay the Loans made to it (other than (x) the Swing Line Loans, as to which the provisions of subsection 10.3(b) shall apply and (y) the European Overdraft Loans, as to which the provisions of subsection 9.3 shall apply), in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, same day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to (x) in the case of Loans denominated in Dollars, 11:00 A.M., New York City time, and (y) in the case of Loans denominated in Optional Currencies, 11:00 A.M., London time, on the date upon which such notice is due), specifying whether such prepayment is to be applied to the Tranche A Loans, the Tranche B Loans, the Revolving Credit Loans or the European Revolving Loans (and, if European Revolving Loans, whether such Loans are Syndicated European Loans or Local European Loans and the currency in which such Loans are denominated) hereunder and, in any event, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 10.15 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments shall be (i) in the case of Loans denominated in Dollars, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) in the case of Syndicated European Loans denominated in any Optional Currency, in an aggregate principal amount equal to an integral multiple of 100,000 units of such Optional Currency and equal to or greater than the Local Equivalent of $2,000,000 and (iii) in the case of Local European Loans denominated in any Optional Currency, in an aggregate principal amount equal to an integral multiple of 50,000 units of such Optional Currency and equal to or greater than the Local Equivalent of $100,000. Partial prepayments of the Tranche A Loans and the Tranche B Loans shall be applied ratably to the remaining installments thereof.

          (b) The Company may at any time and from time to time prepay, in whole or in part and without premium or penalty, any Swing Line Loans then owing by it on any Business Day; PROVIDED that the Company has given irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date of such prepayment. Partial prepayments of Swing Line Loans shall be in a minimum amount of $1,000,000 or a multiple of $100,000 in excess thereof.

          10.4 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to (a) terminate any of the Aggregate Tranche A Loan Commitment, the Aggregate Tranche B Loan Commitment, the Aggregate Revolving Credit Commitment or the Aggregate European Loan Commitment or (b) from time to time, to reduce the amount of any thereof; PROVIDED that no such termination or reduction of the Aggregate Revolving Credit Commitment or the Aggregate European Loan Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Loans thereunder made on the effective date of such termination or reduction, the Aggregate Outstanding RC Extensions of Credit (in the case of any termination or reduction of the Aggregate Revolving Credit Commitment) or the Aggregate Outstanding European Extensions of Credit (in the case of any termination or reduction of the Aggregate European Loan Commitment) would exceed the Aggregate Revolving Credit Commitment or the Aggregate European Loan Commitment, as the case may be, then in effect. Any such reduction shall be in an amount equal to the Local Equivalent of $1,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect.

          10.5 MANDATORY REDUCTION OF COMMITMENTS AND PREPAYMENTS. (a) Each of the Aggregate Revolving Credit Commitment and the Aggregate European Loan Commitment shall terminate on the Termination Date.

          (b) If the Aggregate Outstanding RC Extensions of Credit of all Revolving Credit Lenders shall at any time exceed the Aggregate Revolving Credit Commitment then in effect (including, without limitation, as a result of any reduction or termination of the Aggregate Revolving Credit Commitment pursuant to subsection 10.4 or this subsection 10.5), the Borrowers shall immediately repay the Aggregate Outstanding RC Extensions of Credit by the amount of such excess, with such prepayment being applied, FIRST, to the then outstanding Swing Line Loans, SECOND, to the then outstanding Revolving Credit Loans and, THIRD, to cash collateralize the then outstanding L/C Obligations thereunder.

          (c) If the Aggregate Outstanding European Extensions of Credit of all European Lenders shall at any time exceed the Aggregate European Loan Commitment then in effect (including, without limitation, as a result of any reduction or termination of the Aggregate European Loan Commitment pursuant to subsection
10.4 or this subsection 10.5), the Borrowers shall immediately repay the Aggregate Outstanding European Extensions of Credit by the amount of such excess, with such prepayment being applied, FIRST, to the then outstanding European Revolving Loans (in such order as the Company shall elect) and, SECOND, to cash collateralize the then outstanding L/C Obligations thereunder.

          (d) If the aggregate outstanding principal amount of European Overdraft Loans shall at any time exceed the European Overdraft Commitments then in effect, the Foreign Borrowers shall, within five Business Days, repay the European Overdraft Loans by the amount of such excess.

          (e) If any Foreign Borrower shall at any time cease to be a "Foreign Borrower" hereunder, such Foreign Borrower shall immediately (i) repay all European Revolving Loans owing by it (together with accrued interest and any other amounts owing in respect thereof) and (ii) provide to the relevant Issuing Lender cash collateral (on terms reasonably satisfactory to such Issuing Lender and the Administrative Agent) in the amount equal to 105% of then outstanding face amount of the European Letters of Credit issued by such Issuing Lender for the account of such Foreign Borrower.

          (f) If the European Overdraft Commitment shall at any time be increased pursuant to subsection 9.5(a), the European Loan Commitment of Citibank, N.A. immediately shall be temporarily reduced (subject to reinstatement in accordance with the provisions of subsection 9.5(b)) by 100% of the amount of such increase and the Aggregate Outstanding European Extensions of Credit owing to Citibank, N.A. immediately shall be prepaid by the amount necessary to cause such Aggregate Outstanding European Extensions of Credit to equal Citibank, N.A.'s European Commitment Percentage of (after giving effect to such reduction of its European Loan Commitment) the Aggregate Outstanding European Extensions of Credit of all European Lenders.

          (g) The Aggregate Commitment shall be reduced by the amount equal to 100% of any Net Proceeds (other than Reserved Proceeds) derived by the Company and its Subsidiaries from any Net Proceeds Event; PROVIDED, HOWEVER, that:

          (x) no such reduction shall be required with respect to the first $25,000,000 of Net Proceeds derived from any Net Proceeds Event received by the Company and its Subsidiaries during any period of 365 consecutive days (other than any Net Proceeds Event on account of the sale, transfer or other disposition of assets described in clause (y) below);

          (y) no such reduction shall be required with respect to any Net Proceeds received on account of the sale, transfer or other disposition of any property listed on Schedule 10.5; and

          (z) in the event that such Net Proceeds Event is of the type described in clause (c) of the definition of such term and the Leverage Ratio in effect on the date of such Net Proceeds Event was not more than 3.0 to 1.0, the Aggregate Commitment shall be reduced by 50% (rather than 100%) of such Net Proceeds.

Any reduction of the Aggregate Commitment pursuant to this clause (g) shall be applied:

     FIRST, to the Aggregate Tranche A Loan Commitment (or, from and after the Closing Date, the Tranche A Loans then outstanding) and the Aggregate Tranche B Loan Commitment (or, from and after the Closing Date, the Tranche B Loans then outstanding), with such application to be ratably between such Commitments and ratably among the remaining installments of each; PROVIDED that, at the Company's option, up to $125,000,000 of Net Proceeds received by the Company on or before December 31, 1998 from a Net Proceeds Event of the type described in clause (c) of the definition of such term may be applied first to the Aggregate Tranche B Loan Commitment (or, from and after the Closing Date, the Tranche B Loans then outstanding), with such application to be ratably among the remaining installments thereof; and

     SECOND, to the Aggregate Revolving Credit Commitment and the Aggregate European Loan Commitment, with such application to be ratably between such Commitments; PROVIDED that with respect to any amount being applied pursuant to this clause SECOND as a result of such amount ceasing to be Reserved Proceeds, 71% of such amount shall be applied to reduce the Aggregate Revolving Credit Commitment and the remaining 29% of such amount shall be applied to reduce the Aggregate European Loan Commitment;

PROVIDED that, unless the Company otherwise elects, prepayments made pursuant to this subsection 10.5(g) shall be applied to the Loans under any Commitment, FIRST, to ABR Loans and, SECOND, to Eurocurrency Loans. Notwithstanding anything to the contrary contained in this clause (g), any Reserved Proceeds shall cease to be Reserved Proceeds (unless previously reinvested in accordance with the definition of such term) on the earlier to occur of (i) the 366th day following such occurrence and (ii) to the extent that an Event of Default is then continuing, the date upon which the Administrative Agent or the Majority Lenders shall request such application. Upon any such amount ceasing to be Reserved Proceeds, such amount shall be applied to reduce the Aggregate Commitment in accordance with the provisions of this clause (g).

          (h) Notwithstanding anything to the contrary contained herein, in the event that a Borrower would incur costs pursuant to subsection 10.15 as a result of any payment due as a result of any commitment reduction or prepayment required to be made pursuant to this subsection 10.5, such Borrower may deposit the amount of such payment with the Administrative Agent, for the benefit of the Lenders who would have received such payment, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. Each Borrower hereby grants to the Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which such Borrower has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

          10.6 CONVERSION AND CONTINUATION OPTIONS.(a) Each Borrower may elect from time to time to convert Eurocurrency Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least one Business Day prior to the requested date of conversion; PROVIDED that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) no Revolving Credit Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date and (iii) no European Revolving Loan which is denominated in an Optional Currency or Local European Loan may be converted into an ABR Loan. Notwithstanding anything to the contrary contained herein, Swing Line Loans shall at all times be maintained as ABR Loans and shall not be converted to Eurocurrency Loans hereunder.

          (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, setting forth (among other things) the length of the next Interest Period to be applicable to such Loans, PROVIDED that
(i) no Loan may be continued as a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate and (ii) no Revolving Credit Loan may be continued as a Eurocurrency Loan after the date that is one month prior to the Termination Date and PROVIDED, FURTHER, that if a Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall (x) in the case of any Loan to the Company or any Syndicated European Loan denominated in Dollars, be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (y) in each other case, bear interest at a rate equal to the rate determined by the Administrative Agent (in its reasonable discretion and notified to the relevant Borrower) as reflecting a reasonable cost of funds for the maintenance by the relevant Lenders of such Loan on an overnight basis PLUS (in the case of this clause (y)) the Applicable Margin then in effect with respect to Eurocurrency Loans. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each affected Lender thereof.

          10.7 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to (a) in the case of Loans denominated in Optional Currencies, 100,000 units in such Optional Currency and at least the Local Equivalent of $2,000,000 and (b) in the case of all other Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 10 Eurocurrency Tranches outstanding to the Company at any time or more than 15 Eurocurrency Tranches outstanding to the Foreign Borrowers (in the aggregate) at any time. Notwithstanding the foregoing, the provisions of this Section 10.7 shall not apply to European Overdraft Loans.

          10.8 INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin with respect thereto. Interest on each Eurocurrency Loan shall be payable in the currency in which such Eurocurrency Loan is denominated.

          (b) Each ABR Loan (including, without limitation, each Swing Line
Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect thereto. Interest on each ABR Loan shall be payable in Dollars.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, facility fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, facility fee or other amount (including, without limitation, fees and commissions on Letters of Credit), the rate which would have been applicable thereto if such amount were principal of a Loan denominated in the relevant currency (with any such amount which is denominated in Dollars being treated as if it were an ABR Loan) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date (PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand) and shall be payable (w) in the case of interest on account of Swing Line Loans, to the Swing Line Lender (for its own account), (x) in the case of interest on Local European Loans, to the relevant Local Lender (for its own account), (y) in the case of interest on European Overdraft Loans, to the European Overdraft Lender (for its own account) and (z) otherwise, to the Administrative Agent (for the ratable account of the Lenders holding the obligations on account of which such interest was paid).

          (e) Each Local Lender hereby agrees that, in consideration of the agreement of the European Lenders to purchase participating interests in the Local European Loans made by it, such Local Lender shall pay to the Administrative Agent (for the ratable account of the European Lenders) promptly upon receipt by such Local Lender of any interest payment hereunder a fee in the amount equal to (x) the Applicable Margin for Eurocurrency Loans on the average daily principal amount of its Local European Loans during the period for which payment is due MINUS

(y) the amount equal to 1/4 of 1% on such average daily principal amount (which amount shall be retained by such Local Lender, for its own account); PROVIDED, HOWEVER, that, in the event that the European Lenders have funded the purchase of participating interests in such Local European Loans pursuant to subsection 7.5(a), such Local Lender instead shall pay to the Administrative Agent, for the account of each European Lender which has so funded such purchase, the amount equal to such European Lender's European Commitment Percentage of the full amount (other than the amount equal to 1/4 of 1% PER ANNUM on the average daily principal amount on which such interest is being paid, which amount shall be retained by the relevant Local Lender as an administrative fee) of the interest paid to such Local Lender by the relevant Borrower. In addition to the foregoing amounts, the relevant Borrower also shall pay to each relevant Lender any amounts due pursuant to subsection 10.15.

          10.9 COMPUTATION OF INTEREST AND FEES. (a) Facility fees and, other than when calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 360-day year for the actual days elapsed; and, when calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; PROVIDED that interest on all Eurocurrency Loans denominated in Belgian francs or British pounds sterling ("Euro sterling") shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan or the Applicable Facility Fee Rate resulting from a change in (i) the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective and (ii) the Leverage Ratio of the Company and its Subsidiaries shall become effective as of the opening of business on the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 13.1 which evidence such change in the Leverage Ratio. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 10.9(a) which is applicable to the Loans of such Borrower and, with respect to Loans made to French Borrowers or in French Francs, the overall interest rate ("taux effectif global") applicable to such Loans.

          10.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the determination of the Eurocurrency Rate with respect to any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period;

          (b) the Administrative Agent shall have received notice from any Lender that deposits in Dollars or the applicable Optional Currency, as applicable, in the principal amounts of the Eurocurrency Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market for a period equal to such Interest Period; or

          (c) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the affected Lenders as soon as practicable thereafter. If such notice is given, then:

          (x) with respect to Loans (other than Local European Loans) denominated in Dollars, (i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans; and

          (y) with respect to any other Loans, any Eurocurrency Loans requested to be made or continued on the first day of such Interest Period shall thereafter (and until such notice has been withdrawn) bear interest at the rate determined by the Administrative Agent (or, in the case of European Overdraft Loans or Local European Loans, the European Overdraft Lender or the relevant Local Lender, as the case may be) as reflecting a reasonable cost of funds for the maintenance by the relevant Lenders of such Loan on an overnight basis PLUS the Applicable Margin then in effect with respect to Eurocurrency Loans.

Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the Aggregate Revolving Credit Commitment shall be made or continued as such, nor shall the relevant Borrower have the right to convert Loans to Eurocurrency Loans.

          10.11 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing (other than a borrowing of Swing Line Loans, Local European Loans or European Overdraft Loans) by a Borrower hereunder, each payment by a Borrower on account of any facility fee hereunder and any reduction of the Commitments shall be made PRO RATA according to the respective relevant Commitment Percentages of the Lenders holding the affected obligations. Each payment (including each prepayment) by a Borrower on account of principal of and (subject to the provisions of subsection 10.12) interest on the Loans (other than the Swing Line Loans, the European Overdraft Loans or any Local European Loans in which the purchase of participating interests has not been funded pursuant to subsection 7.5(a)) shall be made PRO RATA according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time (with respect to amounts denominated in Dollars) or London time (with respect to other amounts), on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 17.3 (or at such other office as the Administrative Agent may from time to time specify), in immediately available funds and in the currency in which the underlying obligation is denominated (PROVIDED that facility fees payable pursuant to subsection 10.2 shall be payable in Dollars). The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received.
If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (or, in the case of amounts denominated in Optional Currencies, the rate PER ANNUM reasonably determined by the Administrative Agent to reflect the cost of funds to it in maintaining such Lender's unfunded portion of the Loan) for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 10.11 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon calculated from such Borrowing Date at the rate per annum applicable to ABR Loans hereunder (or, in the case of amounts denominated in Optional Currencies, the higher of (x) the rate PER ANNUM reasonably determined by the Administrative Agent to reflect the cost of funds to it in maintaining such Lender's unfunded portion of the Loan for the period until such Lender makes such amount immediately available to the Administrative Agent and (y) the rate then applicable to the relevant European Revolving Loan hereunder).

          (c) Notwithstanding anything to the contrary contained herein, in the event that the Administrative Agent shall make any payment to a Lender on account of amounts owing to such Lender by a Borrower hereunder and the Administrative Agent either (i) shall not receive the corresponding amount from such Borrower or (ii) shall be required to be return such amount to such Borrower, such Lender shall (upon the request of the Administrative Agent) promptly return to the Administrative Agent the amount of such payment.

          (d) For the purposes of this Agreement, the Dollar Equivalent of a European Revolving Loan which is denominated in an Optional Currency or any L/C Obligations denominated in an Optional Currency shall be determined by the Administrative Agent upon receipt from any Borrower of the Notice of Borrowing requesting a European Revolving Loan or any Application for a European Letter of Credit, and such Dollar Equivalent shall be recalculated on each date that it shall be necessary to determine the Available European Loan Commitment or any or all of the Aggregate Outstanding European Extensions of Credit outstanding on such date (it being understood that such calculation or recalculation may, under the circumstances described in the definition of the term "Dollar Equivalent" in
Section 1.1, be made based upon an exchange rate in effect on the last Business Day of the most recently ended calendar quarter).

          10.12 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to:

          (i)  in the case of Loans denominated in Dollars, ABR Loans; and

          (ii) otherwise, a rate equal to the rate determined by the Administrative Agent (or, in the case of Local European Loans, the relevant Lender) in its reasonable discretion and notified to the relevant Borrower as reflecting a reasonable cost of funds for the maintenance by the relevant Lenders of such Loan on an overnight basis PLUS (in the case of this clause (ii)) the Applicable Margin then in effect with respect to Eurocurrency Loans which are European Revolving Loans;

in each case on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to the relevant Lenders such amounts, if any, as may be required pursuant to subsection 10.15.

          10.13 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 10.14 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

           (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. For purposes of clarification, the parties hereto expressly agree that the introduction of, changeover to and operation of the Euro shall constitute a change in a Requirement of Law regarding capital adequacy to which the provisions of this subsection 10.13 shall apply.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection (accompanied by a statement as to the amount of such compensation and a summary of the basis for such demand with detailed calculations) submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          10.14 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, franchise taxes (imposed in lieu of net income taxes) and branch profits taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings
("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrowers shall be entitled to deduct and withhold and shall not be required to increase any such amounts payable to any Lender that is not a United States person as defined in section 7701(a)(30) of the Code (a "NON-U.S. LENDER") if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Non-U.S. Lender shall:

             (i) deliver to the Company and the Administrative Agent (a) if such Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) two duly completed copies of Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is unable to provide the Forms specified in (a) and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate substantially in the form of Exhibit I, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Credit Documents;

            (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments from the Company under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 17.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Each of the Lenders and the Administrative Agent agrees, within a reasonable time after receiving a written request from the Company, to provide the Company and the Administrative Agent with such certificates as are reasonably required and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or Affiliate or Subsidiary may be entitled to claim in respect of all or a portion of any Non-Excluded Taxes that are otherwise required to be paid or deducted or withheld pursuant to this subsection 10.14 in respect of any payments under this Agreement or under the Notes.

          (d) To the extent that the undertaking to indemnify and reimburse the Administrative Agent and the Lenders set forth in this subsection may be invalid and/or unenforceable because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment of the Non-Excluded Taxes imposed on the Administrative Agent and the Lenders and the remaining portion shall be an Obligation hereunder and under the other Credit Documents.

          (e) If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Non-Excluded Taxes as to which it has been indemnified by a Borrower pursuant to this subsection 10.14, it shall promptly notify in writing such Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense; PROVIDED that neither the Lender nor the Administrative Agent shall have any liability to any Borrower for any failure to provide such notice if such right to receive such refund could reasonably be attributed to factors unrelated to the transactions under this Agreement or if such failure results from a good faith error on the part of such Lender or the Administrative Agent.

          (f) Each Lender confirms to the Administrative Agent (on the date hereof, or, in the case of a Lender which becomes a party hereto by assignment or transfer, on the date on which the relevant transfer or assignment become effective) that either:

          (i) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its participation in the relevant Loans and interest thereon; or

          (ii) it is a bank as defined for the purposes of Section 349 of the Income & Corporation Taxes Act 1988 of the United Kingdom and is beneficially entitled to its participation in the relevant Loans and the interest thereon, and each Lender in favor of the Administrative Agent agrees to notify the Administrative Agent if there is any change in its position from that set out above.

          10.15 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) failure by such Borrower to make a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by such Borrower to make any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Any Lender requesting indemnification pursuant to this subsection 10.15 shall deliver to the applicable Borrower, concurrently with such demand, a written statement in reasonable detail as to such losses and expenses, and such statement shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          10.16 CERTAIN FEES. The Company agrees to pay to the Administrative Agent and to the Documentation Agent, for their own accounts, the non-refundable fees previously agreed to with the Administrative Agent and the Documentation Agent in the manner and on the dates so previously agreed.

          10.17 CHANGE OF LENDING OFFICE. (a) Each Lender agrees that if it makes any demand for payment under subsection 10.12 or 10.14(a), or if any adoption or change of the type described in subsection 10.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under subsection 10.12 or 10.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 10.13.

          (b) Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to receive any amount under subsections 10.12, 10.13 or 10.14(a) as a result of the transfer of any Eurocurrency Loan to a lending office which is greater than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

          10.18 OVERALL INTEREST RATE FOR FRENCH LAW. Given the variable rates of interest applicable to the Loans, the overall interest rate ("taux effectif global"), as governed by the French Usury Law of December 28, 1966 and the Decree of September 4, 1985, cannot be calculated at the time of execution of this Agreement.

          10.19 ADDITIONAL ACTION IN CERTAIN EVENTS. In the event that any Lender shall seek reimbursement for amounts owing pursuant to subsection 10.12, 10.13 or 10.14(a), the Company may (after the relevant Borrower has paid the amounts owing pursuant to such subsections), either:

          (a) require such Lender to assign, in whole (but not in part), without recourse, its Commitments, Loans and other extensions of credit hereunder in accordance with the provisions of subsection 17.7 (except that the Company shall be liable to the Administrative Agent for any registration and processing fee payable under subsection 17.7(e)) to one or more Assignees identified to such Lender by the Company and (if not already a Lender) reasonably satisfactory to the Administrative Agent; PROVIDED that no Lender shall be required to effect any such assignment until such Lender shall have received from such Assignees one or more payments which, in an aggregate, are at least equal to the aggregate outstanding principal amount of the Loans and Reimbursement Obligations owing to such Lender and all accrued interest and other amounts (including, without limitation, any amounts owing pursuant to subsection 10.15) owing hereunder; or

          (b) upon five Business Days' prior written notice to the Administrative Agent and such Lender, terminate the Commitments of such Lender and prepay in full all Loans and Reimbursement Obligations owing to, such Lender, together with all accrued interest and other amounts (including, without limitation, any amounts owing pursuant to subsection 10.15) owing hereunder; PROVIDED that (i) no such termination and prepayment shall be permitted if, after giving effect thereto, the Aggregate Outstanding RC Extensions of Credit or the Aggregate Outstanding European Extensions of Credit of any Lender shall exceed its Revolving Credit Commitment or European Loan Commitment (as the case may be) then in effect, (ii) no such termination and repayment shall be permitted under this clause (b) at any time when any Default or Event of Default has occurred and is continuing;

and, PROVIDED, FURTHER, that (x) prior to any such replacement or termination, such Lender shall not have taken action under Section 10.17 so as to eliminate the continued need for payment of amounts of the type requested to be reimbursed and (y) such replacement or termination does not conflict with any Requirement of Law.

From and after the effectiveness of any termination of Commitments contemplated by clause (b) above, (x) any participating interests held by such terminated Lender in Letters of Credit or Local European Loans shall be allocated ratably among the remaining Revolving Credit Lenders or European Lenders (as applicable) and (y) the Revolving Credit Commitment Percentages of the remaining Revolving Credit Lenders or the European Commitment Percentages of the remaining European Lenders shall be ratably adjusted.

          10.20 EUROPEAN MONETARY UNION. (a) If, as a result of the implementation of European monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders (or, in the case of European Overdraft Loans or Local European Loans, the European Overdraft Lender or the relevant Local Lender, as the case may be) shall so request in a notice delivered to the Company, then any amount payable hereunder in such Optional Currency shall instead by payable in the Euro and the amount so payable shall be determined by converting the amount payable in such Optional Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

          (b) The Company agrees, at the request of any European Lender, any Local Lender or the European Overdraft Lender, to compensate such Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender (other than through such Lender's gross negligence, bad faith or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of such Lender setting forth (x) the amount or amounts necessary to compensate such Lender (y) describing the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (c) The Company agrees, at the request of the Required Lenders (or, with respect to matters relating to the European Overdraft Loans or Local European Loans, the European Overdraft Lender or the relevant Local Lender, as the case may be), at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders (or the European Overdraft Lender or the relevant Local Lender, as the case may be) reasonably shall request in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.

     SECTION 11.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make its Loans and other extensions of credit hereunder, the Company hereby represents and warrants (and, to the extent that any such representation and warranty concerns matters relating to any other Borrower or any of its Subsidiaries, such Borrower hereby represents and warrants) to each Lender and the Administrative Agent as follows:

          11.1 FINANCIAL CONDITION. (a) The condensed, consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited condensed, consolidated balance sheet of the Company and its consolidated Subsidiaries as at each of March 31, 1998 and June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the respective three- and six-month periods ended on such dates, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective three- and six-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) To the Company's knowledge, the unaudited consolidated balance sheet of the Acquired Businesses as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Acquired Businesses as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. To the Company's knowledge, the unaudited consolidated balance sheet of the Acquired Businesses as at each of March 31, 1998 and June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the respective three- and six-month periods ended on such dates, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Acquired Businesses as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective three- and six-month periods then ended (subject to normal year-end audit adjustments). To the Company's knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

          (c) Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

          (d) During the period from December 31, 1997 to and including the date hereof, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition (other than the Acquisition and the Interglas Transaction) of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 1997.

          11.2 NO CHANGE. Since December 31, 1997, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect; PROVIDED that, to the extent that the representation and warranty contained in this subsection 11.2 is being made on the Closing Date or on the borrowing date for any extension of credit made within 30 days following the Closing Date in order to finance the purchase of all or any portion of the Capital Stock or assets of the Acquired Businesses (including, without limitation, the Initial Interglas Transaction and, to the extent it occurs within 30 days after the Closing Date, the Subsequent Interglas Transaction), the term "Material Adverse Effect" shall be deemed to mean the occurrence or discovery by the Administrative Agent or any Lender of one or more conditions and events which (individually or in the aggregate) have had or would be reasonably likely to have a material adverse effect upon (a) the assets, business, operations or financial condition of the Company and its Subsidiaries taken as a whole or the Acquired Businesses, other than any such effects described in this proviso which are attributable to general economic conditions or to other changes generally affecting Persons in the same business as the Company and its Subsidiaries or the Acquired Businesses, as the case may be or (b) the ability of the Lenders, the Documentation Agent or the Administrative Agent to enforce the material provisions of the Credit Documents.

          11.3 PRO FORMA BALANCE SHEET. The Company has heretofore furnished to the Lenders an unaudited PRO FORMA consolidated balance sheet as of June 30, 1998, adjusted to reflect the consummation of the Acquisition (or any part thereof which has been consummated on the Closing Date) and the other transactions which are contemplated to occur on the Closing Date. Such PRO FORMA balance sheet has been prepared based upon good faith assumptions believed by the Company to be reasonable at the time made and present the Company's good faith estimate of the consolidated financial position of the Company and its Subsidiaries as of June 30, 1998 on a PRO FORMA basis, assuming that the Acquisition (or any part thereof which has been consummated on the Closing Date) and such other transactions had occurred on such date.

          11.4 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or, with respect to Foreign Subsidiaries, maintains the analogous status) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to maintain such status could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          11.5 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company and each other Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes or Applications and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Except to the extent described on Schedule 11.5, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Company and each other Credit Party is a party. Subject to the requirements listed on Schedule 11.5, this Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Company and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company and each other Credit Party enforceable against the Company and each other Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          11.6 NO LEGAL BAR. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Credit Documents (a) will not violate any material Requirement of Law or any material Contractual Obligation applicable to or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, in any manner and (b) will not result in the creation or imposition of any Lien on any properties or assets of the Company or any of its Subsidiaries pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

          11.7 NO MATERIAL LITIGATION.  Except to the extent described in
Schedule 11.7, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries, or against any of its or their respective properties or revenues, with respect to any Credit Document, the Loans made hereunder, the use of proceeds thereof, or any drawings under a Letter of Credit and the other transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect and all applicable waiting periods have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated hereby or thereby or which would be reasonably likely to have a Material Adverse Effect.

          11.8 NO DEFAULT. None of the Company or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          11.9 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 14.3.

          11.10 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          11.11 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed; to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge which would reasonably be likely to have a Material Adverse Effect.

          11.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-1 (as applicable) referred to in said Regulation U.

          11.13 EMPLOYEE BENEFITS. (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          (b) Each Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Employee Benefit Plan by an amount in excess of $5,000,000.
With respect to any Foreign Employee Benefit Plan maintained by a Borrower, any of its Subsidiaries or any Commonly Controlled Entity (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plans are not material. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of such Borrower, threatened against such Borrower, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Foreign Employee Benefit Plan that would subject such Borrower, any of its Subsidiaries or an Commonly Controlled Entity to a liability in excess of $5,000,000.

          11.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          11.15 SUBSIDIARIES. On the Closing Date, the Subsidiaries of the Company, their jurisdiction of incorporation and the percentage of the Capital Stock thereof which is owned (directly or indirectly) by the Company shall be as set forth on Schedule 11.15.

          11.16 ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 11.16:

          (a) none of the Company, any of its Subsidiaries or any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, nor has the Company or any of its Subsidiaries received any notice of the foregoing, except, in each case, for any matter that, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect;

          (b) none of the Company or any of its Subsidiaries is or has been the owner or operator of any Property that has any of the following that would reasonably be likely to have a Material Adverse Effect:

                (i) any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

               (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment;

              (iii) any asbestos-containing material or any Contaminant;

               (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

          (c) no Environmental Lien has attached to any Property of the Company or any of its Subsidiaries that would reasonably be likely to have a Material Adverse Effect;

          (d) there have been no Releases of any Contaminants into the environment in reportable quantities by the Company or any of its Subsidiaries or any other Person that would reasonably be likely to have a Material Adverse Effect;

          (e) neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment that would reasonably be likely to have a Material Adverse Effect;

          (f) neither the Company nor any of its Subsidiaries has disposed of or sent or directly arranged for the transport of any waste or Contaminant at or to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list, or any other location the effect of which would reasonably be likely to have a Material Adverse Effect;

          (g) no present or past Property of the Company or any of its Subsidiaries is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Company and its Subsidiaries are unaware of any conditions on such Property that would qualify such Property for inclusion on any such list, except, in either case, where such listing would not reasonably be likely to have a Material Adverse Effect;

          (h) neither the Company nor any of its Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Credit Documents or, to the extent such acts are applicable to any such property, the Company or the relevant Subsidiary has fully complied with the requirements of such acts, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect;

          (i) neither the Company nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liabilities or potential liabilities under any Environmental, Health or Safety Requirements of Law except where (i) such assumption would not reasonably be likely to have a Material Adverse Effect or (ii) the Company has received a written indemnity with respect to such liabilities or potential liabilities (as the case may be) from a Person (other than the Company or any of its Subsidiaries) who would reasonably be expected to pay in full all reasonable claims in respect of such indemnity; and

          (j) The Company and each of its Subsidiaries has obtained, and is in compliance with, all permits, approvals, registrations, authorization licenses, variances, facility security clearances and personnel security clearances, and all permissions required from a Governmental Authority required under any Environmental, Health or Safety Requirements of Law, except where the failure to obtain or comply therewith would not, in the aggregate, reasonably be likely to have a Material Adverse Effect.

          11.17 COLLATERAL DOCUMENTS. (a) Upon execution and delivery thereof by the parties thereto, each Security Document (other than the Foreign Pledge Agreements) will be effective to create in favor of the Documentation Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and, when the

Documentation Agent has received the stock certificates evidencing the Capital Stock pledged thereunder (together with the related stock power), the security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the Collateral described therein.

          (b) Upon execution and delivery thereof by the parties thereto, each Foreign Pledge Agreement will be effective to create in favor of the Documentation Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in not less than 65% of the Capital Stock of each Foreign Subsidiary which is directly owned by the Company or a Domestic Subsidiary and, when the actions (if any) specified in the legal opinion delivered in connection with such Foreign Pledge Agreement have been duly taken, the security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in such Capital Stock.

          11.18 ACCURACY AND COMPLETENESS OF INFORMATION. The factual statements contained in the financial statements referred to in subsection 11.1(a) and (b), the Credit Documents (including the schedules thereto) and any other certificates or documents furnished or to be furnished to the Administrative Agent, the Documentation Agent or any Lender from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company and its Subsidiaries, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries. Notwithstanding the foregoing, any representation or warranty contained in this subsection 11.18 with respect to factual matters concerning the Acquired Businesses is made only "to the best knowledge" of the Company.

          11.19 PROJECTIONS. Each of the Company's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith on the basis of the assumptions accompanying them, and such projections and assumptions as of the date of preparation thereof were, and as of the Closing Date are, reasonable in light of the then current and foreseeable business conditions and prospects of the Company and its Subsidiaries and represented management's opinion of the Company's and its Subsidiaries' projected financial performance based on the information available to the Company at the time so furnished, it being understood that (a) such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and that no assurance is or can be given that the projections actually will be realized and (b) any representation or warranty contained in this subsection 11.19 with respect to financial projections prepared by the Acquired Businesses and delivered to the Lenders prior to the Closing Date is made only "to the best knowledge" of the Company.

          11.20 SOLVENCY. Each Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

          11.21 GOVERNMENT CONTRACTS. (a) None of the Company or any of its Subsidiaries is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among the Company or such Subsidiaries or otherwise that would result in the termination of any contract with any Governmental Authority or that would impose any limitation on the ability of the Company or such Subsidiary to perform any such contract, except where such termination or limitation is not reasonably likely to have a Material Adverse Effect, or to continue its business substantially as presently conducted and proposed to be conducted.

          (b)(i) None of the Company, any of its Subsidiaries or any of their respective directors or executive officers is (or during the last three years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract with a Governmental Authority; and (ii) during the last three years, none of the Company or any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a contract with any Governmental Authority, in each case except (with respect to such matters occurring after the Closing Date) as disclosed in writing to the Lenders.

          (c) Except (with respect to such matters occurring after the Closing Date) as disclosed in writing to the Lenders, none of the Company or any of its Subsidiaries or any of their respective directors or executive officers is (or during the last three years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

          11.22 YEAR 2000. The computer and management information systems of the Company and its Subsidiaries will be programmed and/or reprogrammed prior to December 31, 1999, such that the occurrence of January 1, 2000 will not cause malfunctions of such computer and management information systems which would, in the aggregate, reasonably be expected to have a Material Adverse Effect. The costs to the Company and its Subsidiaries that have not been incurred as of the date hereof for such programming and/or reprogramming could not reasonably be expected to have a Material Adverse Effect.


                   SECTION 12.  CONDITIONS PRECEDENT

          12.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loans and other extensions of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or other extension of credit (and, in any event, on or prior to September 30, 1998), of the following conditions precedent:

          (a) CREDIT DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, (ii) the Collateral Agreement, executed and delivered by a duly authorized officer of the Company and each Subsidiary Guarantor and (iii) the Assignment Agreement, duly executed by the parties specified therein.

          (b) RELATED AGREEMENTS. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Company, of each of (i) the CS Asset Purchase Agreement, (ii) the Lease Agreement and (iii) such other documents or instruments as may be reasonably requested by the Administrative Agent.

          (c) THE ACQUISITION. The Administrative Agent and the Lenders shall be satisfied that (i) the CS Asset Purchase Agreement and all related documentation (including, without limitation, the Lease Agreement) shall have been duly executed and delivered by the parties thereto and (other than with respect to such documentation as has been delivered to the Administrative Agent and the Lenders for review prior to the Closing Date and remains unmodified) are in form and substance reasonably satisfactory to the Administrative Agent and the Lenders,
     (ii) all conditions precedent to the consummation of the Acquisition (other than the payment of the purchase price for the Acquired Businesses and the Interglas Transaction) under the CS Asset Purchase Agreement and the related documentation shall have been satisfied in all material respects (and no modification or waiver of any such condition shall have been made without the consent of the Administrative Agent), (iii) the Acquisition has been, or substantially simultaneously with the making of the initial extensions of credit hereunder on the Closing Date, will be, consummated and (iv) the fees and expenses of the Company and its Subsidiaries on account of the Acquisition shall not exceed $15,000,000 in the aggregate.

          (d) CAPITAL STRUCTURE. The Administrative Agent and the Lenders shall be satisfied that, after giving effect to the consummation of the Acquisition and the other transactions contemplated to occur on the Closing Date (but without giving effect to the consummation of the Subsequent Interglas Transaction), the Company and its Subsidiaries shall have (i) not more than $718,300,000 in aggregate principal amount of senior Indebtedness then outstanding, (ii) not more than $893,000,000 in aggregate principal amount of Indebtedness then outstanding and (iii) PRO FORMA, combined EBITDA of not less than $200,000,000 for the period of four consecutive fiscal quarters most recently ended.

          (e) FINANCIAL PROJECTIONS. The Administrative Agent shall have received financial projections of the Borrower (giving effect on a PRO FORMA basis to the Acquisition and the other transactions contemplated to occur on the Closing Date and during the relevant periods covered thereby), displaying on an annual basis the projected balance sheets as at the end of each of each fiscal year to be completed during the period from the Closing Date through December 31, 2005, and the related projected statements of income and cash flow for each such period.

          (f) CORPORATE PROCEEDINGS OF THE COMPANY. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (g) COMPANY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received a Certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Credit Document satisfactory in form and substance to the Administrative Agent.

          (h) CORPORATE PROCEEDINGS OF CREDIT PARTIES. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Company) which is a party to a Credit Document authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents (if any) to which it is a party, certified by the Secretary or an Assistant Secretary (or another competent officer or a director) of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (i) CREDIT PARTY INCUMBENCY CERTIFICATES. The Administrative Agent shall have received a certificate of each Credit Party (other than the Company), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, satisfactory in form and substance to the Administrative Agent.

          (j) CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

          (k) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                 (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and the other Credit Parties, substantially in the form of Exhibit C;

                (ii)  the executed legal opinions of counsel described on
          Schedule 12.1, which opinions shall be in form and substance reasonably acceptable to the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. The Company hereby directs each of its special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and each of the foreign counsel to the Borrowers to prepare and deliver to the Administrative Agent, the Documentation Agent and the Lenders, its opinions.

          (l) PLEDGED STOCK; STOCK POWERS. The Documentation Agent shall have received the certificates representing the shares pledged pursuant to the Collateral Agreement and each Foreign Pledge Agreement (it being understood that the Capital Stock of each of Composites-Austria, Hexcel-France and Salver is represented by uncertificated securities and that the Capital Stock of Hexcel-Belgium exists in registered form), together with (if legally possible) an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (m) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (n) NO CONSENTS. The Company and its Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary or reasonably advisable in connection with the Loans and other extensions of credit hereunder and the continuing operations of the Company and its Subsidiaries; all such consents and approvals shall be in full force and effect and all applicable appeal and waiting periods shall have expired without any governmental or judicial action being taken or threatened that has had or would be reasonably likely to have a Material Adverse Effect.

          (o) FEES. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced a reasonable time prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company and its Subsidiaries hereunder or under any other Credit Document.

          12.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan or other extension of credit requested to be made by it on any date (including, without limitation, any Loan or other extension of credit to be made on the Closing Date) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrowers requesting such Loan or other extension of credit in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and other extensions of credit requested to be made on such date.

          (c) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since December 31, 1997, which has or is reasonably likely, in the opinion of the Majority Lenders, to have a material adverse effect on the business, condition (financial or otherwise), performance, properties or prospects of the Borrower requesting such Loan or other extension of credit; PROVIDED that the condition precedent contained in this clause (c) need not be satisfied with respect to any borrowing made on the Closing Date or with respect to any other borrowing made within 30 days following the Closing Date in order to finance the purchase of all or any portion of the Capital Stock or assets of the Acquired Businesses (including, without limitation, the Initial Interglas Transaction and, to the extent it occurs within 30 days of the Closing Date, the Subsequent Interglas Transaction).

          (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     Each borrowing by a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                          SECTION 13.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Aggregate Commitment or the European Overdraft Commitment remains in effect or any amount is owing to any Lender, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          13.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (who shall promptly forward such documents to the Lenders):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company after the Closing Date, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) not later than 30 days (or, in the case of the first fiscal month following the Closing Date, 45 days) after the end of each fiscal month of the Company (not already provided for in 10.1(a) or (b)), a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          13.2 CERTIFICATES; OTHER INFORMATION.  Furnish to the
Administrative Agent (who shall promptly forward such documents to the Lenders):

          (a) concurrently with the delivery of the financial statements referred to in subsection 13.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

          (b) concurrently with the delivery of the financial statements referred to in subsections 13.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit F;

          (c) concurrently with the delivery of the financial statements referred to in subsections 13.1(a), (b) and (c), a certificate of a Responsible Officer identifying the aggregate amount of Reserved Proceeds then outstanding and specifying amounts which are to be applied to reduce the Available Revolving Credit Commitment and the Available European Loan Commitment;

          (d) not later than thirty days after the end of each fiscal year of the Company, a combined annual budget (in the format customarily utilized by the Company for making financial projections) of (i) the Company and its Domestic Subsidiaries, (ii) each Foreign Borrower and (iii) the Company and its Subsidiaries for the succeeding fiscal year of the Company, displaying on a quarterly basis the anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) through (iii) above;

          (e) during the month of March in each calendar year, the Company shall submit to the Administrative Agent and the Lenders a report prepared by the appropriate officers of the Company summarizing the status of any material environmental, health or safety non-compliance, hazard or liability issues, and identifying the cash expenditures for Liabilities and Costs arising out of or relating to such environmental health or safety matters made by the Company and its Subsidiaries during the previous calendar year; and

          (f) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders or debtholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (g) promptly, copies of all amendments, supplements and other modifications of the Lease Agreement; and

          (h) promptly, such additional financial and other information as any Lender (acting through the Administrative Agent) may from time to time reasonably request.

          13.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          13.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.  (a)
Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted pursuant to subsection 14.5 and (ii) to the extent that the failure to maintain or preserve such rights, privileges and franchises would not reasonable be expected to have a Material Adverse Effect.

          (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          13.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition; PROVIDED that nothing contained in this subsection 13.5 shall be deemed to prohibit the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any such property if such discontinuance (i) is, in the reasonable judgment of the Company or such Subsidiary, necessary or appropriate in the conduct of its business, (ii) is otherwise permitted by this Agreement and (iii) would not be reasonably likely to have a Material Adverse Effect.

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          13.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (subject to applicable Requirements of Law concerning classified information and to the rights of any tenants or licensees of such properties) permit representatives of the Administrative Agent (or, after the occurrence and during the continuance of any Event of Default under Section 15(a), any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (upon reasonable written notice) and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants. All reasonable costs and expenses incurred by the Administrative Agent as a result of any inspections, audits and examinations conducted pursuant to this subsection 13.6 shall be paid by the Company.

          13.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries which (after giving effect to any applicable insurance coverage) would be reasonably likely to have (in the Company's reasonable judgment) a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) any loss or threatened loss of the security clearances necessary for the operation of the Company's "government contracts business" unless disclosure thereof is prohibited by any Requirement of Law; and

          (f) any development or event which has had or could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the value of, or the Documentation Agent's interest in, the Collateral.

Each notice pursuant to this subsection 13.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          13.8 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Documentation Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          13.9 ADDITIONAL COLLATERAL. (a) With respect to any Person (other than a Domestic Subsidiary formed for the sole purpose of holding the Capital Stock of one or more of the Company's Foreign Subsidiaries) that, subsequent to the Closing Date, becomes a Domestic Subsidiary which is a Material Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Documentation Agent, for the benefit of the Lenders, such supplements to the Collateral Agreement as the Administrative Agent shall deem necessary or advisable to (A) cause such Subsidiary to become a Subsidiary Guarantor and (B) grant to the Documentation Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the Documentation Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary to take all actions necessary or advisable to cause the Lien created by the Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary and which has Capital Stock which is owned directly by the Company or a Domestic Subsidiary which is a Material Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Documentation Agent a new Foreign Pledge Agreement or such amendments to the relevant Foreign Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Documentation Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned directly by the Company or any of its Domestic Subsidiaries (PROVIDED that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged if the pledge of more than such amount would be reasonably likely to cause adverse tax consequences), (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) through (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Each Foreign Borrower hereby covenants and agrees that it shall not take any action or fail to take any action which would constitute a Default or Event of Default hereunder.

                           SECTION 14.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Aggregate Commitment or the European Overdraft Commitment remains in effect or any amount is owing to any Lender, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document, it shall not and (except in the case of subsection 14.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          14.1 FINANCIAL CONDITION COVENANTS.

          (a) MINIMUM INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company occurring during a period set forth below to be less than the ratio set forth opposite such period:

           ---------------------------------------------------
           ---------------------------------------------------
                         Period                       Ratio
           -----------------------------------     -----------
            Closing Date - December 31, 1999       2.50 to 1.0
           January 1, 2000 - December 31, 2000     2.75 to 1.0
              January 1, 2001 - thereafter         3.00 to 1.0
           ---------------------------------------------------
           ---------------------------------------------------

          (b) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company occurring during a period set forth below to be greater than the ratio set forth opposite such period:

           ---------------------------------------------------
           ---------------------------------------------------
                         Period                       Ratio
           -----------------------------------     -----------
              Closing Date - March 31, 1999         4.50 to 1.0
              April 1, 1999 - June 30, 1999         4.25 to 1.0
            July 1, 1999 - September 30, 1999       4.00 to 1.0
           October 1, 1999 - December 31, 1999      3.50 to 1.0
            January 1, 2000 - March 31, 2000        3.25 to 1.0
               April 1, 2000 - thereafter           3.00 to 1.0
           ---------------------------------------------------
           ---------------------------------------------------

          (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company to be less than 1.25 to 1.0.

          14.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (including, in any event, any preferred stock), except:

          (a) Indebtedness of the Borrowers and their Subsidiaries under this Agreement and the other Credit Documents, and other Indebtedness of the Borrowers arising pursuant to Interest Rate Agreements, currency hedging agreements and foreign exchange contracts to which any Lender or Affiliate or Subsidiary thereof is a party;

          (b) Indebtedness listed on Schedule 14.2 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (x) the aggregate principal amount of replacement Indebtedness is not greater than the principal amount of the Indebtedness being so replaced and (y) the terms of such replacement Indebtedness are, in the aggregate, no less favorable to the Company or such Subsidiary than the terms of the Indebtedness being so replaced;

          (c) (i) Permitted Lease Indebtedness and (ii) Financing Leases and purchase money Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of tangible or intangible assets, and Indebtedness incurred by the Company or any of its Subsidiaries to refinance such Financing

     Leases and purchase money Indebtedness, in an aggregate principal amount not to exceed $20,000,000 (or the Local Equivalent thereof) at any one time outstanding;

          (d) Indebtedness of the Company owing to any Subsidiary and of any Subsidiary owing to the Company or any other Subsidiary;

          (e) Indebtedness of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, of renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

          (f) Permitted Subordinated Indebtedness of the Company and any refinancings, refundings, renewals or extensions thereof; PROVIDED that
     (x) the aggregate principal amount of replacement Indebtedness is not greater than the principal amount of the Indebtedness being so replaced, except to the extent any such excess replacement Indebtedness complies with the provisions of subsection 14.2(k) with respect thereto and (y) the terms of such replacement Indebtedness are, in the aggregate, no less favorable to the Company than the terms of the Indebtedness being so replaced;

          (g) Indebtedness incurred for the working capital purposes of the Foreign Borrowers in an aggregate principal amount not to exceed $125,000,000 (or the Local Equivalent thereof) at any one time outstanding; PROVIDED that (x) the Aggregate European Loan Commitment shall be temporarily reduced (except for the purpose of calculating the facility fee payable pursuant to subsection 10.2) by the amount of any Indebtedness incurred pursuant to this subsection 14.2(g) and (y) during such time as a Foreign Borrower has any Indebtedness under this subsection 14.2(g), it shall have no outstanding European Revolving Loans hereunder;

          (h) foreign currency cap agreements, foreign currency rate swap agreements and other similar agreements and arrangements entered into by the Company or any Subsidiary to provide protection against fluctuations in foreign currency rates; PROVIDED that such agreements are entered into by the Company or any Subsidiary in the ordinary course of business;

          (i) Indebtedness of the Company in respect of unsecured standby and commercial letters of credit issued by a Lender in an aggregate face amount (including, without limitation, any reimbursement obligations owing in respect thereof) not to exceed $10,000,000 (or the Local Equivalent thereof) at any one time outstanding;

          (j) Indebtedness of the Company owing to employees of the Company and its Subsidiaries on account of employee contributions to a non-qualified benefit plan;

          (k) Preferred stock of Subsidiaries of the Company and subordinated Indebtedness of the Company or any of its Domestic Subsidiaries which is upon terms reasonably satisfactory to the Majority Lenders; PROVIDED that the Company and its Subsidiaries are in compliance on a PRO FORMA basis (based upon the EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company and its Subsidiaries on the date of, and after giving effect to, the incurrence of such Indebtedness) with the provisions of subsection 14.1; and

          (l) additional Indebtedness in an aggregate principal amount not to exceed $20,000,000 (or the Local Equivalent thereof) at any time outstanding.

Notwithstanding anything to the contrary contained in this subsection 14.2, AcquisitionCo and its Subsidiaries shall not incur Indebtedness prior to the Term Loan Repayment Date (x) to Persons other than the Company and its Subsidiaries, other than (i) Permitted Lease Indebtedness, (ii) Indebtedness of Interglas existing on the date it becomes a Subsidiary of the Company (and any refinancings thereof) and (iii) any such Indebtedness which does not exceed $15,000,000 in aggregate principal amount at any one time outstanding (excluding Indebtedness of Interglas (if any) incurred as a Borrower and permitted by
Section 14.2(a)) or (y) to the Company and its Subsidiaries (other than AcquisitionCo and Subsidiaries of AcquisitionCo), other than Indebtedness incurred (i) as a result of the lending by the Company to AcquisitionCo or any of AcquisitionCo's Domestic Subsidiaries which is a Subsidiary Guarantor of the proceeds of the Tranche A Loans and/or the Tranche B Loans and any portion of the Revolving Loans and the European Loans used to finance the Acquisition; PROVIDED, that any such loans are evidenced by a promissory note in form and substance satisfactory to the Administrative Agent which is a Pledged Note (as defined in the Collateral Agreement) and (ii) to finance the working capital needs of AcquisitionCo and its Subsidiaries in the ordinary course of business.

          14.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

          (f) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

          (g) Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and

          (i) Liens created pursuant to the Security Documents and the Assignment Agreement;

          (j) Liens listed on Schedule 14.3, securing Indebtedness permitted by subsection 14.2(b), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (k) (i) purchase money Liens (including the interest of a lessor under a Financing Lease), (ii) Liens to which any Property is subject at the time of the acquisition thereof securing Indebtedness permitted by subsection 14.2(c) and (iii) Liens securing the obligations of Hexcel CS Corporation (to be renamed Clark-Schwebel Corporation) under the Lease Agreement, limited in each case to the property purchased or subject to such lease;

          (l) any attachment or judgment Lien the existence of which does not constitute an Event of Default under Section 15(h);

          (m) Liens securing Indebtedness permitted by subsection 14.2(g); PROVIDED that such Lien shall encumber only assets of the Foreign Borrower who is the primary obligor in respect of such Indebtedness and shall encumber only assets which are located outside of the United States of America;

          (n) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by
     Section 14.2(e); PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof,
     (ii) any such Lien is not spread to cover any property or assets of such Person after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased; and

          (o) additional Liens securing Indebtedness which, in the aggregate with the amount guaranteed pursuant to any Guarantee Obligation created in reliance upon the provisions of subsection 14.4(i), does not exceed 5% of the consolidated net assets of the Company and its Subsidiaries; PROVIDED that (x) no Default or Event of Default has occurred and is continuing at the time that such Indebtedness is incurred, (y) until the Term Loan Repayment Date, the Liens incurred in reliance upon the provisions of this clause (o) which encumber the assets of AcquisitionCo and its Subsidiaries shall not secure Indebtedness which, (in the aggregate with the amount guaranteed pursuant to any Guarantee Obligations made by AcquisitionCo and its Subsidiaries in reliance upon the provisions of subsection 14.4(i)), exceeds 5% of the consolidated net assets of AcquisitionCo and its Subsidiaries and (z) until the Term Loan Repayment Date, AcquisitionCo and its Subsidiaries shall not incur any Liens encumbering their respective assets pursuant to clause (y) of this proviso which secure or support Indebtedness or Guarantee Obligations of any affiliate of AcquisitionCo other than AcquisitionCo's Subsidiaries and joint ventures of AcquisitionCo or AcquisitionCo's Subsidiaries.

          14.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations listed on Schedule 14.4;

          (b) Guarantee Obligations arising under the Credit Documents;

          (c) Guarantee Obligations arising on account of obligations, warranties and indemnities which (i) are not with respect to Indebtedness of any Person, (ii) have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted by subsection 14.6(f) and (iii) are not for the benefit of or in favor of an Affiliate of the Company;

          (d) Guarantee Obligations of (i) (x) the Company in respect of obligations of any of its Wholly-owned Subsidiaries and (y) any Subsidiary of the Company (other than, until the Term Loan Repayment Date, AcquisitionCo or any of its Subsidiaries) in respect of obligations of the Company or any Wholly-owned Subsidiary of the Company or (ii) (x) AcquisitionCo in respect of obligations of any of its Wholly-owned Subsidiaries and (y) any Subsidiary of AcquisitionCo in respect of obligations of AcquisitionCo or any Wholly-owned Subsidiary of AcquisitionCo;

          (e) Guarantee Obligations with respect to obligations, warranties and indemnities (other than with respect to Indebtedness) arising (i) in the ordinary course of business, (ii) under the Existing Transaction Documents or (iii) with respect to customary representations, warranties and indemnities entered into in connection with the sale or other disposition of assets;

          (f) Guarantee Obligations in respect of payments made by the Company to Dainippon Ink & Chemical, Inc. in an aggregate amount not to exceed at any time $10,500,000;

          (g) Guarantee Obligations in respect of Indebtedness of Subsidiaries of the Company which was incurred in reliance upon the provisions of subsection 14.2(g); PROVIDED that, until the Term Loan Repayment Date, AcquisitionCo and its Subsidiaries shall not incur any Guarantee Obligations in reliance upon the provisions of this clause
     (g) in respect of any Affiliate of AcquisitionCo other than Subsidiaries of AcquisitionCo;

          (h) Guarantee Obligations constituting Investments pursuant to subsection 14.8(k); and

          (i) additional Guarantee Obligations of the Company and its Subsidiaries in respect of obligations which, in the aggregate with the aggregate amount of Indebtedness secured by Liens incurred in reliance upon the provisions of subsection 14.3(o), does not exceed 5% of the consolidated net assets of the Company and its Subsidiaries; PROVIDED that (x) no Default or Event of Default has occurred and is continuing at the time that such Guarantee Obligation is incurred, (y) until the Term Loan Repayment Date, the Guarantee Obligations incurred by AcquisitionCo and its Subsidiaries in reliance upon the provisions of this clause (i), in the aggregate with the aggregate amount of Indebtedness secured by Liens encumbering assets of AcquisitionCo and its Subsidiaries in reliance upon the provisions of subsection 14.3(o), does not exceed 5% of the consolidated net assets of AcquisitionCo and its Subsidiaries and (z) until the Term Loan Repayment Date, AcquisitionCo and its Subsidiaries shall not incur any Guarantee Obligations pursuant to clause (y) of this proviso which secure or support Indebtedness or Guarantee Obligations of any affiliate of AcquisitionCo other than AcquisitionCo's Subsidiaries and joint ventures of AcquisitionCo or AcquisitionCo's Subsidiaries.

          14.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Company (other than (x) a Borrower or (y) prior to the Term Loan Repayment Date, AcquisitionCo or any of its Subsidiaries) may be merged or consolidated with or into the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with or into any one or more Wholly-owned

     Subsidiaries of the Company (PROVIDED that the Wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

          (b) any Wholly-owned Subsidiary (other than, prior to the Term Loan Repayment Date, AcquisitionCo or any of its Subsidiaries) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Wholly-owned Subsidiary of the Company; and

          (c) any Subsidiary of AcquisitionCo (other than a Borrower) may (i) be merged or consolidated with or into AcquisitionCo (PROVIDED that AcquisitionCo shall be the continuing or surviving corporation) or with or into any one or more Wholly-owned Subsidiaries of AcquisitionCo (PROVIDED that the Wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation) and (ii) sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to AcquisitionCo or any other Wholly-owned Subsidiary of AcquisitionCo.

          14.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any Wholly-owned Subsidiary, except:

          (a) the sale of inventory in the ordinary course of business;

          (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d) assignments and licenses of intellectual property of the Company and its Subsidiaries (i) to joint ventures, (ii) in the ordinary course of business or (iii) pursuant to the Strategic Alliance Agreement;

          (e) leases of owned real property and subleases of leased real property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each; PROVIDED, HOWEVER, leases and subleases of real property among the Company and its subsidiaries or among such subsidiaries shall be permitted without regard to anticipated annual rentals;

          (f) the sale by the Company and its Subsidiaries of all or any part of the property referred to on Schedule 10.5; PROVIDED, that (i) the Administrative Agent shall have received the documentation evidencing such sales, (ii) such sales shall not be made for less than the fair market value of such Property and for consideration other than at least

     85% cash and (iii) the Net Proceeds arising from such sales shall not be substantially less than the amount specified with respect to such Property listed on Schedule 10.5;

          (g) sales permitted by subsection 14.5 or 14.9; and

          (h) the sale, transfer or other disposition of all or substantially all of the Capital Stock or assets of Salver for fair market value; PROVIDED that (i) Salver shall not be a Borrower hereunder after giving effect to such sale, transfer or other disposition and (ii) the Net Proceeds from such sale, transfer or other disposition are applied in accordance with the provisions of subsection 10.5(g); and

          (i) additional sales of assets for consideration having a fair market value which is not in excess of $20,000,000 (or the Local Equivalent thereof) in any fiscal year;

PROVIDED that the Company and its Subsidiaries shall not convey, sell, lease, assign, transfer or otherwise dispose of all or any portion of the Capital Stock of AcquisitionCo.

Any Collateral which is sold, transferred or otherwise conveyed pursuant to this subsection 14.6 to a Person other than the Company and its Subsidiaries shall, upon the consummation of such sale in accordance with the terms of this Agreement and the other Credit Documents, be released from the Liens granted pursuant to the Security Documents and each Lender hereby authorizes and instructs each of the Administrative Agent and the Documentation Agent to take such action as the Company reasonably may request to evidence such release.

          14.7 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or (until the Term Loan Repayment Date) AcquisitionCo, or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that, during such time as no Default or Event of Default has occurred and is continuing or would result therefrom:

          (a) the Company may make Restricted Payments with respect to (i) employee or director stock options, stock incentive plans or restricted stock plans of the Company, (ii) the purchase from time to time by the Company of its common stock (for not more than market price) with the proceeds of the exercise by grantees under any equity-based incentive plan,
     (iii) other purchases from time to time by the Company of its common stock not to exceed $40,000,000 in the aggregate since the date hereof and (iv) transactions otherwise permitted pursuant to subsection 14.14; and

          (b) AcquisitionCo may make cash Restricted Payments to its shareholders.

          14.8 LIMITATION ON INVESTMENTS. Make any Investment in any Person after the Closing Date, except:

          (a) Investments in cash and Cash Equivalents;

          (b) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (c) Investments on account of (i) intercompany loans which are permitted by subsection 14.2(d), (ii) the purchase of equity interests of, and the making of capital contributions to, Wholly-owned Subsidiaries and
     (iii) Permitted Belgian Capital;

          (d) cash contributions to Hexcel Foundation not to exceed $500,000 in the aggregate in any fiscal year; PROVIDED, that the unused portion of such amount may be used in the next succeeding year;

          (e) Investments specifically contemplated by any Existing Transaction Document and Investments on account of the Interglas Transaction;

          (f) promissory notes and other Investments received as consideration pursuant to transactions permitted by subsection 14.6(f);

          (g) extensions of trade credit in the ordinary course of business;

          (h) loans and advances to employees of the Company and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (i) during such time as no Default or Event of Default is continuing or would result therefrom, Investments on account of the Interglas Transaction;

          (j) Investments on account of the acquisition by the Company and its Subsidiaries of all or substantially all of the Capital Stock or assets of any Person (or business units thereof); PROVIDED that, after giving effect to the consummation of such Investment, the Company and its Subsidiaries are in compliance on a PRO FORMA basis (based upon the EBITDA of the Company, its Subsidiaries and the acquired entity for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company, its Subsidiaries and the acquired entity on the date of, and after giving effect to, the consummation of such Investment) with the provisions of subsection 14.1; and

          (k) additional Investments by the Company and its Subsidiaries; PROVIDED that, after giving effect to the consummation of such Investment,
     (i) the aggregate amount of all Investments (with the amount of any Guarantee Obligations being deemed to be the amount so guaranteed) made by the Company and its Subsidiaries in reliance upon the provisions of this subsection 14.8(k) does not exceed the greater of
     (A) $75,000,000 and (B) the amount then equal to 15% of the consolidated tangible net assets of the Company and its Subsidiaries and (ii) the Company and its Subsidiaries are in compliance on a PRO
     FORMA basis (based upon the EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company and its Subsidiaries on the date of, and after giving effect to, the consummation of such Investment) with the provisions of subsection 14.1.

          14.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to prohibit (i) employment or compensation agreements or other arrangements with officers or directors of the Company or any of its Subsidiaries which have been approved by the Board of Directors of the Company or any committee of the disinterested directors of the Company, (ii) existing management agreements, (iii) stock options and awards granted to employees and directors of the Company or any of its Subsidiaries under plans or other employee benefit plans, and (iv) any contract or transaction providing for indemnification of officers or directors of the Company or any of its Subsidiaries from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity, (v) the transactions set forth on Schedule 14.9 or permitted by subsection 14.5, (vi) transactions which are expressly contemplated by the Existing Transaction Documents and (vii) the Interglas Transaction.

          14.10 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, other than any such transactions relating to the sale and lease of equipment upon terms and subject to conditions satisfactory to the Administrative Agent to the extent that the aggregate fair market value of all equipment sold from and after the date hereof does not exceed $20,000,000 (or the Local Equivalent thereof); PROVIDED that, until the Term Loan Repayment Date, AcquisitionCo and its Subsidiaries shall not enter into any such arrangement providing for the lease by AcquisitionCo or any of its Subsidiaries of any such property which has been or is to be sold or transferred by the AcquisitionCo or such Subsidiary to the Company or any of its Subsidiaries.

          14.11 LIMITATION ON CHANGES IN FISCAL YEAR OR ACCOUNTING TREATMENT. (a) Permit the fiscal year of the Company to end on a day other than December 31.

          (b) Make any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP and disclosed to the Lenders and the Administrative Agent.

          14.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) the Credit Documents and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          14.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, which would not reasonably be considered to be related to (or an extension of) the businesses in which the Company and its Subsidiaries (including, without limitation, the Acquired Businesses) are engaged on the date hereof.

          14.14 LIMITATION ON MODIFICATION OF AGREEMENTS AND PAYMENTS ON ACCOUNT OF DEBT. (a) Prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness, other than:

          (i)  the Indebtedness hereunder;

          (ii) any intercompany Indebtedness permitted by subsection 14.2 if an Event of Default is not existing and would not result from giving effect to such prepayment;

          (iii)  other scheduled payments in respect of Indebtedness;

          (iv) regularly scheduled payments on the Permitted Subordinated Indebtedness and repurchases and prepayments of the Subordinated Ciba Notes;

          (v) payments of equity or cash made upon the conversion of any Permitted Subordinated Indebtedness into equity in accordance with the relevant indenture governing such Indebtedness, PROVIDED that (A) such payments are permitted to be made under the terms of the Permitted Subordinated Indebtedness, (B) no Default or Event of Default has occurred and is continuing and (C) payments of cash do not exceed $10,000,000 in the aggregate;

          (vi) payments of Indebtedness made in connection with (A) the Existing Transaction Documents (including, without limitation, payments under the Lease Agreement) or (B) as set forth on Schedule 14.14; and

          (vii) payments of Indebtedness and profit participation capital of Interglas made pursuant to the Interglas Transaction;

PROVIDED that nothing contained herein shall be deemed to prohibit (x) the Company from converting into equity any intercompany Indebtedness which is owing to it from any of its Subsidiaries, (y) any Subsidiary of the Company from converting into equity any Indebtedness which is owing to it from any other Subsidiary or (z) the conversion of the Permitted Subordinated Indebtedness into common stock of the Company in a manner not inconsistent with the terms thereof (and the payment of (i) cash adjustments by the Company in lieu of issuing fractional shares of common stock upon the conversion of the Subordinated Convertible Notes or the Subordinated Debentures and (ii) accrued interest thereon).

     (b) Amend, supplement or otherwise modify the terms of any Existing Transaction Document, the Subordinated Debentures, the Subordinated Debenture Indenture, the Subordinated Convertible Notes, the Subordinated Convertible Notes Indenture or the Lease Agreement in any material respect, other than amendments to any non-material Existing Transaction Document in a manner which could not reasonably be expected to be adverse to the Lenders.

     (c) Amend, supplement or otherwise modify the terms of (i) its articles/certificate of incorporation (or the equivalent organizational documents), (ii) its by-laws (or the equivalent governing documents, if any) or
(iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of its Capital Stock, except for any such amendments, supplements and other modifications which could not reasonably be expected to adversely affect the rights or interests of the Administrative Agent or the Lenders.

          14.15 NO NEW RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Agree to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

          (a) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock;

          (b) make any other distribution or transfer of funds or assets to the Company; or

          (c) make loans or advances to or other Investments in, or pay any Indebtedness or other obligation owing to, the Company;

except to the extent required by (x) any applicable Requirements of Law, (y) the Credit Documents or the Subordinated Ciba Notes Indenture or (z) to the extent permitted (including, without limitation, by waiver of applicable restrictions contained therein) by the Subordinated Ciba Notes Indenture, any document or agreement governing Indebtedness which is incurred in reliance upon the provisions of subsection 14.2(g) (PROVIDED that any such restriction permitted by this clause (z) shall apply only to the Subsidiary which is the borrower of such Indebtedness).

Each Foreign Borrower hereby covenants and agrees that it shall not take any action or fail to take any action which would constitute a Default or Event of Default hereunder.

                            SECTION 15.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Loan or pay any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any other Credit Party shall default in the observance or performance of any agreement contained in Section 14 or any negative covenant contained in any of the other Credit Documents; or

          (d) The Company or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default (to the extent that it is susceptible to remedy) shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (or, if such Indebtedness is a Financing Lease, to cause such Financing Lease to be terminated as a result of an event of default thereunder); PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000 (or the Local Equivalent thereof); or

          (f) (i) The Company or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) the Company or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount in excess of $3,000,000; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a net liability (after reduction for the amount of any applicable insurance coverage) of $10,000,000 (or the Local Equivalent thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents or the Assignment Agreement (or any material provision of any thereof) shall cease, for any reason, to be in full force and effect, or the Company or any other Credit Party which is a party to any of the Security Documents or the Assignment Agreement shall so assert or (ii) the Lien created by any of the Security Documents or the Assignment Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in each case, to the extent such cessation is (A) in accordance with the terms of the Credit Documents or (B) a result of (x) the failure of the Documentation Agent to maintain possession of the securities representing the Collateral or
     (y) the gross negligence, bad faith or willful misconduct of any of the Administrative Agent, the Documentation Agent or the Lenders; or

          (j) Any Change of Control shall occur; or

          (k) Any Foreign Borrower shall cease to be (or shall not be) a Wholly-owned Subsidiary of the Company;

then, and in any such event, (A) if such event is a Bankruptcy Event with respect to any Borrower, automatically each of the Aggregate Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Domestic L/C Obligations and European L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Aggregate Tranche A Loan Commitment, the Aggregate Tranche B Loan Commitment, Aggregate Revolving Credit Commitment, the Aggregate European Loan Commitment and/or the European Overdraft Commitment to be terminated forthwith, whereupon such Commitment(s) shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of Domestic L/C Obligations and European L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the relevant Borrower shall at such time deposit in one or more cash collateral accounts opened by the Administrative Agent (or, with the consent of the Administrative Agent, by the relevant

Issuing Lender) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the L/C Participants, a security interest in such cash collateral to secure all obligations of such Borrower under this Agreement and the other Credit Documents. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit issued for the account of such Borrower, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the relevant Issuing Lenders and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section 15, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


     SECTION 16.  THE ADMINISTRATIVE AGENT AND THE DOCUMENTATION AGENT

          16.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints (a) the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Credit Documents and (b) the Documentation Agent as the documentation agent hereunder and under the other Credit Documents. Each such Lender hereby further irrevocably authorizes the Administrative Agent and the Documentation Agent, in its respective capacity as such, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Documentation Agent (as the case may be) by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto (including, without limitation, acting on behalf of and for the account of each Lender in the creation, execution, perfection, delivery and enforcement of the Foreign Pledge Agreements). Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent not the Documentation Agent shall have any duties or responsibilities, except those expressly set forth with respect to it herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent or the Documentation Agent.

          16.2 DELEGATION OF DUTIES. Each of the Administrative Agent and the Documentation Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the

Documentation Agent shall be responsible for the negligence or misconduct of any agent or attorneys in-fact selected by it with reasonable care.

          16.3 EXCULPATORY PROVISIONS. None of the Administrative Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence, bad faith or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Documentation Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Documentation Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Borrower.

          16.4 RELIANCE BY ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT. Each of the Administrative Agent and the Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent or the Documentation Agent (as the case may be). Each of the Administrative Agent and the Documentation Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the Documentation Agent (as the case may be). Each of the Administrative Agent and the Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          16.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Documentation Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of

Default hereunder unless it has received notice from the Documentation Agent, a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".
In the event that the Documentation Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent. In the event that the Administrative Agent receives such a notice from the Documentation Agent, any Lender or a Borrower, the Administrative Agent shall give notice thereof to the Lenders. Each of the Administrative Agent and the Documentation Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or (in the case of the Documentation Agent) as shall be reasonably directed by the Administrative Agent; PROVIDED that unless and until the Administrative Agent or the Documentation Agent (as the case may be) shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          16.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Documentation Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Documentation Agent (as the case may be) to any Lender. Each Lender represents to the Administrative Agent and the Documentation Agent that such Lender has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Documentation Agent hereunder, neither the Administrative Agent nor the Documentation Agent (as the case may be) shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or the Documentation Agent (as the case may be) or any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

          16.7 INDEMNIFICATION. The Lenders agree to indemnify each of the Administrative Agent and the Documentation Agent, in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably (according to the percentage which the Commitments of such Lender constitutes of the Aggregate Commitment on the date on which indemnification is sought or, if the Aggregate Commitment has then terminated, such percentage immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Documentation Agent in any way relating to or arising out of, the Aggregate Commitment (or any component thereof), this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Documentation
Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent or the Documentation Agent (as the case may be). The agreements in this subsection 16.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          16.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each of the Administrative Agent, the Documentation Agent and their respective Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Administrative Agent or the Documentation Agent (as the case may be) were not the Administrative Agent or the Documentation Agent hereunder and under the other Credit Documents. With respect to the Loans and other extensions of credit made by it, each of the Administrative Agent and the Documentation Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Documentation Agent (as the case may be), and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the Documentation Agent, in its respective individual capacity.

          16.9 SUCCESSOR AGENTS. Each of the Administrative Agent and the Documentation Agent may resign as such upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as "Administrative Agent" or the Documentation Agent shall resign as "Documentation Agent" under this Agreement and the other Credit Documents, then the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent or Documentation Agent (as the case may be) for the Lenders, which successor Administrative Agent or Documentation Agent (PROVIDED that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Administrative Agent or Documentation Agent, as the case may be, shall have been approved by the Company, with such approval not to be unreasonably withheld), shall succeed to the rights, powers and duties of the Administrative Agent or the Documentation Agent (as the case may be) hereunder. Effective upon such appointment and approval, the term "Administrative Agent" or "Documentation Agent" (as the case may be) shall mean such successor Administrative Agent or Documentation Agent, and the rights, powers and duties of the former Administrative Agent as Administrative Agent or of the former Documentation Agent as Documentation Agent (as the case may be) shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or

Documentation Agent (as the case may be) or any of the parties to this Agreement or any holders of the Loans. After any resignation of the retiring Administrative Agent as Administrative Agent or of the retiring Documentation Agent as Documentation Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent (as the case may be) under this Agreement and the other Credit Documents. Notwithstanding anything to the contrary contained herein, during such time as shares of Capital Stock of Hexcel Pottsville Corporation are pledged to the Documentation Agent pursuant to the terms hereof, any successor Documentation Agent shall be a Person who is acceptable to the Defense Investigative Service.


                           SECTION 17.  MISCELLANEOUS

          17.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent (and/or, to the extent applicable, the Documentation Agent) may, from time to time, (a) enter into with each Borrower directly affected thereby written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent (and/or, to the extent applicable, the Documentation Agent), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

          (i) without the consent of each Lender directly affected thereby, (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (B) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (C) increase the amount or extend the expiration date of any Lender's Commitment;

          (ii) without the written consent of all the Lenders (other than the Swing Line Lender, the Issuing Lenders and the European Overdraft Lenders),
     (A) amend, modify or waive any provision of this subsection, (B) reduce the percentage specified in the definition of Required Lenders, Majority Facility Lenders or Majority Lenders, (C) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Credit Documents or (D) release all or substantially all of the Collateral;

          (iii) without the prior written consent of the Issuing Lender with respect thereto, amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit;

          (iv) amend, modify or waive any provision of Section 6 or any other provision of this Agreement governing the rights or obligations of the Swing Line Lender without the written consent of the Swing Line Lender;

          (v) amend, modify or waive any provision of Section 7 or any other provision of this Agreement directly governing the rights or obligations of any Local European Lender without the written consent of such Local European Lender;

          (vi) amend, modify or waive any provision of Section 9 or any other provision of this Agreement governing the rights or obligations of the European Overdraft Lender without the written consent of the European Overdraft Lender; or

          (vii) amend, modify or waive any provision of Section 16 without the written consent of the then Administrative Agent and, to the extent affected thereby, the Documentation Agent.

Notwithstanding the foregoing, (a) if any such amendment, modification or waiver of any provision of this Agreement or any other Credit Document affects solely one or more particular Facilities (it being understood that any amendment, modification or waiver of any provision of Section 12.2 subsequent to the initial extension of credit on the Closing Date affects solely the European Loan Facility, the Revolving Credit Facility and, during such time as any amount remains available under the Aggregate Tranche A Loan Commitment, the Tranche A Loan Facility), such amendment, modification or waiver shall only require the written consent of the Majority Facility Lenders in respect of each such affected Facility and (b) any such amendment, modification or waiver of subsection 10.5(g) which causes amounts payable to a particular Facility (the "Affected Facility") pursuant to subsection 10.5(g) to be applied to a different Facility shall require the consent of the Majority Facility Lenders under the Affected Facility.

          Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Documentation Agent, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Documentation Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          17.2 RELEASE OF COLLATERAL. (a) Notwithstanding anything to the contrary contained herein (other than the provisions of subsection 17.2(b)) or in any Security Document, the Documentation Agent shall (upon request of the Company, but without any notice to or vote or consent of any Lender) take action having the effect of releasing:

           (i) any collateral and/or guarantee obligations provided for in any Credit Document to the extent necessary to permit the consummation of any Net Proceeds Event or any asset dispositions permitted by subsection 14.6 by the Company or any of its

     Subsidiaries in accordance with the provisions of this Agreement and the Credit Documents; PROVIDED that the Net Proceeds of any Net Proceeds Events are applied in the manner contemplated by subsections 10.5 (if so required);

          (ii) all collateral and guarantee obligations provided for in the Credit Documents upon the termination of the Aggregate Commitment, payment in full of all Loans and Reimbursement Obligations owing hereunder and termination of all Domestic L/C Obligations and European L/C Obligations; and

         (iii) all collateral (but not any guarantee obligations) provided for in the Credit Documents on the date upon which the senior, unsecured, long-term debt of the Company receives a credit rating of BBB- or better from S&P and Baa3 or better from Moody's.

In furtherance of the foregoing, each Lender hereby authorizes and instructs the Documentation Agent to execute and deliver or file such termination and partial release statements and do such other things as the Company reasonably may request to evidence and effect any release contemplated hereby.

          (b) Notwithstanding the provisions of subsection 17.2(a), the Documentation Agent shall not be required to execute any release document which, in the Documentation Agent's opinion, would expose the Documentation Agent to liability or impose additional obligations upon the Documentation Agent.

          17.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the Documentation Agent and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

             The Company:       Hexcel Corporation
                                Two Stamford Plaza
                                281 Tresser Boulevard
                                Stamford, Connecticut  06901
                                Attention:  Treasurer
                                Fax:  203/358-3993

       Foreign Borrowers:       c/o Hexcel Corporation
                                Two Stamford Plaza
                                281 Tresser Boulevard
                                Stamford, Connecticut  06901
                                Attention:  Treasurer
                                Fax:  203/358-3993

 The Documentation Agent:       Citibank, N.A.
                                399 Park Avenue
                                New York, New York  10022
                                Attention: Jordan Schweon
                                Fax: 212/793-7460

The Administrative Agent:       Credit Suisse First Boston
                                11 Madison Avenue
                                New York, New York  10010
                                Attention: Karl Studer
                                Fax: 212-325-8326

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 5.2, 6.2, 7.2, 7.3, 8.2, 9.2, 10.3, 10.4 or 10.11(b) shall not be effective until received.

          17.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Documentation Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          17.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          17.6 PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the Documentation Agent for all its respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of the several counsel to the Administrative Agent and the Documentation Agent, (b) to pay or reimburse each Lender, the Documentation Agent and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of the several counsel to the Lenders, the Documentation Agent and the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Documentation Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify, and hold each Lender, the Documentation Agent and the Administrative Agent and their respective officers, directors, employees, agents, investment advisors which are under common institutional control with a Lender and trustees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and the other transactions contemplated hereby, or the use of the proceeds of the Loans and other extensions of credit hereunder and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental, Health or Safety Requirements of Law applicable to the operations of the Company, any of its Subsidiaries or any Property (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that (x) no Borrower shall be obligated hereunder to the Administrative Agent, the Documentation Agent or any Lender with respect to indemnified liabilities arising from the gross negligence, bad faith or willful misconduct of the Administrative Agent, the Documentation Agent or any such Lender (as the case may be), (y) neither of Composites-UK or Hexcel-Spain shall be liable for any indemnified liabilities to the extent such indemnified liabilities relate to or are associated with its own acquisition by the Company or any of its Subsidiaries and (z) none of the Foreign Borrowers shall have any obligation to the Administrative Agent, the Documentation Agent or any Lender hereunder with respect to indemnified liabilities relating to the Loans made to, or the Letters of Credit issued for the account of, any Borrower other than such Foreign Borrower. The agreements in this subsection 17.6 shall survive repayment of the Loans and all other amounts payable hereunder.

          17.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Documentation Agent, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement other than in accordance with the provisions of subsection 17.1.

          (b) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other extension of credit for all purposes under this Agreement and the other Credit Documents, and the relevant Borrowers, the Documentation Agent and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clause (ii) of the proviso to subsection 17.1 or, to the extent that such Lender would have the right to vote on any matter specified therein, clause (i) of such proviso. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 17.8(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 10.13,
10.14 and 10.15 with respect to its participation in the Commitments, Loans and other extensions of credit outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 10.14, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any Affiliate, Approved Fund or Subsidiary thereof which would reasonably be expected to be able to perform the obligations hereunder which have been assigned to it, (ii) with the consent of the Administrative Agent (which shall not be unreasonably withheld), to any Eligible Assignee or (iii) with the consent of the Administrative Agent and the Company (which, in each case, shall not be unreasonably withheld or delayed), to any additional bank or financial institution or other entity which is regularly engaged in making, purchasing or investing in loans (any assignee described in clause (i), (ii) or (iii), an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate or Subsidiary thereof, by the Administrative Agent and, to the extent required pursuant to clause (iii) above, by the Company) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Tranche A Loans, Tranche B Loans, Aggregate Revolving Credit Commitment and/or Aggregate European Loan Commitment being assigned (it being understood that assignments to an Assignee by one or more Tranche B Lenders which are Approved Funds with respect to each other shall be aggregated for purposes of this proviso and treated as if they were assigned by a single Lender to such Assignee) is not less than $5,000,000 or such lesser amount as may be agreed to by the Company (such agreement not to be unreasonably withheld) and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Tranche A Loans, Tranche B Loans or a Commitment (as the case may be) as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph
(c) and paragraph (e) of this subsection 17.7, the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the relevant Borrower, for any assignment which occurs at any time when any of the events described in Section 15(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of each Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
17.3 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans (other than the European Overdraft Loans, which the Administrative Agent shall have no obligation to record in the Register) owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate or Subsidiary thereof, the Administrative Agent and, when none of the events described in Section 15(f) shall have occurred and be continuing, the Company), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Company and (if not the Company) the relevant Borrower.

          (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates and Subsidiaries which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates and Subsidiaries prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 17.7 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING BANK") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank (but not more than one such SPC, unless the Company shall otherwise agree), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to subsection 2.2, 3.2, 4.2 or 7.2; PROVIDED that (i) nothing contained herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iii) the funding of such Loan by the SPC would not (at the time of such funding) reasonably be expected to subject any Borrower to any cost, expense or indemnity pursuant to subsection 10.12, 10.13, or 10.14 hereof which is in excess of the amount for which such Borrower would have been liable if such Loan had been funded by the relevant Granting Bank; and PROVIDED, FURTHER, that no SPC or Granting Bank shall be entitled to receive any greater amount pursuant to subsection 10.12, 10.13, or 10.14 than the Granting Bank wold have been entitled to received had the Granting Bank not otherwise granted such SPC the option to provide any Loan to the Borrowers. The making of a Loan by an SPC hereunder shall be deemed to utilize the Commitments of all Lenders to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent that, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof. Notwithstanding the foregoing, the Granting Bank unconditionally agrees to indemnify the Borrowers, the Administrative Agent, the Documentation Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against such Borrower, the Administrative Agent, the Documentation Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Bank. The Borrowers, the Administrative Agent, the Documentation Agent and the Lenders may, at their option, pursue remedies against any Granting Bank which arise out of any failure of its SPC to perform such SPC's obligations under this Agreement or any other Credit Document. Each Granting Bank shall serve as the administrative agent and attorney in fact for its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices and take all actions hereunder and the other Credit Documents to the extent, if any, such SPC shall have any rights hereunder or thereunder. To the extent a SPC shall have the right to receive or give any such notice or take any such action in writing, it shall be signed by its Granting Bank as administrative agent and attorney in fact for such SPC and need not be signed by such SPC on its own behalf. The Borrowers, the Administrative Agent, the Documentation Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same. Notwithstanding anything to the contrary contained herein, no SPC may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than via an assignment to its Granting Bank.

          17.8 ADJUSTMENTS; SET-OFF. (a) If any Lender (other than a Local European Lender)(a "BENEFITTED LENDER") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations, as the case may be, owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's similar Loans or Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold such Commitment; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the relevant Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          17.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          17.10 CERTAIN WAIVERS. (a) Each Lender hereby acknowledges that certain of the Foreign Pledge Agreements and related documentation (including, without limitation, amendments and/or releases of the Foreign Pledge Agreements under, and as defined in, the Existing Agreement) may not be executed and delivered prior to or on the Closing Date. Each Lender hereby waives compliance with the provision of Section 12 of this Agreement to the extent and only to the extent necessary to permit the Borrowers to borrow under this Agreement without the delivery of such Foreign Pledge Agreements and other documentation. The Company hereby covenants that it shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent all such Foreign Pledge Agreements and related documentation within 45 days following the Closing Date and that the failure to deliver any such Foreign Pledge Agreement or related documentation within such 45-day period shall constitute an Event of Default hereunder; PROVIDED that the Administrative Agent may (in its sole discretion) elect to extend such 45-day period by not more than an additional 45 days.

          (b) This Agreement shall be effective (other than with respect to Composites-France) notwithstanding the failure of Composites-France to execute this Agreement on the Closing Date. Upon receipt by the Administrative Agent from Composites-France of its executed counterpart to this Agreement, an opinion of foreign counsel to Composites-France, documents evidencing corporate authorization of Composites-France and other related documents required under Section 12 of this Agreement on or prior to December 31, 1998, this Agreement shall be effective with respect to Composites-France and Composites-France shall have all the rights and obligations of, and shall become, a Foreign Borrower and a Credit Party hereunder at such time.

          (c) The Company hereby agrees, and each Lender which is both a party to this Agreement and the Existing Agreement hereby agrees (in its capacity as a "Lender" under the Existing Agreement), that the Existing Agreement hereby is superseded by this Agreement, except that (i) the Company and its Subsidiaries shall remain obligated to pay any amounts owing thereunder and (ii) any provision of the Existing Agreement which is expressly stated therein to survive the termination thereof shall be deemed to be incorporated in this Agreement for the benefit of the Lenders under (and as defined in) the Existing Agreement.

          17.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17.12 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Administrative Agent, the Documentation Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Documentation Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          17.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          17.14 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and for its property to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York and any competent court of the jurisdiction of organization of such Borrower (a "LOCAL COURT"), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or local court or, to the extent permitted by law, in such Federal court and waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of such Borrower;

          (c) appoints United States Corporation Services Company (the "NEW YORK PROCESS AGENT"), with an office on the date hereof at 80 State Street, Albany, New York 12207, as its agent to receive on behalf of such Borrower and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor Process Agent shall accept such appointment in a writing prior to the termination for any reason of the appointment of the initial New York Process Agent);

          (d) agrees that, in any such action or proceeding in such New York State or Federal court sitting in The City of New York, such service may be made on such Borrower by delivering a copy of such process to such Borrower in care of the appropriate Process Agent at such Process Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Borrower (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid);

          (e) authorizes and directs such Process Agent to accept such service on its behalf.

          (f) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law (including, without limitation, by the mailing of copies of such process to such Borrower by certified or registered air mail at its address referred to in subsection
     17.3 or shall limit the right to sue in any other jurisdiction;

          (g) agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

          (h) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 17.14 any special, exemplary, punitive or consequential damages.

          17.15 ACKNOWLEDGEMENTS.  Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Administrative Agent, the Documentation Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent, the Documentation Agent and the Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

          17.16 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          17.17 CONFIDENTIALITY. Subject to subsection 17.7(f), the Administrative Agent, the Documentation Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices and in any event may make disclosure reasonably required by a bona fide offeree, assignee or participant in connection with the contemplated transfer or participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process or any applicable Requirement of Law, or to its accountants, lawyers and other advisors, and shall require any such offeree, assignee or participant to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 17.17. In no event shall the Administrative Agent, the Documentation Agent or any Lender be obligated or required to return any materials furnished by the Borrowers; PROVIDED, that each offeree shall be required to agree that if it does not become an assignee or participant it shall return all materials furnished to it by the Borrowers in connection herewith.

          17.18 JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. in New York, New York on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender, the Documentation Agent or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Documentation Agent or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, the Documentation Agent or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, the Documentation Agent or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Documentation Agent or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender, the Documentation Agent or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

          17.19 DELAYED FUNDING OF EUROPEAN REVOLVING LOANS. (a) The Borrowers hereby agree, and each Lender which is a party to this Agreement and to the Existing Agreement hereby agrees (in its capacity as a "Lender" under the Existing Agreement) that, from and after the Closing Date, (i) the Existing Agreement shall be superseded by this Agreement, (ii) the Borrowers shall have no further right to borrow thereunder, (iii) any provision of the Existing Agreement which is expressly stated therein to survive the termination of the Existing Agreement shall survive the Closing Date hereunder and (iv) any Default or Event of Default under (and as defined in) the Existing Agreement which occurs solely as a result of the transactions contemplated hereby and compliance with the terms, conditions and provisions of the Existing Agreement to the extent such terms, conditions and provisions would be breached as a result of the transactions contemplated hereby shall be deemed to be waived through and including the European Repayment Date.

          (b) The Borrowers hereby agree, and each Lender which is a party to this Agreement and to the Existing Agreement hereby agrees (in its capacity as a "Lender" under the Existing Agreement) that, notwithstanding anything to the contrary contained in this Agreement:

             (i) the Borrowers need not repay the European Revolving Loans under (and as defined in) the Existing Agreement (the "EXISTING EUROPEAN LOANS") until the fourth Business Day following the Closing Date (the "EUROPEAN REPAYMENT DATE"); and

            (ii) the Borrowers shall not be entitled to borrow European Revolving Loans hereunder until the later of (A) the European Repayment Date and (B) the date upon which all principal and interest owing on account of the Existing European Loans has been paid in full;

PROVIDED that (x) the restriction contained in clause (ii) above shall not impair the obligation of the Borrowers to pay facility fees pursuant to subsection 10.2(a)(ii) hereof on the Aggregate European Loan Commitment as if European Revolving Loans were available to the Borrowers (but undrawn) during such period and (y) the provisions of clause (i) above shall be effective only to the extent that the Borrowers have submitted Notices of Borrowing on or prior to the Closing Date which request sufficient European Revolving Loans under this Agreement to repay in full the principal of the Existing European Loans.

          (c) The parties hereto hereby agree that any credit support and collateral security granted pursuant to the Existing Agreement shall continue to secure and support the Existing European Loans until all principal and interest on account thereof has been paid in full. For purposes of the Security Documents delivered pursuant to this Agreement, the Existing European Loans and other amounts owing in respect thereof shall be deemed to be outstanding hereunder.

          (d) The parties hereto hereby agree that any failure by the Borrowers to have paid on or prior to the European Repayment Date all principal, interest and any other amounts which are then due and payable by the Borrowers under the Existing Agreement shall constitute an Event of Default hereunder.

          (e) The Company hereby represents and warrants that, as of the Closing Date, the aggregate outstanding principal amounts of Existing European Loans are as set forth below:

          ----------------------------------------------
          ----------------------------------------------
              Borrower                Principal Amount
          ---------------            -------------------
          Hexcel-France              FF 42,000,000
          Hexcel-UK                  Stg. 14,000,000
          Salver                     ItL 6,500,000,000
          Hexcel-Spain               Ptas. 1,255,000,000
          ----------------------------------------------
          ----------------------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  HEXCEL CORPORATION
                                  HEXCEL (U.K.) LIMITED
                                  HEXCEL COMPOSITES LIMITED
                                  HEXCEL S.A. (France)
                                  HEXCEL FABRICS S.A.
                                  HEXCEL COMPOSITES S.A. (Belgium)
                                  SALVER S.R.L.
                                  HEXCEL COMPOSITES GMBH (Austria)
                                  HEXCEL COMPOSITES S.A. (Spain)
                                  HEXCEL COMPOSITES GMBH  (Germany)


                                  By:/s/ S.C. Forsyth
                                     --------------------------------------
                                     Title: Attorney-In-Fact


                                  HEXCEL COMPOSITES S.A.

                                  By:
                                     --------------------------------------
                                     Title:

                                 CREDIT SUISSE FIRST BOSTON, as
                                   Administrative Agent and Arranger


                                 By: /s/ Richard B. Carey
                                     --------------------------------------
                                     Title: Director

                                 By: /s/ Julia P. Kingsbury
                                     --------------------------------------
                                     Title: Vice President


                                 CITIBANK, N.A., as Documentation Agent and
                                   as a Lender


                                 By: /s/ Willaim Clark
                                     --------------------------------------
                                     Title: Attorney-In-Fact

                                 By:
                                     --------------------------------------
                                     Title:


                                 CREDIT SUISSE FIRST BOSTON, as a Lender


                                 By: /s/ Karl M. Studer
                                     --------------------------------------
                                     Title: Director


                                 By: /s/ Richard B. Carey
                                     --------------------------------------
                                     Title: Director


                                 CREDIT SUISSE FIRST BOSTON,
                                   as a Local Lender


                                 By: /s/ Ian Piddock
                                     --------------------------------------
                                     Title: Director


                                 By: /s/ Jasmine Channer
                                     --------------------------------------
                                     Title: Associate

                                 CREDIT SUISSE FIRST BOSTON
                                   AKTIENGESELLSCHAFT, as a Local Lender


                                 By: /s/ Hans-Joachim Franke
                                     --------------------------------------
                                     Title: Director


                                 By: /s/ Manfred Sommer
                                     --------------------------------------
                                     Title: Vice President


                                 BALANCED HIGH-YIELD FUND II LTD.
                                 By:   BHF Bank Aktiengesellshaft, acting
                                           through its New York Branch, as
                                           attorney-in-fact


                                 By: /s/ Anthony Heyman
                                     --------------------------------------
                                     Title: Assistant Vice President

                                 By: /s/ Hans J. Scholz
                                     --------------------------------------
                                     Title: Assistant Vice President


                                 THE BANK OF NEW YORK


                                 By: /s/ Elizabeth T. Ying
                                     --------------------------------------
                                     Title: Vice President


                                 BANQUE NATIONALE DE PARIS


                                 By: /s/ P. Nicholas Rogers
                                     --------------------------------------
                                     Title: Senior Vice President

                                 By: /s/ Mark McElwain
                                     --------------------------------------
                                     Title: Assistant Vice President


                                 CHANCELLOR/TRITON CBO, LIMITED
                                 By:  INVESCO Senior Secured Management, Inc.
                                      as Collateral Manager


                                 By: /s/ Kathleen A. Lenarcic
                                     --------------------------------------
                                     Title: Authorized Signatory

                                 THE CHASE MANHATTAN BANK


                                 By: /s/ Robert T. Sacks
                                     --------------------------------------
                                     Title: Managing Director


                                 CREDIT AGRICOLE INDOSUEZ


                                 By: /s/ Craig Welch
                                     --------------------------------------
                                     Title: First Vice President

                                 By: /s/ John McCloskey
                                     --------------------------------------
                                     Title: Vice President


                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By: /s/ Olivier Perrain
                                     --------------------------------------
                                     Title: First Vice President


                                 CYPRESSTREE SENIOR FLOATING RATE FUND
                                 By:  CypressTree Investment Management
                                      Company, Inc. as Portfolio Manager


                                 By: /s/ Catherine C. McDermott
                                     --------------------------------------
                                     Title: Principal


                                 KZH CYPRESSTREE - 1 LLC


                                 By: /s/ Virginia Conway
                                     --------------------------------------
                                     Title: Authorized Agent


                                 CYPRESSTREE BOSTON PARTNERS


                                 By: /s/ Todd Dahlstrom
                                     --------------------------------------
                                     Title: Partner


                                 CYPRESSTREE INVESTMENT FUND, LLC
                                 By:  CypressTree Investment Management
                                      Company, Inc. its Managing Member

                                 By: /s/ Catherine C. McDermott
                                     --------------------------------------
                                     Title: Principal


                                 CYPRESSTREE INSTITUTIONAL FUND, LLC
                                 By:  CypressTree Investment Management
                                      Company, Inc. its Managing Member

                                 By: /s/ Catherine C. McDermott
                                     --------------------------------------
                                     Title: Principal

                                 DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH

                                 By: /s/ Joel Makowsky
                                     --------------------------------------
                                     Title: Vice President

                                 By: /s/ Andreas Neumeier
                                     --------------------------------------
                                     Title: Vice President


                                 ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG


                                 By: /s/ David Manheim      /s/ Rima Terradista
                                     ------------------------------------------
                                     Title: Assistant Vice       Vice President
                                            President


                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By: /s/ Juan J. Duarte
                                     --------------------------------------
                                     Title: Vice President


                                 FIRST UNION NATIONAL BANK


                                 By: /s/ David Silander
                                     --------------------------------------
                                     Title: Vice President


                                 GENERAL ELECTRIC CAPITAL CORPORATION


                                 By: /s/ Janet K. Williams
                                     --------------------------------------
                                     Title: Duly Authorized Signatory


                                 INDUSTRIAL BANK OF JAPAN LIMITED, NEW YORK
                                 BRANCH


                                 By: /s/ J. Kenneth Biegen
                                     --------------------------------------
                                     Title: Senior Vice President

                                 KEYBANK NATIONAL ASSOCIATION


                                 By: /s/ Richard A. Pohle
                                     --------------------------------------
                                     Title: Senior Vice President

                                 KZH ING - 2 LLC


                                 By: /s/ Virginia Conway
                                     --------------------------------------
                                     Title: Authorized Agent


                                 KZH ING - 3 LLC


                                 By: /s/ Virginia Conway
                                     --------------------------------------
                                     Title: Authorized Agent


                                 CIBC INC.


                                 By: /s/ Frank Fiorito
                                     --------------------------------------
                                     Title: Authorized Signatory


                                 KZH Soleil - 2 LLC


                                 By: /s/ Virginia Conway
                                     --------------------------------------
                                     Title: Authorized Agent


                                 KZH III LLC


                                 By: /s/ Virginia Conway
                                     --------------------------------------
                                     Title: Authorized Signatory


                                 MERITA BANK Plc


                                 By: /s/ Frank Maffei
                                     --------------------------------------
                                     Title: Vice President

                                 By: /s/ Paul Brooks
                                     --------------------------------------
                                     Title: Vice President


                                 DEBT STRATEGIES FUND II, INC.


                                 By: /s/ Colleen M. Cunniffe
                                     --------------------------------------
                                     Title: Authorized Signatory

                                 MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                 By: /s/ Colleen M. Cunniffe
                                     --------------------------------------
                                     Title: Authorized Signatory


                                 METROPOLITAN LIFE INSURANCE COMPANY


                                 By: /s/ Scott W. Isley
                                     --------------------------------------
                                     Title: Director


                                 ML CLO XIX STERLING (CAYMAN) LTD.
                                 By:  Sterling Asset Manager, L.L.C.,
                                      as its Investment Advisor


                                 By: /s/ Louis A. Pistecchia
                                     --------------------------------------
                                     Title: Executive Vice President


                                 MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST


                                 By: /s/ Peter Gewirtz
                                     --------------------------------------
                                     Title: Authorized Signatory


                                 SOCIETE GENERALE


                                 By: /s/ Georg L. Peters
                                     --------------------------------------
                                     Title: Vice President


                                 WACHOVIA BANK, N.A.


                                 By: /s/ James Barwis
                                     --------------------------------------
                                     Title: Vice President